Exhibit 4.15

Contract No:07-4471

CONTRACT

FOR THE PURCHASE OF

ALPHASAT SPACECRAFT

BETWEEN

INMARSAT GLOBAL LIMITED

AND ASTRIUM SAS

CONTRACT: INM-CO/07–4471

7 November 2007	Inmarsat / Astrium Proprietary & Confidential Information

Contract No:07-4471

7 November 2007	Inmarsat / Astrium Proprietary & Confidential Information

Contract No:07-4471

CONTRACT FOR PURCHASE OF ALPHASAT SPACECRAFT

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Contract No:07-4471

Annexes

A. Statement of Work

B. WITHHELD

C. WITHHELD

D. WITHHELD

E. Performance Algorithm

F. WITHHELD

G. Key Governmental Authorisations

H. Key Personnel

I. Key Subcontractors

J. WITHHELD

K. WITHHELD

L. WITHHELD

M. Technology Demonstration Payloads

N. WITHHELD

O. WITHHELD

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Contract No:07-4471

Preamble

This is a Contract dated **** between Astrium SAS (the “Contractor”), a Société par Actions Simplifiée with capitalisation of 16,587,728 Euros whose head office is located at 6, rue laurent pichat, 75216 Paris cedex 16, acting through its Astrium Satellites Business Unit at 31, rue des cosmonautes, 31402 Toulouse cedex 4 and registered in the trade and companies’ register of Paris under number 393 341 516, and Inmarsat Global Limited (“Inmarsat”), a limited liability company established under the laws of England and Wales, with its registered office at 99 City Road, London EC1Y 1AX, England.

Whereas the Contractor, in cooperation with Thales Alenia Space France, is developing a new generation of commercial spacecraft platforms for the European Space Agency (ESA) (as defined below) and the Centre National D’Etudes Spatiales (CNES), a French governmental organisation and is currently designing and manufacturing the first such platform under contract with ESA and CNES (the “Alphabus Contract”);

Whereas ESA wishes to qualify the first platform as part of a commercial mission and to take the opportunity to demonstrate related technology payloads (TDPs as defined below) developed by industry for ESA;

Whereas ESA requested tenders from European operators for candidate commercial missions to be embarked on the first platform and Inmarsat’s tender was selected for such purpose by ESA;

Whereas ESA has entered into a contract with Inmarsat (the “ESA Contract”) under which ESA will make the first platform available to Inmarsat, free issue the TDPs to Inmarsat and partly fund various activities and necessary adaptations to the first platform in return for Inmarsat partly funding other activities and adaptations, procuring launch services and operating the Spacecraft (as defined below) in orbit;

Whereas Inmarsat and the Contractor, having agreed the terms and conditions, now wish to enter into this contract under which the Contractor will design, develop, manufacture, test, integrate and prepare a Spacecraft for launch using the platform developed under the Alphabus Contract and incorporating the commercial mission and the TDPs, and Inmarsat shall procure the Spacecraft.

Article 1 Definitions

In construing this contract, the Annexes and Appendices, the following words and expressions shall have the meanings assigned to them as follows:

A.	“Alphabus” means the first 12-18 kW telecommunications satellite platform developed by the Contractor and Thales Alenia Space France under the Alphabus Contract.

B.	“Alphabus Contract” means the contract between ESA and CNES on the one hand and the Contractor and Thales Alenia Space France on the other for the design and manufacture of the first Alphabus, as described in the preamble.

C.	“Alphabus Ground Support Equipment” means that equipment identified as such in the Alphabus Deliverable Items List (DIL) reference ABU-RL-0-942-GPAP issue 4.

D.	“Alphasat Mass Review” means the review described in Section 5.2.5 of Annex A, entitled Statement of Work.

E.	“Ariane 5” means the Ariane launch vehicle as specified in Annex B, Technical Specifications and Operational Requirements.

F.	“Atlas 5” means the Atlas launch vehicle as specified in Annex B, Technical Specifications and Operational Requirements.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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G.	“Background Data” means Technical Data and Information generated prior to or apart from this Contract or any Subcontract but directly utilised in the execution of the Work performed under this Contract or any Subcontract and necessary for the use of any product actually delivered under this Contract.

H.	“Background Invention” means any invention, discovery, improvement, or innovation of more than a trifling or routine nature, whether or not patentable, generated prior to or apart from this Contract or any Subcontract but directly utilised in the execution of the Work performed under this Contract or any Subcontract and necessary for the use of any product actually delivered under this Contract.

I.	“CNES” means the Centre National D’Etudes Spatiales, a French governmental organisation set up to promote the involvement of French nationals in space activity.

J.	“Commercial Off the Shelf Software” means standard, “shrink wrap” or “click wrap” software generally available for purchase and which could have been purchased by Inmarsat at the time of the performance by the Contractor or any of its Subcontractors of that part of the Work for which the Contractor or such Subcontractor uses such software.

K.	“Contract” means this contract between Inmarsat and the Contractor for the procurement of the Work.

L.	“Contract Price” shall be as identified in Article 5, entitled Prices, and is inclusive of Performance Incentives.

M.	“Combined Mass” means the total mass of the Spacecraft (dry mass) and propellant load.

N.	“Deliverable Data” means any Technical Data and Information identified in Appendix 4 of Annex A hereto, entitled Statement of Work, as being deliverable by the Contractor under this Contract.

O.	“Effective Date of Contract” or “EDC” means the date set forth above.

P.	“ESA” means the European Space Agency, an intergovernmental organisation established by the Convention opened for signature in Paris on 30 May 1975.

Q.	“ESA Contract” shall mean the contract between Inmarsat and ESA of even date with this Contract and described in the fourth whereas in the preamble.

R.	“ESA Payment Streams” means those payments identified in the “ESA Payment to Astrium SAS” and “ESA Payment to Astrium Limited (Astrium Limited being a subcontractor of Astrium SAS)” columns in Table D1 of Annex D, Payment Plans, hereof.

S.	“Final Acceptance” shall be as defined in Article 9, entitled Final Acceptance.

T.	“Force Majeure” means an event, including but not limited to an act of God, unusually severe weather, earthquake, fire, flood, war, an act of any Government in its sovereign capacity (including the refusal, suspension, withdrawal, or non-renewal (other than due to a lack of due diligence, wrongful or negligent act or an omission of the Contractor) of import or export licences), a nuclear incident, terrorist acts, national strikes, or national freight embargoes which in every case is not reasonably foreseeable and is beyond the reasonable control and without the fault or negligence of the party affected.

U.	“Foreground Data” means any Technical Data and Information generated in the performance of the Work under this Contract or any Subcontract including Deliverable Data.

V.	“Foreground Invention” means any invention, discovery, improvement, or innovation of more than a trifling or routine nature, whether or not patentable, generated in the performance of the Work under this Contract or any Subcontract.

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W.	“Indemnitee” shall include Inmarsat, any subsequent owner or lessee of the Spacecraft, and the officers, employees, agents, or subsidiaries of any of them.

X.	“Inmarsat Payment Stream” means those payments identified in the “Inmarsat Payment to Astrium SAS” column in Tables D1, D2 and D3 of Annex D, Payment Plans, hereof.

Y.	“Inmarsat Purposes” means the use of Technical Data and Information in connection with the design, development, construction, establishment, operation and maintenance of equipment and components for use in connection with the Inmarsat Space Segment or any earth station which operates or will operate in conjunction therewith.

Z.	“Inmarsat Space Segment” means the Spacecraft and the tracking, telemetry, command, control, monitoring and related facilities and equipment owned or leased by Inmarsat and required to support the operation of the Spacecraft.

AA.	“Intentional Ignition” means, for the purposes of Ariane 5, the ignition for the purposes of Launch of the Vulcain engine of the Launch Vehicle that has been integrated with the Spacecraft and, for the purposes of Proton and Atlas 5, means the ignition of the first stage engine(s) of the Launch Vehicle that has been integrated with the Spacecraft. Intentional Ignition can be followed by either (i) Launch or (ii) Terminated Ignition.

BB.	“Key Subcontractors” means those Subcontractors identified in Annex I hereto, entitled Key Subcontractors.

CC.	“Launch” means Intentional Ignition followed by either (i) physical separation from the launch pad and the ground support equipment or (ii) total loss or destruction of the Spacecraft and/or the Launch Vehicle.

DD.	“Launch Capability of Proton” means the performance of the Proton Launch Vehicle as identified in Annex B, Section 3.5.3.1, hereof, Technical Specifications and Operational Requirements.

EE.	“Launch Readiness Review” means that review defined in Section 5.2.1 of Annex A, entitled Statement of Work.

FF.	“Launch Vehicle” means a launch vehicle designated by Inmarsat with respect to the Spacecraft pursuant to Sections 4.1 of Annex A or, as the context so requires, pursuant to Paragraphs D and E of Article 19 hereof, entitled Remedies for Late Delivery, or Paragraph G of Article 20 hereof, entitled Remedies for Exceeding Specified Mass.

GG.	“Major Spacecraft Damage” means destruction, loss or damage to the Spacecraft or Alphabus occurring on the Contractor’s premises or in transit, such that the Spacecraft cannot be delivered within four hundred and fifty five (455) days of the delivery date applicable prior to such destruction, loss or damage.

HH.	“Optional Spacecraft” means the option(s) to be exercised by Inmarsat to purchase up to four (4) additional spacecraft from the Contractor, each designated an Inmarsat I-XL spacecraft, as described in Article 32, entitled Options.

II.	“Orbital Life” is defined in Section 3.2 of Annex B entitled Technical Specifications and Operational Requirements.

JJ.	“PDR” means the preliminary design review.

KK.	“Performance Incentives” means that part of the Contract Price put at risk based on performance of the Spacecraft after Launch in accordance with Article 21 entitled Spacecraft Performance Incentives.

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LL.	“Pre-Shipment Review” means that review defined in Section 5.2 of Annex A, entitled Statement of Work.

MM.	“Proton” means the Proton launch vehicle as specified in Annex B, Technical Specifications and Operational Requirements.

NN.	“Reference Mass” means the launch capability of Proton as identified in Annex B, Section 3.5.3.1, Attachment A hereof, Technical Specifications and Operational Requirements.

OO.	“Satisfactory Operation” means that the available data demonstrates that the Spacecraft meets all of the requirements in Annex B, entitled Technical Specifications and Operational Requirements.

PP.	“Software” means those computer programmes listed in Annex A entitled Statement of Work, together with any documentation related thereto but excluding their Source Codes.

QQ.	“Source Code” means the computer programming code of the software in human readable form.

RR.	“Spacecraft” means all of the flight equipment and services necessary to meet the requirements in Annex B entitled Technical Specifications and Operational Requirements, including integration and compatibility with the Launch Vehicle but excludes the Optional Spacecraft.

SS.	“Subcontract” and “Subcontractor” means any subcontract or subcontractor of the Contractor of any tier under the Contractor. For the avoidance of doubt, the term “Subcontractor” also includes suppliers.

TT.	“Successful Injection” means injection into geosynchronous orbit such that there is no damage to the Spacecraft resulting from Launch Vehicle malfunction; at the time of separation from the Launch Vehicle, the elements of the orbit and the Spacecraft orientation are within the limits specified by the Launch Vehicle agency; and the station keeping parameters upon achieving geosynchronous orbit are within the limits specified in Annex B entitled Technical Specifications and Operational Requirements.

UU.	“TDP” means the technology demonstration payloads provided by ESA for accommodation on the Spacecraft as more fully described in Annex M entitled Technology Demonstration Payloads.

VV.	“TDP Dummies” means the dummy TDPs to be provided, if necessary, by ESA which may be flown in place of each of the TDPs, or singularly any one of them.

WW.	“Technical Data and Information” includes, but not by way of limitation, all documents, technical writings, sound recordings, computer programmes, pictorial reproductions, drawings, and other graphic representations and works of similar nature, and any other data necessary to enable the manufacture of any item or the practice of any process manufactured or practised pursuant to this Contract or the performance of any Work under this Contract or the use, repair or maintenance of any item delivered under this Contract, whether or not copyrighted, to the extent that the same are of the type customarily retained in the normal course of business. The term does not include financial reports, cost analyses, and other information incidental to contract administration.

XX.	“Terminated Ignition” means that point in time when, following Intentional Ignition, all the first stage engines of the Launch Vehicle are shut down, purposely or accidentally, prior to Launch and the launch pad is officially declared safe by the Launch Vehicle agency.

YY.	“VAT” means value added tax charged under or pursuant to the Value Added Tax Act 1994 in the United Kingdom, or its equivalent in force in territories outside the United Kingdom (as applicable).

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ZZ.	“Work” means all of the activities required to be performed by the Contractor pursuant to Annex A, entitled Statement of Work, including but not limited to the Spacecraft and all labour, services, acts, tests, items, materials, data, documentation, equipment and any and all other matters and things to be furnished hereunder and all rights to be transferred under this Contract but, for the avoidance of doubt, not Annex N entitled Optional Spacecraft.

Article 2 Scope of Work

The Contractor shall provide the Work including one (1) Spacecraft, in accordance with the terms and conditions of this Contract, including its Annexes, and shall provide Options for three (3) further spacecraft, as described in Article 32 hereof, entitled Options, to which the contractual terms set out in Annex N entitled Optional Spacecraft shall apply on exercise by Inmarsat.

Article 3 Contractor Deliverables

A.	The Work to be delivered by the Contractor, the delivery locations, and the mode of delivery are specified in Appendices 2 and of Annex A hereto, entitled Statement of Work.

B.	The documentation to be delivered by the Contractor is specified in Appendix 4 to Annex A hereto, entitled Statement of Work. All such documentation is to be delivered to the delivery locations specified in Appendices 2 and 4 of Annex A hereto, entitled Statement of Work, by electronic transmission, air mail, or surface mail, as directed by Inmarsat.

Article 4 Performance Schedule

All Work shall be performed in accordance with the Summary Programme Schedule referred to in Section 5.3 of Annex A hereto, entitled Statement of Work. Deliverables shall be delivered in accordance with the delivery times specified therefor in Appendices 2, 4 and 5 of Annex A.

Article 5 Prices

A.	The Contract Price for all Work is:

****

(****).

Such Contract Price is broken down as follows:

• ESA Payment Stream to Astrium SAS	****
• ESA Payment Stream to Astrium Limited	****
• (Astrium Limited being a subcontractor of Astrium SAS)
• Inmarsat Payment Stream to Astrium SAS	****

and is inclusive of all transportation and transport insurance, associated with import or export, and other charges related to delivery of items identified in Appendices 2, 4 and 5 of Annex A hereto, entitled Statement of Work, or associated with the use of any items identified in Section 2 of Annex A. It also includes all taxes, duties, and similar liabilities, EXCEPT as otherwise indicated in Paragraphs A, C and D of Article 6 hereof, entitled Taxes and Duties. The Contract Price is firm, fixed and not subject to adjustment due to changes in economic conditions, except for interest on Performance Incentives pursuant to Paragraph B.1 of

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Article 21, entitled Spacecraft Performance Incentives, and the prices for Optional Spacecraft which are fixed prices subject to adjustment in accordance with the formula identified in Annex N entitled Optional Spacecraft.

B.	The Contract Price referred to in Paragraph A of this Article includes generic compatibility with the Launch Vehicles as specified in Annex B entitled Technical Specifications and Operational Requirements. At the time Inmarsat designates one or more Launch Vehicles with respect to the Spacecraft pursuant to Section 4.3 of Annex A, the price for the Spacecraft will be adjusted in accordance with the provisions of Annex O, entitled Other Options.

C.	The Contract Price shall be payable partly by Inmarsat and partly by ESA in accordance with Article 7 hereof, entitled Payment Terms. Unless otherwise stated, all prices shall be specified and payable in the currencies stated. Payment shall be subject to Article 9 hereof, entitled Final Acceptance, and Article 21 hereof, entitled Spacecraft Performance Incentives.

Article 6 Taxes and Duties

A.	Subject to Paragraph B of this Article, Inmarsat shall pay any present or future UK or French VAT that becomes due by reason of a supply made to Inmarsat by the Contractor in the course of the performance of the Work. The prices referred to in Article 5 hereof, entitled Prices, are exclusive of such VAT.

B.	In cases where Inmarsat is exempt from VAT or the Taxes as defined in Paragraph D below or is capable of recovering such VAT or the Taxes, the Contractor shall take all necessary steps advised by Inmarsat in writing to facilitate such exemption by:

1.	using reasonable efforts to bring about the exemption before submitting the invoices to Inmarsat; and

2.	complying with all formalities necessary to enable Inmarsat to claim reimbursement with respect to VAT or the Taxes that have been paid.

For the purposes of the above, the Contractor shall comply with the reasonable instructions given to it by Inmarsat and provide in due time the information and documentary evidence that Inmarsat reasonably requires.

C.	With the EXCEPTION of those taxes specified in Paragraph A of this Article and subject to Paragraph D of this Article, the Contractor shall be responsible for, and shall hold Inmarsat harmless from, all taxes, duties, and similar liabilities that may arise under any present or future national, federal, state, or local laws, and which become due by reason of the performance of the Work under this Contract or any Subcontract, and shall comply with any requirements of such laws as may be necessary to effectuate this Contract.

D.	The prices referred to in Article 5 hereof, entitled Prices, exclude, in the Russian Federation (which includes Baikonur Cosmodrome whilst part of the Russian Federation), any present or future customs duties, additional taxes due on importation including any charges due for temporary importation of items, fees, import VAT, any value added taxes otherwise due and other similar taxes payable (by way of withholding or otherwise) (collectively “Taxes”). Should the Contractor be required to pay such Taxes due to the performance of the Work, it may include the amount of such Taxes on its next invoice to be sent to Inmarsat (together with such supporting details as Inmarsat may reasonably request) and Inmarsat shall bear the cost of such Taxes leaving the Contractor in the same economic position as if such payment and reimbursement had not been required. Notwithstanding the above, Inmarsat shall not in any circumstances be responsible for any present or future profit tax or income tax, road users’ tax and housing tax that may be payable by the Contractor in the Russian Federation by reason of the performance of Work under this Contract, subject to the Double Tax Treaty between the Russian Federation and France.

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Article 7 Payment Terms

A	Progress Payments

The prices referred to in Article 5 hereof, entitled Prices, shall be paid in accordance with Annex D hereto, entitled Payment Plan, and with the terms of this Article.

1.	The Contractor shall submit an invoice when the corresponding milestone event has been completed. Each invoice shall contain or be accompanied by a written certification from the Contractor that the milestone event has been completed.

2.	Each amount shall be paid within thirty (30) days after receipt of the invoice and certification, PROVIDED that, if Inmarsat determines that the requirements for such milestone event have not been fulfilled, and if Inmarsat gives the Contractor written notice of such non-fulfilment along with the reasons therefor within fifteen (15) days, the applicable payment shall not be made until within thirty (30) days after Inmarsat has determined that the requirements for such milestone event have been fulfilled.

3.	All invoices shall be marked for the attention of the responsible officer identified in Article 40 hereof, entitled Responsible Officers. Any taxes and duties shall be separately identified.

4.	The Contractor shall have no right to obtain partial payment for milestone events that are not completely fulfilled.

5.	If the Contractor fulfils any milestone event earlier than the time specified therefor in Annex D hereto, entitled Payment Plan, Inmarsat shall not be required to make the corresponding payment but may elect to do so if the programme schedule is enhanced by the early fulfilment of the milestone event.

6.	Nothing herein prohibits the Contractor from issuing invoices in respect of and being paid for milestone events fulfilled out of sequence with the payment plan identified in Annex D hereto, entitled Payment Plan.

7.	Inmarsat shall make the payments in the Inmarsat Payment Stream and shall procure that ESA shall make the payments in the ESA Payment Stream on behalf of Inmarsat.

B.	Other Payments By Either Party

With respect to any other amount payable under this Contract, the party entitled to payment shall make written demand therefore, or shall submit an invoice if so requested by the payor, after such entitlement becomes established, and the payor shall make payment within thirty (30) days after receipt of the written demand or invoice.

C.	Manner of Payment

Any payment shall be deemed to have been made when credit for the payable amount is established in the payee’s designated bank account, in the applicable currency specified for such payment in this Contract.

D.	Late Payment

Late payments by either party shall be subject to interest at the daily European Inter Bank Offered Rate for Euros (as published daily on page EURIBOR 3MD of Reuters) (EURIBOR) plus 2% calculated from the day following the due date until the date of actual payment.

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E.	Payment Offset

Inmarsat shall have the right to offset monies due to the Contractor under this Contract against sums due to Inmarsat under this Contract.

F.	Minor Non Conformances

Inmarsat shall not withhold its concurrence to the payment of a milestone payment for minor non conformances which the Contractor can demonstrate will have no or only a minor adverse effect on the performance of the item concerned. The Contractor shall correct such non conformances as soon as possible.

Article 8 Access to Work in Progress

A.	This Article shall be subject to applicable laws and regulations relating to disclosure and use of technical information and information to which Inmarsat has access under this Article and shall be subject to the provisions of Article 13 hereof, entitled Inmarsat’s Rights in Intellectual Property, and Article 37 hereof, entitled Confidentiality.

B.	The Contractor shall provide for review meetings with Inmarsat, and submit reports and documentation, in accordance with Annex A hereto, entitled Statement of Work. Any approvals granted by Inmarsat at a design review or any other review meetings, or with respect to any documentation, shall not relieve the Contractor from responsibility and shall be without prejudice to Inmarsat’s rights under this Contract in the event that any deliverable items do not satisfy the requirements of this Contract.

C.	Inmarsat shall have the right, at all reasonable times during the performance of this Contract, subject to reasonable notice of not less than forty eight (48) hours to the Contractor (which notice shall not apply to Inmarsat personnel and Inmarsat Consultants (as defined in Paragraph G of this Article where such personnel and Inmarsat Consultants are already based at the plants of the Contractor and its Subcontractors) and to any applicable security and health and safety regulations of the Contractor and its Subcontractors, to monitor the Work in progress at the plants of the Contractor and its Subcontractors or other relevant locations, including, but without limitation to:

1.	access to all design, development, and manufacturing activities, including development and engineering model testing; and

2.	in accordance with Annex J hereto, entitled Overall Test Plan, the right to witness all qualification, protoflight, and acceptance testing of all deliverable equipment, including development tests used for the purpose of demonstrating qualification.

D.	If Inmarsat determines at any time up to expiration of the warranty periods identified in Article 11 that any of the Work will not conform to the requirements of this Contract, Inmarsat shall promptly notify the Contractor in writing of the particulars, and the Contractor shall promptly make the necessary corrections at its own cost. The decision as to how to make the corrections shall be in the Contractor’s discretion, but shall require consultation with Inmarsat. If the Contractor fails to make such corrections promptly, and to Inmarsat’s satisfaction, the remedies in Paragraph C of Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach, shall apply. Nothing in this Paragraph shall relieve the Contractor from its obligation to comply with the delivery schedule referred to in Article 4 hereof, entitled Performance Schedule. Moreover, any failure of Inmarsat to detect deficiencies while monitoring and inspecting Work in progress shall be without prejudice to Inmarsat’s right to notify the Contractor of such deficiencies pursuant to Article 9 hereof, entitled Final Acceptance.

E.	During the period of performance of the Work, all documentation and data relating thereto shall, upon Inmarsat’s request and at Inmarsat’s election, be made available for inspection

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and copying at the plants of the Contractor and its Subcontractors, or be provided to Inmarsat. With respect to any such documentation and data other than Deliverable Data, the reasonable costs of copying or delivery shall be reimbursed by Inmarsat. For a period of three (3) years after termination or expiration of this Contract, to the extent that such documentation and data is of a type normally retained by the Contractor and its Subcontractors, it shall continue to be available under the same terms and conditions.

F.	The provisions of this Article shall also apply to the design, manufacturing, and test history of other programmes in the heritage of the Spacecraft, EXCEPT to the extent that any of these provisions would violate contracts between the Contractor or its Subcontractors and the customers of such other programmes.

G.	Subject to reasonable arrangements to ensure confidential treatment of proprietary information and to the provision below, the same rights of access granted to Inmarsat in this Article shall be granted to any technical consultants working for Inmarsat in connection with this Contract or projects related to the Work, and to the technical consultants of any entities providing, or working with Inmarsat to obtain, insurance or external financing of the Spacecraft or associated Launch services (“Inmarsat Consultants”).

H.	Inmarsat shall submit to the Contractor the individual names of any proposed Inmarsat Consultants who require access to any premises and/or to any of the Contractor’s or its Subcontractors’ proprietary information and the Contractor shall have the right to approve such access for such Consultants. The Contractor shall approve or disapprove of any such individual names submitted by Inmarsat for such access within two (2) days of Inmarsat’s submission. Such approval shall not be unreasonably withheld by the Contractor unless such Consultants are employed or are contracted to provide services to another spacecraft manufacturer. In the event the Contractor disapproves of a proposed Inmarsat Consultant, the Contractor shall as soon as practicable provide Inmarsat with an oral or written explanation.

I.	The Contractor will pass through to its Key Subcontractors the provisions of this Article. Where practical such provisions shall be passed through in the same form but the Contractor may vary the wording of the same provided that Inmarsat’s rights are fully secured thereby.

J.	The Contractor will use all reasonable efforts to pass through to Subcontractors other than the Key Subcontractors the provisions of this Article. In any case where the Contractor is unable to pass through the provisions of this Article to a Subcontractor other than a Key Subcontractor, Inmarsat’s rights of access shall be no less than the Contractor’s rights.

Article 9 Final Acceptance

A.	All Work (other than Source Codes) shall be subject to Final Acceptance by Inmarsat, which for the Spacecraft shall be accomplished in the Launch Readiness Review referred to in Section 5.2.1 of Annex A hereto, entitled Statement of Work, EXCEPT as otherwise provided in Article 33 hereof, entitled Option to Store Spacecraft and for non-Spacecraft items shall be accomplished in accordance with the requirements given in Appendix 3 of Annex A hereto entitled Statement of Work.

B.	Final Acceptance for the Spacecraft shall be evidenced by issuance by Inmarsat of a certificate of Final Acceptance, which shall be provided to the Contractor by Inmarsat promptly following successful completion of such Launch Readiness Review.

C.	The Contractor’s right to retain any payments made pursuant to Paragraph A of Article 7 hereof, entitled Payment Terms, shall be conditional upon Final Acceptance of the Spacecraft. Such payment shall not be construed as acceptance of any part of the Work, UNLESS the milestone event to which the payment corresponds is so defined. If the Spacecraft is not finally accepted, the payments made by Inmarsat under this Contract shall be subject to refund to the extent such refund is provided for in other Articles of this Contract.

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D.	If Inmarsat determines, at any time up to expiration of the warranty periods identified in Article 11, that any deliverables do not conform to the requirements of this Contract, Inmarsat shall promptly notify the Contractor in writing of the particulars, and the Contractor shall promptly make the necessary corrections at its own cost. The decision as to how to make the corrections shall be in the Contractor’s discretion, but shall require consultation with Inmarsat. If the Contractor fails to make such corrections promptly, and to Inmarsat’s satisfaction, the remedies in Paragraph C of Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach, shall apply. In the event that Inmarsat does not notify the Contractor of any non conformances with respect to the requirements of the Contract in respect of deliverables other than the Spacecraft or other deliverables for which there is a Final Acceptance Review as defined in Section 7.4.5 of Annex A, within thirty (30) days of delivery in accordance with Article 19, such deliverables shall be deemed finally accepted at the end of such period.

Article 10 Title and Assumption of Risk

A.	With respect to all deliverable equipment other than Alphabus, the TDPs and Software (but including the media containing the Software) identified in Annex A hereto, entitled Statement of Work, the Contractor warrants to Inmarsat that it will deliver good title, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of or connected with the performance of the Work.

B.	Title in the Spacecraft (excluding Alphabus and the TDPs) shall pass to Inmarsat at Intentional Ignition, PROVIDED that, if the Spacecraft is placed in storage pursuant to Paragraph D of Article 19 hereof, entitled Remedies for Late Delivery, title in the Spacecraft (excluding Alphabus and the TDPs) shall pass in accordance with Annex O hereof, entitled Other Options. Title in Alphabus and the TDPs shall remain with ESA until it passes to Inmarsat in accordance with the ESA Contract.

C.	Risk of loss of or damage to the Spacecraft (including Alphabus and the TDPs) shall pass to Inmarsat at Intentional Ignition, PROVIDED that, if the Spacecraft is placed in storage pursuant to Paragraph D of Article 19 hereof, entitled Remedies for Late Delivery, risk of loss of or damage to the Spacecraft including Alphabus and the TDPs and the Alphabus Ground Support Equipment shall pass in accordance with Annex O hereof, entitled Other Options. In the event of a Terminated Ignition, risk of loss of or damage to the Spacecraft (including Alphabus and the TDPs) shall revert back to the Contractor from Inmarsat and thereafter shall again pass from the Contractor to Inmarsat at the time of a subsequent Intentional Ignition.

D.	Title (other than in Software but including the media containing the Software) and risk of loss of or damage to any deliverable equipment other than the Spacecraft and Alphabus shall pass to Inmarsat upon Final Acceptance in accordance with Article 9, entitled Final Acceptance.

E.	The risk of loss of or damage to any equipment delivered by Inmarsat to the Contractor shall remain with the Contractor at all times until returned to Inmarsat.

F.	Title to Deliverable Data and any other Foreground Data delivered to Inmarsat shall pass to Inmarsat at the time of delivery.

G.	In respect of Software, the Contractor shall grant the rights identified in Paragraphs G and J of Article 13, entitled Inmarsat’s Rights in Intellectual Property.

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H.	The Contractor warrants that it has in place and will at all times maintain, from the Effective Date of this Contract to Intentional Ignition, insurance against all risks of loss or damage against all risks of loss or damage to the Work, Alphabus and the TDPs and the Alphabus Ground Support Equipment, and to all components purchased for and intended to be integrated into the Work.

I.	The Contractor shall insure Alphabus, Alphabus Ground Support Equipment and the TDPs in an amount not less than the following:

Alphabus:	****
Alphabus Ground Support Equipment:	****
TDP 1:	****
TDP 5:	****
TDP 6:	****

J.	Inmarsat shall procure that the Contractor and its Subcontractors, directors, officers, employees, and agents, to the extent that they are involved in activities at the launch site, are added as additional insureds on the third party legal liability insurance taken out by the Launch Vehicle contractor.

K.	In the event Inmarsat procures launch insurance, it shall, to the extent commercially achievable, endorse the policy with a waiver of subrogation in favour of the Contractor and its affiliates and Subcontractors and its and their directors, officers and employees.

Article 11 Warranty

A.	Notwithstanding any prior inspection or acceptance by Inmarsat, the Contractor provides the following warranty with respect to all equipment and services specified in Article 3 hereof, entitled Contractor Deliverables, except for Source Codes for which no warranty is given:

1.	All equipment shall be free from any defects in design, materials or workmanship unless waived in writing by Inmarsat in accordance with Paragraph L of Article 31, entitled Changes and, UNLESS otherwise agreed in writing by Inmarsat, shall not have been previously used or refurbished (which agreement is hereby given in respect of Alphabus).

2.	All services shall be performed in a skilful and workmanlike manner consistent with the generally accepted custom and practice in the industry.

3.	All equipment and services shall conform to the requirements specified in this Contract, including its Annexes.

B.	This warranty in relation to the Spacecraft shall commence at the time of Final Acceptance pursuant to Article 9 hereof, entitled Final Acceptance, and shall run for **** thereafter, or until the Spacecraft is Launched whichever occurs first. Such warranty shall not include loss and/or damage to the Spacecraft caused by a Terminated Ignition.

If the Spacecraft is placed in storage pursuant to Paragraph D of Article 19 hereof, entitled Remedies for Late Delivery, or where the Combined Mass has been exceeded as provided for in Paragraph D of Article 20 hereof, entitled Remedies for Exceeding Specified Mass, the warranty shall run in accordance with Annex O hereof, entitled Other Options. If, notwithstanding the above, this warranty in relation to the Spacecraft expires prior to Launch of the Spacecraft, Inmarsat may extend the warranty in accordance with Annex O hereof, entitled Other Options.

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The warranty for all deliverable equipment and Software, other than the Spacecraft, shall commence at the time of their Final Acceptance for a duration of **** except that the warranty for the Payload Control System (PCS) Software shall extend until **** following successful completion of the PCS-to-Satellite Compatibility Test.

The warranty for services shall commence upon their completion for a duration of ****

C.	In the event of defective or non-conforming equipment or services within the above warranty periods, Inmarsat may require the Contractor in writing to correct or replace the defective or non-conforming item at the Contractor’s expense. The decision whether the nonconforming item is to be corrected or replaced, and how to make any corrections, shall be in the Contractor’s discretion, but shall require consultation with Inmarsat. If the Contractor does not correct or replace the item promptly after written notification from Inmarsat, or if the Contractor fails to do so to Inmarsat’s reasonable satisfaction, the remedies in Paragraph C of Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach, shall apply. In the event that Inmarsat exercises its rights pursuant to this Paragraph, it shall make its maintenance, storage and operational records in relation to any non Spacecraft item available to the Contractor.

D.	With respect to any defective item that is corrected or replaced, the warranty period specified in Paragraph B of this Article shall be a cumulative period, including the period prior to correction or replacement and the period thereafter.

E.	The Contractor shall not be responsible for any defects or non-conformances in items caused by the failure of Inmarsat to operate, maintain or store such items (or part thereof) in accordance with the Contractor’s manuals provided that such manuals do not conflict with the contractual requirements in respect of such items, or which arise due to modifications or alterations to such items by or on behalf of Inmarsat or by a third party without the Contractor’s prior written authorisation.

F.	Nothing in this Article shall be construed as requiring the Contractor to remedy any defect or non conformance which has only a minor effect on the performance or functionality of the Spacecraft or other items to be delivered hereunder.

G.	THE WARRANTIES IN THIS ARTICLE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AT LAW (INCLUDING STATUTE) OR IN EQUITY. ALL OTHER WARRANTIES, CONDITIONS AND OTHER TERMS IMPLIED BY STATUTE OR COMMON LAW ARE, TO THE FULLEST EXTENT PERMITTED BY LAW, EXCLUDED.

Article 12 ESA Access and IPR Rights and Delivery of TDPs by ESA

A.	Inmarsat shall procure the delivery of the TDPs, or corresponding TDP Dummy or TDP Dummies, to the Contractor in accordance with Annex M. Should such TDPs a) fail to meet the interface, mass and volume requirements identified in Annex M hereto, entitled Technology Demonstration Payloads or b) in the event that Inmarsat fails, or demonstrably will fail, to deliver the TDPs or TDP Dummies by the date(s) identified in Annex M, other than and to the extent such failures are caused by the Contractor, then such failures shall be treated as a change in accordance with Article 31 entitled Changes.

Inmarsat shall procure that ESA grants the Contractor the necessary rights of use in IPR to carry out the activities it is required to perform under Annex M.

B.	The Contractor agrees to grant to ESA the rights set out in the following paragraphs of this Article.

C.	Subject to reasonable arrangements to ensure confidential treatment of proprietary information and to the provisions of Paragraph D of this Article, the Contractor shall grant or

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procure the grant of the same rights of access granted to Inmarsat in Article 8 hereof, entitled Access to Work in Progress shall be granted to employees of ESA and any technical consultants working for ESA in connection with Alphasat or the TDPs (“ESA Consultants”).

D.	Inmarsat shall procure that ESA shall submit to the Contractor the individual names of any proposed ESA employees or ESA Consultants who require access to any premises and/or to any of the Contractor’s or its Subcontractors’ proprietary information and the Contractor shall have the right to approve such access for ESA and any ESA Consultants. The Contractor shall approve or disapprove of any such individual names submitted by ESA for such access within two (2) days of ESA’s submission. Such approval shall not be unreasonably withheld by the Contractor unless an ESA Consultant is employed or contracted to provide services to another spacecraft manufacturer.

E.	The Contractor shall pass through to its Key Subcontractors the provisions of Paragraphs C and D of this Article. Where practical such provisions shall be passed through in the same form but the Contractor may vary the wording of the same provided that ESA’s rights of access are fully secured thereby.

F.	The Contractor shall pass through to its Subcontractors other than its Key Subcontractors the provisions of this Article. In any case where the Contractor is unable to pass through the provisions of this Article to a Subcontractor other than a Key Subcontractor, ESA’s rights of access shall be no less than the Contractor’s rights.

G.	The Contractor shall grant to ESA an irrevocable, non-exclusive, royalty-free right to use:

1.	the Contractor’s Intellectual Property Rights arising from Work performed under this Contract for activities and programmes undertaken by ESA in the field of space research and technology and space applications in accordance with Article V 1 (a) and (b) of the 2005 edition of the European Space Agency Convention (ESA SP-1300); and

2.	the Contractor’s Background Intellectual Property Rights for the purposes of the ESA Contract.

H.	The Contractor agrees to indemnify ESA from and against all claims, proceedings, damages, costs and expenses arising from the infringement of the Intellectual Property Rights of third parties as a result of the use by ESA of the Contractor’s Intellectual Property Rights and the Contractor’s Background Intellectual Property Rights.

Inmarsat shall procure that ESA (i) shall notify Inmarsat in writing without delay of any written claim or notice it has received arising from the infringement of the Intellectual Property Rights of a third party as a result of the use by ESA of the Contractor’s Intellectual Property Rights and the Contractor’s Background Intellectual Property Rights which written notice Inmarsat shall forward to the Contractor without delay, and (ii) shall makes no admission or otherwise compromise the Contractor’s defence to any claim or proceedings and give the Contractor full and sole control of the conduct of such claim or proceedings, at the sole cost of the Contractor, and furnish to the Contractor all reasonable information, evidence and assistance as the Contractor may reasonably request in connection with such claim or proceedings.

I.	ESA Indemnity for the Use of TDPs and TDP Dummies

Inmarsat shall procure that ESA shall indemnify the Contractor from and against all claims, proceedings, damages, costs and expenses arising from the infringement of Intellectual Property Rights of third parties with respect to the use or operation of the TDPs and TDP Dummies which may be made, or brought against the Contractor or to which the Contractor may be put by reason of such infringement or alleged infringement.

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In the event that the Contractor has received any written claim or notice of infringement of Intellectual Property Rights of third parties connected with the use or operation of any TDP or TDP Dummy or becomes aware of a matter which may give rise to such a claim the Contractor shall notify Inmarsat of such fact without delay. The Contractor shall make no admission or otherwise compromise ESA’s defence to any claim or proceedings and shall give ESA full and sole control of the conduct of such claim or proceedings, at the sole cost of ESA, and furnish to ESA all reasonable information, evidence and assistance as ESA may reasonably request in connection with such claim or proceedings.

Inmarsat represents and undertakes that the terms of the ESA Contract permit the Contractor to take the benefit of the above indemnity.

J.	For the purposes of Paragraph G, H and I of this Article 12, “Intellectual Property Rights” and “Background Intellectual Property Rights” shall have the meanings set out in General Clauses and Conditions of ESA Contracts ref. ESA/C/290, revision 6 (Part II; Option B).

K.	For the purposes of Paragraphs G and H of this Article 12, while the Contractor shall procure that its Subcontractors shall grant to the Contractor such rights as will enable the Contractor to grant to ESA the same rights in relation to its Subcontractor’s Intellectual Property Rights and its Subcontractor’s Background Intellectual Property Rights as granted by the Contractor in relation to the Contractor’s Intellectual Property Rights and Background Intellectual Property Rights in Paragraph G, the Contractor shall not be obliged to obtain indemnification for the benefit of ESA from its Subcontractors in the same terms as Paragraph H and the Contractor shall itself provide such indemnification to ESA in accordance with Paragraph H, whether or not it has obtained like indemnification from its Subcontractors.

For the avoidance of doubt, if the Contractor does not obtain the aforesaid indemnification from its Subcontractors then this shall not constitute a breach of this Article 12, and ESA shall have no right to seek such indemnification direct from Subcontractors, and ESA’s exception to Article 34 shall not apply to this extent.

In this Paragraph K, where reference is made to “Subcontractors”, such term includes (a) all present Subcontractors and (b) all future Subcontractors to the extent such rights can be obtained by the Contractor using all commercially practical efforts to achieve the same.

Article 13 Inmarsat’s Rights in Intellectual Property

A.	Except for Commercial Off the Shelf Software (which shall be governed by the provisions of Paragraph G below, the parties agree that the Contractor shall grant to Inmarsat the worldwide, irrevocable, non-exclusive, royalty-free right to use and to sub-licence others to use for Inmarsat Purposes any Foreground Data or Foreground Invention. Any sub-licence granted by Inmarsat shall be non-exclusive and shall not include the right for the sub-licensee to grant further sub-licences.

B.	The Contractor shall, on written request, upon completion of the Work to be performed under this Contract, identify to Inmarsat any Foreground Data or Foreground Inventions and such other details as Inmarsat may reasonably request in writing.

C.

Subject to the remainder of this Article, the Contractor shall have the right to file patent applications in respect of any Foreground Invention. If the Contractor does not wish to patent any Foreground Invention in any jurisdiction or wishes to discontinue prosecution of any patent application in such jurisdiction, then it shall so notify Inmarsat in writing. Inmarsat shall then have the right to file a patent application or, as appropriate, prosecute any existing patent application, in which case, the Contractor shall assign to Inmarsat the entire right, title and interest in the Foreground Invention or patent application for such jurisdiction. Each of the Contractor and Inmarsat shall ensure that it takes no action which would adversely affect

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the patentability of any Foreground Invention. Should Inmarsat obtain a patent on any Foreground Invention, then the Contractor shall be granted the irrevocable, worldwide, royalty-free, non-exclusive right to use and sub-licence others to use the same.

D.	To the extent that the Contractor has or has been granted such right or subsequently is granted such right, Inmarsat and any subsequent owner, lessee or any third party to whom deliverable equipment (including the Spacecraft) is disposed of shall have the royalty-free, non-exclusive right to use, or have third parties who are not competing spacecraft manufacturers (provided always that such restriction shall not apply if and to the extent that Inmarsat has elected to have all or part of the Work completed by a third party under the provisions of Paragraphs A.3 and C.1 of Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach) use on their behalf, Background Data and Background Inventions solely for the purpose of either having the Work completed under the provisions of Paragraphs A.3 and C.1 of Article 24 hereof or operating and otherwise providing services through the Spacecraft or operating, repairing or maintaining deliverable equipment other than the Spacecraft. The Contractor shall use all reasonable efforts to obtain such rights and shall promptly notify Inmarsat of any failure to obtain the same.

E.	Inmarsat shall have the right to copy and use Foreground Data for Inmarsat Purposes subject to the provisions of Paragraphs A and D of this Article.

F.	The Contractor shall do all acts and things or execute any documents as may be reasonably required by Inmarsat to vest or perfect the rights granted hereunder.

G.	In respect of Software, the Contractor hereby grants to Inmarsat, subject to the provisions of Paragraph H of this Article, the world-wide, irrevocable, non-exclusive, royalty-free right to use and to sub-licence others to use for Inmarsat Purposes. Any sub-licence granted by Inmarsat shall be non-exclusive and shall not include the right for the sub-licensee to grant further sub-licences.

“Use” (or to “use”) in relation to Software means copying it from a store unit or medium into equipment, running or processing it, operating upon it, all of the aforementioned either alone or with other programmes, and producing copies including, where appropriate, in eye-readable form.

H.	Insofar as the Software contains Commercial Off the Shelf Software, then the Contract Price provides for the use of the number of copies specified in Appendices 3 and 4 of Annex A, entitled Statement of Work. Should Inmarsat require additional copies it shall either itself procure the necessary rights or alternatively request the Contractor to procure such rights at Inmarsat’s cost.

Such Commercial Off the Shelf Software shall be provided to Inmarsat in accordance with the particular third party’s usual software licence agreement, which agreement(s) will be provided to Inmarsat upon installation of said software and will in any event grant to Inmarsat the right and licence to use such software for this Contract but with no right of sub-licence. Inmarsat agrees to use such Software only in accordance with the provisions of such software licence agreement.

I.	Subject to Paragraph H above, nothing herein shall be construed as limiting any rights of Inmarsat or obligations of the Contractor under the Contract, including specifically the right of Inmarsat without payment of additional compensation to use, have used, deliver, lease, sell or otherwise dispose of, any item or part thereof required to be delivered by the Contractor.

J.

The Contractor has agreed to deliver certain Source Codes as listed in Annex A Appendices 2 and 3 into an escrow account. The parties shall enter into a software escrow agreement with an independent escrow agent agreed by the parties on such escrow agent’s standard terms and at Inmarsat’s cost. The Source Codes identified above shall be deposited under

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that software escrow agreement promptly following Final Acceptance of the deliverable item(s) containing such Source Codes. The software escrow agreement shall provide, inter alia, that the Source Code shall be unconditionally released to Inmarsat with an irrevocable, royalty free, worldwide right to use the same a) in the event the Contractor is declared insolvent or bankrupt by a court of competent jurisdiction, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or an administrative receiver, or makes an assignment for the benefit of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations or b) otherwise refuses to maintain the software or maintain it in accordance with the normal commercial practice between the parties and at fair and reasonable prices, and has failed to cure same thirty (30) days after written notice from Inmarsat. In the event of a dispute in respect of to such maintenance, the parties agree to submit the dispute to a non binding expert jointly agreed by the parties, and shall jointly pay the costs of such expert up to ****.

K.	If Inmarsat becomes aware that any third party to whom it has granted a licence or sub-licence pursuant to Paragraphs A, C and F above has breached the terms and conditions of the licences or sub-licences granted by Inmarsat, Inmarsat shall report such breach to the Contractor and take such actions as the Contractor may reasonably require to mitigate or eliminate such breach.

L.	Without prejudice to the Contractor’s rights under Article 35, Paragraph B, if Inmarsat breaches the terms of the licences or sub-licences granted to it pursuant to this Article, the Contractor’s remedies shall be limited to an amount of damages equivalent to a fair and reasonable licence fee for the scope of use in excess of that permitted by this Article subject to an aggregate maximum ****.

Article 14 Industrial and Intellectual Property Rights Indemnity

A.	This Article shall apply with respect to all claims that the manufacture, sale, lease, or use of the Spacecraft or any other item delivered pursuant to this Contract or used in the performance of the Work infringes any industrial or intellectual property right, including, but without limitation to, patents, trade marks, registered designs, and copyrights, or breaches any confidence, including trade secrets, except where such infringement arises from use or combination with any other item or to the extent the Spacecraft or item delivered under the Contract is modified following Final Acceptance by an entity other than Contractor or its Subcontractors, when and to the extent the infringement would not have occurred but for such combination, use or modification.

B.	The Contractor shall resist and defend or settle, at its own expense, any claims against any Indemnitee (which for the purposes of this Article shall include Inmarsat’s ultimate holding company and wholly owned subsidiaries thereof) and shall pay any royalties and other costs required by the settlement of such claims, and any damages and costs awarded and due and payable as a result of any legal action based on such claims, PROVIDED that such Indemnitee gives the Contractor prompt notice of such claims, all necessary authority to defend or settle the claims on their behalf, and, at the request of the Contractor and at the Contractor’s cost, reasonable co-operation and assistance and such relevant information as is available to them. The Indemnitee shall not by any act (including any admission or acknowledgement or omission) prejudice such defence.

C.	In the event that, as a result of any such claim, the manufacture or delivery of the Spacecraft or item is enjoined, or the sale, lease, or use thereof is enjoined after delivery, the Contractor shall do the following, in the order stated:

1.	Use all reasonable efforts (including but not limited to the payment of any necessary licence fees) to negotiate a licence or other agreement with the plaintiff to resolve the alleged infringement.

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2.	Subject to the technical approval of Inmarsat and any other Indemnitee directly affected by the injunction, modify the Spacecraft (unless such modifications cannot be carried out by virtue of the Spacecraft having been Launched) or item, by substitution of a non-infringing subsystem or component or otherwise, so that the Spacecraft or item will no longer be subject to the injunction, PROVIDED that this Article shall thereafter apply to the modified Spacecraft or item.

3.	In the event that neither of the foregoing alternatives is suitably accomplished by the Contractor, the Contractor shall be liable to the Indemnitee(s) directly affected by the injunction, for direct damages suffered and costs reasonably incurred as a result of inability to use the Spacecraft or item.

D.	No infringement claims shall excuse the Contractor from the consequences of Article 19 hereof, entitled Remedies for Late Delivery. Any injunction after delivery restricting use of the delivered Spacecraft shall be treated as a Spacecraft deficiency for the purpose of Article 21 hereof, entitled Spacecraft Performance Incentives.

The Contractor’s obligations under this Article shall extend to all infringement claims arising during the in orbit lifetime of the Spacecraft.

Article 15 Loss and Damage Indemnity

A.	The following indemnities shall apply with respect to any loss of or damage to property, or personal injury or death, to the extent caused by any act or omission for which the Contractor, or its Subcontractors, or the employees or agents of any of them are legally liable, in the performance of the Work, EXCEPT as otherwise provided in Article 16 hereof, entitled Disclaimer of Liability at Launch Site, and PROVIDED that the Contractor shall have no obligation to provide indemnification from liabilities caused by the Spacecraft after Launch or other items deliverable under this Contract after Final Acceptance-:

1.	In the case of loss or damage, or injury or death, suffered by an Indemnitee, the causes of action and remedies shall be determined in accordance with the tort law or other applicable law in the relevant jurisdiction, EXCEPT that, in addition, the Contractor shall be responsible as indemnitor for the consequences of acts or omissions of its Subcontractors for which they are legally liable.

2.	In the case of loss or damage, or injury or death, suffered by third parties, including employees of the Contractor or its Subcontractors, the Contractor shall, at its own expense, defend any claims brought against any of the Indemnitees, and shall pay all damages and costs associated with settlements or awards in connection therewith, PROVIDED that the Indemnitees give the Contractor prompt notice of such claims, appropriate authority to defend the claims on their behalf, and, at the request of the Contractor, reasonable co-operation and assistance and such relevant information as is available to them. The Indemnitee shall not by any act (including any admission or acknowledgement or omission) prejudice such defence.

B.	Inmarsat shall have a reciprocal obligation, subject to the same exceptions and provisos applied mutatis mutandis, to indemnify the Contractor, its Subcontractors, and the officers, employees, agents, or subsidiaries of any of them, with respect to loss of or damage to property, or personal injury or death, to the extent caused by any act or omission for which Inmarsat, its other contractors, or the employees or agents of any of them are legally liable, in connection with the Work.

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C.	Without prejudice to Inmarsat’s rights under Article 11, entitled Warranty, Article 14, entitled Industrial and Intellectual Property Rights Indemnity, and Article 21, entitled Spacecraft Performance Incentives, Inmarsat shall indemnify and hold the Contractor, and its officers, employees, or agents harmless from and against any loss, damage, liability, or expenses (including reasonable legal fees) resulting from any third party claims which may arise in connection with the use, operation, performance, non-performance, failure or degradation of the Spacecraft after Launch, or of other items deliverable under this Contract after Final Acceptance.

D.	Inmarsat shall resist and defend or settle, at its own expense, any claims against the Contractor, its officers, employees, or agents, and shall pay any costs required by the settlement of such claims, and any damages and costs awarded and due and payable as a result of any legal action based on such claims, PROVIDED that the Contractor gives Inmarsat prompt notice of such claims, all necessary authority to defend or settle the claims on its behalf, and, at the request of Inmarsat and at Inmarsat’s cost, reasonable co-operation and assistance and such relevant information as is available to it. The Contractor shall not by any act (including any admission or acknowledgement or omission) prejudice such defence.

This indemnity shall not apply to the extent that a claim arises from the negligence of the Contractor.

Article 16 Disclaimer of Liability at Launch Site

A.	With respect to loss of or damage to property, or personal injury or death, arising out of activities at the launch site, both parties agree to enter into any inter-party waiver of liability that is required by the Launch Vehicle contractor selected to Launch the Spacecraft.

In addition to any agreements required by the Launch Vehicle Contractor selected to Launch the Spacecraft, and notwithstanding anything to the contrary in Article 15 hereof, entitled Loss and Damage Indemnity, the parties hereby waive any claims against each other arising out of activities at the launch site, EXCEPT that risk of loss of or damage to the Spacecraft shall continue to be governed by Article 10 hereof, entitled Title and Assumption of Risk.

Article 17 Consequences of Force Majeure

A.	The purpose of this Article is to establish the consequences of Force Majeure events preventing either party from complying with any of its obligations under this Contract. For the avoidance of doubt failure of a party to pay when due shall not be a Force Majeure event.

B.	Any party whose ability to perform is affected by a Force Majeure event shall take all reasonable steps to mitigate the impact of such event.

C.	If the effect of a Force Majeure event is temporary, subject to Paragraph D of this Article, the party so affected shall not be responsible for any consequent delay, and the relevant schedule or time period shall be extended accordingly, if notice is given to the other party within seven (7) days after the party affected becomes aware, or should reasonably have become aware, that the event has occurred. At the time of the initial notice of the occurrence of the event, or as soon thereafter as possible, the party affected shall inform the other party of the extent of the delay expected as a result of the event.

D.

In the case of one or more Force Majeure events notified by the Contractor having a temporary effect on the ability of the Contractor to deliver the Spacecraft within the schedule referred to in Article 4 hereof, entitled Performance Schedule (except in the circumstances identified in Article 18), if the effect is, or will be, to delay such delivery by more than

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****, or in the case of Force Majeure events notified by the Contractor permanently preventing the Contractor from complying with the schedule, Inmarsat may declare this Contract to be discharged. Article 26 hereof, entitled Termination for Convenience, shall then be applied mutatis mutandis to determine the impact on the Contractor and the Contractor shall be entitled to the amount to which it would have been entitled under Article 26 hereof, entitled Termination for Convenience less **** and neither party shall have any further liability to the other in respect of the performance of Work except as identified in Article 46 hereof, entitled Survival.

E.	****

F.	****

Article 18 Governmental Authorisations

A.	The Contractor shall be responsible for obtaining and maintaining all governmental authorisations necessary for the performance of the Work. Inmarsat agrees to provide all reasonable assistance to the Contractor and its Subcontractors in obtaining and maintaining all such governmental authorisations. To the Contractor’s best knowledge at EDC, the key authorisations required (“Key Authorisations”), and the dates by which they must be obtained are identified in Annex G hereto, entitled Governmental Authorisations, which Annex will be updated **** after EDC. The Contractor shall not be responsible for obtaining and maintaining governmental authorisations necessary for the TDPs which shall instead be obtained and maintained by ESA in accordance with the ESA Contract.

B.	The Contractor shall, at the end of **** from EDC, present a report to Inmarsat on the Key Authorisations. The report shall contain a detailed description of the Contractor’s progress in obtaining the Key Authorisations and shall present a conclusion as to whether the Contractor will fail to obtain or maintain any Key Authorisation such that the Contractor will be unable to deliver the Spacecraft within **** after the due date for delivery specified in Article 4 hereof, entitled Performance Schedule, as such date may be modified pursuant to Paragraph A of Article 12 hereof, entitled ESA Access and IPR Rights and Delivery of TDPs by ESA, Article 17 hereof, entitled Consequences of Force Majeure, or Article 31 hereof, entitled Changes (a “Negative Conclusion”) or whether it will not be prevented, by the need to obtain or maintain any Key Authorisation, from being able so to deliver (a “Positive Conclusion”).

C.	Inmarsat shall accept or reject the conclusion of the report within ten (10) days of receipt.

D.	If Inmarsat rejects the conclusion of the report, then, the Contractor shall, within ten (10) days of being notified of such rejection, present a written recovery plan to Inmarsat including corrective actions that the Contractor will take to circumvent the failure to obtain or maintain such Key Authorisation such as identification of alternative suppliers. If Inmarsat does not accept or reject the recovery plan within ten (10) days from receipt then the recovery plan shall be deemed to have been rejected. If Inmarsat accepts the recovery plan this Contract shall be deemed amended in accordance with the plan forthwith and Inmarsat shall confirm this by formal amendment to the Contract in accordance with the provisions of Article 31 hereto, entitled Changes, within thirty (30) days from receipt of the recovery plan.

E.	If the Contractor’s recovery plan is not acceptable to Inmarsat, then the responsible officers of Inmarsat and the Contractor identified in Article 40 hereof, entitled Responsible Officers shall discuss the plan in an effort to develop a plan acceptable to both parties within a period of ten (10) days from rejection of the recovery plan. Any failure by such responsible officers to reach agreement within such period shall be escalated promptly to the parties’ chief executive officers. Any agreed recovery plan and/or any agreement reached between the parties’ chief executive officers shall be incorporated into this Contract by amendment pursuant to Article 31 hereto, entitled Changes within five (5) days of such agreement.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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F.	****

G.	If Inmarsat accepts the conclusion of the report, being a Positive Conclusion, or if Inmarsat rejects the conclusion of the report and the parties agree a recovery plan under sub-paragraphs D or E above, any failure to obtain or maintain a Key Authorisation identified in the report shall be deemed cured so long as the Contractor complies with any agreed recovery plan.

H.	If following the acceptance of a Positive Conclusion or the agreement of a recovery plan under Paragraph G above, the Contractor fails due to its default or lack of due diligence to obtain or maintain any other governmental authorisation or to comply with the agreed recovery plan such that the Contractor will be unable to deliver the Spacecraft within **** **** after the due date for delivery specified in Article 4 hereof, entitled Performance Schedule, as such date may be modified pursuant to Paragraph A of Article 12 hereof, entitled ESA Access and IPR Rights and Delivery of TDPs by ESA, Article 17 hereof, entitled Consequences of Force Majeure, or Article 31 hereof, entitled Changes, Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach, shall apply.

I.	If following the acceptance of a Positive Conclusion or the agreement of a recovery plan under Paragraph G above, the Contractor fails for reasons other than due to its default or lack of due diligence to obtain or maintain any other governmental authorisation or to comply with the agreed recovery plan, the provisions of Paragraph D of Article 17 hereof, entitled Consequences of Force Majeure, shall apply.

J.	The remedies in this Article shall be Inmarsat’s exclusive remedy and shall be in lieu of any other remedies at law, in equity or under the Contract with respect to the Contractor’s failure to obtain and maintain any governmental authorisation.

Article 19 Remedies for Late Delivery

A.	The Contractor understands that Inmarsat intends to procure Launch services for the Spacecraft in reliance on the delivery schedule specified in Article 4 hereof, entitled Performance Schedule. Therefore, the Contractor accepts that time is of the essence of this Contract, and that delayed delivery by the Contractor may cause Inmarsat to incur additional costs, including launch service postponement fees, loss of anticipated revenue, and other damages difficult or impossible to measure. The Contractor agrees to be subject to the liquidated damages provided for in this Article, and further agrees that such liquidated damages are intended to be compensatory and do not constitute a penalty.

B.	With reference to the definition of “Spacecraft” in Article 1 hereof, entitled Definitions, and for the avoidance of doubt, this Article shall also apply to all equipment and services associated with the Spacecraft and necessary to support the Launch campaign.

C.	In the event that the Delivery of the Spacecraft is later than its delivery date as set forth in Paragraph F below where such delay is not subject to an extension of time pursuant to Paragraph A of Article 12 hereof, entitled ESA Access and IPR Rights and Delivery of TDPs by ESA, Article 17 hereof, entitled Consequences of Force Majeure, and Article 31 hereof, entitled Changes, the Contractor agrees to pay to Inmarsat, as liquidated damages, for each day of lateness, the following amounts:

-	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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-	****

-	****

-	****

-	****

-	****

-	****

****

D.	If delays to Spacecraft are such that the Launch Vehicle agency re-manifests the Spacecraft, the Contractor shall provide free storage of the Spacecraft until the next available Launch opportunity on the same Launch Vehicle or, if earlier, any replacement Launch Vehicle that Inmarsat procures subject to Paragraph E of this Article. UNLESS otherwise directed by Inmarsat, such storage services shall be provided free of charge but otherwise in accordance with Annex O hereof, entitled Other Options. The Contractor’s liability for liquidated damages for the Spacecraft under Paragraph C of this Article shall cease at the time the Spacecraft is available for the tests specified in Annex O that precede storage, PROVIDED that, if deficiencies are discovered during such tests, Paragraph F of this Article shall apply mutatis mutandis.

E.	If Inmarsat elects to procure a replacement Launch Vehicle pursuant to Paragraph D of this Article, Inmarsat must choose from Ariane 5 or Atlas 5. The Contractor shall, at its own expense, take all necessary actions to ensure compatibility between the Spacecraft and the replacement Launch Vehicle, in accordance with Annex A hereto, entitled Statement of Work. If the Spacecraft, after achieving Successful Injection, does not maintain Satisfactory Operation for the full Orbital Life because of the use of the replacement Launch Vehicle, Paragraph B of Article 21 hereof, entitled Spacecraft Performance Incentives, shall apply with respect to any shortfall.

F.	For the purpose of this Contract, delivery of the Spacecraft shall be deemed to have occurred at the time that it completed the Pre-Shipment Review which shall occur no later than ****. Inmarsat shall not unreasonably withhold its concurrence to completion of the Pre-Shipment Review for minor defects or non conformances or failure to complete documentation (other than that required prior to Launch) which the Contractor can demonstrate will have no effect on the performance of the Spacecraft or Inmarsat’s ability to operate it. Such delivery shall be subject to Inmarsat’s rights under Article 9 hereof, entitled Final Acceptance. In the event that Inmarsat subsequently rejects the Spacecraft pursuant to Article 9, delivery shall not be deemed to have occurred until the defects that led to such rejection have been remedied to Inmarsat’s satisfaction, PROVIDED that liquidated damages shall not apply during the period between delivery and discovery of such defects. To minimise any Launch delays, the Contractor shall expedite remedial actions, including dispatch of spare parts via chartered aircraft at its own expense.

G.	For the purpose of determining the due date for payment in accordance with Paragraph B of Article 7 hereof, entitled Payment Terms, Inmarsat’s entitlement to liquidated damages under this Article shall arise at the end of each calendar month in which delays occur. Notwithstanding the foregoing, liquidated damages shall accrue on a daily basis.

H.	In the event that, at successful completion of the Pre-Shipment Review in respect of the Spacecraft the Launch Vehicle on which the Spacecraft is due to be Launched is unavailable

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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for reasons not attributable to late delivery of the Spacecraft by the Contractor, Inmarsat shall in writing request the Contractor to delay shipment of the Spacecraft to the launch site, the Contractor’s liability for liquidated damages shall be temporarily suspended upon successful completion of such Pre-Shipment Review for the period of storage and until completion of the subsequent storage recovery procedures as specified in Annex O, entitled Other Options and Inmarsat shall be required to pay the sums identified in the aforesaid Article.

I.	In the event that Inmarsat requests the Spacecraft to be stored for reasons not due to late delivery by the Contractor pursuant to Annex O, entitled Other Options, and the Spacecraft has not been Launched within a period of ****, the parties shall negotiate a reduced level of liquidated damages which will apply.

J.	The Contractor’s liability to pay liquidated damages for late delivery of the Spacecraft shall start to accrue on *****.

K.	The remedies in this Article shall be Inmarsat’s exclusive remedy with respect to late delivery during the liquidated damages period of the Spacecraft and shall be in lieu of any other remedies at law, in equity or under the Contract for delay except for Inmarsat’s rights of termination under this Contract.

Article 20 Remedies for Exceeding Specified Mass

A.	The Contractor understands that if the Combined Mass of the Spacecraft exceeds the Reference Mass, such excess mass may cause Inmarsat to incur additional launch costs by virtue of the need to change Launch Vehicle. The Contractor agrees to be subject to the remedies provided for in this Article in such circumstances and further agrees that such remedies are intended to be compensatory and do not constitute penalties.

B.	If the Contractor cannot demonstrate at the Alphasat Mass Review, or at any time thereafter and prior to the Pre-Shipment Review in respect of the Spacecraft, that the Combined Mass of the Spacecraft is within the Reference Mass, then Inmarsat may require the Contractor to issue a recovery plan and the Contractor shall, within twenty (20) days of such notice, present a written recovery plan to Inmarsat showing the corrective actions, if any, that the Contractor can take to ensure that the actual Combined Mass of the Spacecraft is contained within the Reference Mass.

If Inmarsat does not accept or reject the recovery plan within ten (10) days from receipt then the recovery plan shall be deemed to have been rejected. If Inmarsat accepts the recovery plan this Contract shall be deemed amended in accordance with the plan forthwith and Inmarsat shall confirm this by formal amendment to the Contract in accordance with the provisions of Article 31 hereto, entitled Changes, within thirty (30) days from receipt of the recovery plan provided that if the recovery plan is not adhered to then Inmarsat shall require the Contractor in writing to cure such failure within twenty (20) days.

If the Contractor’s recovery plan has been rejected by Inmarsat, then the Responsible Officers of Inmarsat and the Contractor shall discuss the plan in good faith in an effort to develop a plan acceptable to both parties within a further period of ten (10) days from rejection of such plan. Any failure by such Responsible Officers to reach agreement within such further period of ten (10) days shall be escalated promptly to the parties’ chief executive officers.

Any agreed recovery plan and/or any agreement reached between the parties’ chief executive officers shall be incorporated into this Contract by amendment pursuant to Article 31 within five (5) days of such agreement.

If the chief executive officers are unable to agree upon an acceptable recovery plan after a further period of ten (10) days from such escalation or if the Contractor fails to cure a failure

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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to adhere to the recovery plan within the period identified above, or such longer period as Inmarsat in its discretion may allow, and as a result Inmarsat has negotiated a contract to Launch the Spacecraft with **** (each an “Alternative Launch Vehicle”), then, at least seven (7) days prior to the date that Inmarsat changes to an Alternative Launch Vehicle the Contractor shall pay the following liquidated damages amount into an escrow account on receipt of documented evidence from Inmarsat of the amount to be paid to such Alternative Launch Vehicle contractor:

****

Such amounts shall be released to Inmarsat when such contract with an Alternative Launch Vehicle contractor becomes effective or returned to the Contractor forty five (45) days after deposit if such contract has not become effective by such time.

****

C.	****

D.	****

E.	****

Article 21 Spacecraft Performance Incentives

A.	Post–Launch Milestone Payments

1.	After the Launch of the Spacecraft, Inmarsat shall pay to the Contractor the Post-Launch Milestone Payments given in Table D2 of Annex D hereto, entitled Payment Plan following the successful completion of each Post Launch Milestone identified therein.

2	If the Spacecraft does not achieve Successful Injection, the following provisions shall apply:

a.	Inmarsat shall pay to the Contractor the Post-Launch Milestone Payments given in Table D2 of Annex D hereto, entitled Payment Plan, and pay the Contractor the Performance Incentives provided for in Table D3 of Annex D hereto, entitled Payment Plan in the same manner as if the Spacecraft had continuously maintained Satisfactory Operation if such failure is caused solely by one or more of the following:

i.	the Launch Vehicle; or

ii.	extraneous events that are not attributable to the Launch Vehicle, the Spacecraft, or any act or omission of the Contractor or its Subcontractors.

b.	If such failure is caused solely by the Spacecraft or any other act or omission of the Contractor or its Subcontractors, the Contractor shall not be entitled to the Post-Launch Milestone Payments given in Table D2 of Annex D hereto, entitled Payment Plan or any of the Performance Incentives provided for in Paragraph B of this Article, unless Inmarsat uses the Spacecraft for commercial purposes, in which case the parties shall agree an equitable level of payments in good faith.

c.	If such failure is attributable in part to the causes specified in Paragraph A.2a. of this Article and in part to the causes specified in Paragraph A.2b of this Article the Contractor’s entitlement to the Post-Launch Milestone Payments given in Table D2 of Annex D hereto, and the Performance Incentives provided for in Paragraph B of this Article shall be negotiated in good faith, with the objective of apportioning the Contractor’s entitlement in accordance with the relative degree to which the causes specified in Paragraph A.2b. contributed to the failure.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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B.	Performance Incentives Related to Achieving Satisfactory Operation

The Contractor shall be paid Performance Incentives for maintaining Satisfactory Operation, subject to the following provisions:

1.	The total amount placed at risk with respect to the Spacecraft contingent upon Satisfactory Operation shall be those amounts identified in Table D3 of Annex D hereto, entitled Payment Plan. These amounts are firm, fixed and not subject to adjustment due to changes in economic conditions except for interest calculated at an annual rate of three (3) month EURIBOR (as published daily on page EURIBOR 3MD of Reuters) plus one point five percent (1.50%), calculated in accordance with the provisions of Annex D.

2.	To the extent that any failure to maintain Satisfactory Operation is caused by a failure by Inmarsat or its other contractors to control the Spacecraft in accordance with the Contractor’s operating instructions, or collision with man made objects, or interference with or by other spacecraft, the Contractor’s entitlement to Performance Incentives shall not be affected and they shall continue to be paid in accordance with Table D3 of Annex D, entitled Payment Plan, hereof, PROVIDED that the Contractor shall have the burden of proving such causation

3.	Subject to Paragraph B.2 of this Article, with respect to any period of time during which all of the conditions prescribed for Satisfactory Operation are not continuously met:

a.	The applicable amounts specified in Paragraph B.1 of this Article shall be adjusted as follows:

i.	The algorithm in Annex E hereto, entitled Performance Algorithm shall determine such adjustment if the Spacecraft malfunction manifests itself in any of the performance parameters included in the algorithm; and

ii.	To the extent that the Performance Algorithm referred to in sub-paragraph (i) above does not apply to the malfunction the parties shall negotiate equitable reductions in good faith, such negotiations shall take into account the operating usefulness to Inmarsat of the Spacecraft with the malfunction compared to the operating usefulness without the malfunction, and any additional costs Inmarsat may incur and any revenue it may lose as a result of the failure of the Spacecraft to continuously meet the conditions prescribed for Satisfactory Operation.

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b.	If Inmarsat elects not to use the degraded Spacecraft for commercial purposes, the Contractor shall not be paid any applicable Performance Incentives from the time Inmarsat terminates use of the Spacecraft. Inmarsat’s decision on Spacecraft utilisation shall be final and binding on the Contractor. Use of the Spacecraft for testing or other non-revenue producing purposes shall not be deemed a utilisation for commercial purposes. Sale or lease of capacity on the Spacecraft to third parties shall be deemed to be utilisation for commercial purposes.

c.	After terminating use of the Spacecraft, if Inmarsat subsequently decides to use the Spacecraft for commercial purposes, the parties shall in good faith negotiate the terms and conditions under which the Spacecraft shall be re-subjected to Performance Incentives.

d.	In the event that the malfunction does not persist, Performance Incentives shall be readjusted to a higher level on the date the malfunction disappears partially or in whole, such new level to be determined in accordance with the provisions of this Article.

4.	For the purpose of determining the due date for payment of Performance Incentives in accordance with Paragraph B of Article 7 hereof, entitled Payment Terms, the Contractor’s entitlement to payment of Performance Incentives under Paragraph B of this Article shall arise at the end of each calendar quarter, EXCEPT that the entitlement to the first payment shall not arise until the end of the initial one-hundred eighty (180) day period following Successful Injection.

C.	Launch Delays

In the event of a Launch delay that is not attributable to the Contractor, Inmarsat shall pay interest monthly to the Contractor on the total amounts given in Tables D2 and D3 of Annex D hereto, entitled Payment Plan, at the annual rate of **** for each day of delay in Launch from the date announced at the Pre-Shipment Review to the date of actual Launch on a compound basis.

D.	Measurements and Disputes

The following provisions shall govern determinations of Successful Injection and Satisfactory Operation to be made pursuant to this Article:

1.	Determinations of Successful Injection shall be based on all relevant measurements, computations, and analyses available from Inmarsat or the Launch Vehicle contractor.

2.	Determinations of Satisfactory Performance shall be based on Inmarsat measurements, computations, and analyses.

3.	If the Contractor disagrees with any determination by Inmarsat, and has evidence to the contrary, Inmarsat shall consider such evidence. If any disagreement about any such determination persists, the parties may mutually agree to submit it to a technical expert, or either party may invoke Article 35 hereof, entitled Dispute Resolution. At the time that Article 35 is invoked, the potential payor shall immediately place the full disputed amount in an interest-bearing escrow account at Bank of America, London, England. Upon presentation of a certificate duly signed by the authorised representatives of both parties, or by the Expert or the chairman of the arbitrator(s) if one party unreasonably refuses to sign the certificate, confirming that the dispute has been settled, the bank shall distribute the funds in accordance with the terms of the settlement, and the interest earned shall be divided in direct proportion to such terms.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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E.	Non-Insurability of Performance Incentives

The Contractor agrees not to insure the risk of losing any of the performance Incentives in this Article. In the event that the Contractor does arrange such insurance in contravention of this paragraph, all of the following shall apply:

1.	If the risk of failure to achieve Successful Injection has been insured, the Contractor shall forfeit entitlement to the corresponding progress payment. If the risk of failure to maintain Satisfactory Operation has been insured, the Contractor shall forfeit entitlement to the applicable incentive payments.

2.	To the extent that any part of the premium cost of such insurance has been included in the prices referred to in Article 5 hereof, entitled Prices the Contractor shall refund such contribution to Inmarsat.

3.	Inmarsat shall be entitled to receive any insurance proceeds paid.

F.	Exclusivity of Remedies

The remedies in this Article shall be Inmarsat’s exclusive remedies with respect to the performance of the Spacecraft after Launch and shall be in lieu of any other remedies at law, in equity or under the Contract except as otherwise identified in this Contract.

G.	In the event that an anomaly occurs on the Spacecraft after Launch such that there is insufficient capacity to operate the TDPs and the rest of the Spacecraft payload simultaneously or if an anomaly on the TDPs adversely affects or is likely to adversely affect the rest of the Spacecraft payload, Inmarsat shall switch off the TDPs. Inmarsat hereby agrees that if it fails so to do, the Contractor shall not fail to earn Performance Incentives as a result of such anomaly.

H.	For the avoidance of doubt, the payments in the ESA Payment Streams due after Launch may not be varied by virtue of the performance in-orbit of the Spacecraft. If the Spacecraft is not Successfully Injected, Astrium shall be entitled to invoice for any milestone due after Launch in the ESA Payment Streams on the date identified therefor in Annex D, Payment Plans hereof, and payment related thereto shall be payable in full thirty (30) days after delivery of such invoice.

Article 22 Consultation with ESA

Without prejudice to or effect on any of the contractual provisions of this Contract, the parties note that the ESA Contract contains the following provision;

“Any intention of the Operator to cancel its subcontract with Astrium for performance or schedule reasons shall be submitted to the Alphasat Steering Board. The Operator shall consider any recommendations of the ASB and not cancel its subcontract with Astrium if it agrees a recovery plan within 30 days with the ASB and such recovery plan is also agreed to and maintained by Astrium. If the recovery plan is not so agreed or maintained then the Operator shall inform the ASB, with relevant details, and be entitled to cancel the subcontract without further consultation with the ASB.”

Article 23 Termination in Special Circumstances

A.	Either party shall have the right to terminate this Contract, in whole or in part, at any time and with immediate effect, if the other party is declared insolvent or bankrupt by a court of competent jurisdiction, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or an administrative receiver, or makes an assignment for the benefit of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations.

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B.	If Inmarsat terminates this Contract pursuant to Paragraph A of this Article, then Article 24 hereof, entitled Inmarsat’s Other Remedies for Breach, shall apply.

Article 24 Inmarsat’s Other Remedies for Breach

A.	Discharge for Anticipatory Breach

If the Contractor will not be able to deliver the Spacecraft within **** after the due date for delivery specified in Article 19 hereof, entitled Remedies for Late Delivery, as that date may be modified pursuant to Paragraph A of Article 12 hereof, entitled ESA Access and IPR Rights and Delivery of TDPs by ESA, Article 17 hereof, entitled Consequences of Force Majeure, or Article 31 hereof, entitled Changes, Inmarsat may invoke the following provisions with respect to the Spacecraft:

1.	Inmarsat may give the Contractor notice of potential discharge for anticipatory breach, and the parties shall enter into good faith consultations to ascertain whether the schedule can be recovered to within such **** period. Inmarsat, in its sole discretion, may extend such period as it deems reasonable.

2.	The Contractor shall, within ten (10) days of notice of potential discharge, present a written recovery plan to Inmarsat showing the corrective actions that the Contractor will take to ensure that the schedule is recovered to within such **** period or the appropriate extension (if any) of it in accordance with Paragraph A1. If Inmarsat does not accept or reject the recovery plan within ten (10) days from receipt then the recovery plan shall be deemed to have been rejected. If Inmarsat accepts the recovery plan this Contract shall be deemed amended in accordance with the plan forthwith and Inmarsat shall confirm this by formal amendment to the Contract in accordance with the provisions of Article 31 hereto, entitled Changes, within thirty (30) days from receipt of the recovery plan.

If the Contractor’s recovery plan has been rejected by Inmarsat, then the responsible officers of Inmarsat and the Contractor shall discuss the plan in good faith in an effort to develop a plan acceptable to both parties within a further period of ten (10) days from rejection of such plan.

Any failure by such responsible officers to reach agreement within such further period of ten (10) days shall be escalated promptly to the parties’ chief executive officers.

Any agreed recovery plan and/or any agreement reached between the parties’ chief executive officers shall be incorporated into this Contract by amendment pursuant to Article 31 within five (5) days of such agreement.

3.	If the chief executive officers are unable to agree upon an acceptable recovery plan after a further period of ten (10) days from such escalation, or such longer period as Inmarsat in its discretion may allow, and if the Contractor does not demonstrate that the schedule can be recovered to within such four hundred and fifty five (455) day period or the appropriate extension (if any) of it in accordance with Paragraph A.1. Inmarsat may notify the Contractor that Inmarsat is treating the Contract as discharged for anticipatory breach, with respect to all or part of the Work related to the Spacecraft affected by the breach, and in that event Inmarsat may elect to exercise one of the following remedies:

a.

Inmarsat may take over the Work (which, for the avoidance of doubt shall include Alphabus which the Contractor shall deliver to Inmarsat unless directed otherwise by ESA, in writing, in accordance with the Alphabus Contract) and proceed with the

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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same to completion, by contract or otherwise subject to it having paid the Contractor a fair and reasonable value for such Work. For this purpose, (i) Inmarsat may (without warranty from the Contractor) take possession of, and utilise in completing the Work, such materials, equipment, and Technical Data and Information as may be necessary therefore subject to receipt of all necessary Governmental Authorisations, which the Contractor shall promptly use its best efforts to obtain; and (ii) the licences granted pursuant to Article 13 shall continue to apply and shall extend to any use necessary to complete the Work as aforesaid. The Contractor shall reimburse Inmarsat for any and all increased costs reasonably incurred in completing the Work, up to a maximum of ****; or,

b.	With respect to any part of the Work affected by the discharge that Inmarsat does not elect to take over and complete, the Contractor may retain title to the Work (which, for the avoidance of doubt shall exclude Alphabus for which title is vested in ESA), and shall, within **** of receipt of an invoice, reimburse Inmarsat for all amounts previously paid by Inmarsat in the Inmarsat Payment Stream for such Work under this Contract, with interest at **** calculated from the day following the date of each payment by Inmarsat until the date of reimbursement. The Contractor shall also pay back directly to ESA within sixty (60) days on ESA’s written request, all amounts previously paid by ESA to the Contractor for the Work in the ESA Payments Stream. In the event that the Contractor fails to pay back such amounts to ESA within such period,, Inmarsat may, by notice in writing to the Contractor enclosing the written demand from ESA to Inmarsat requesting such amount, demand payment from the Contractor within a further thirty (30) days directly to Inmarsat on ESA’s behalf and payment of such amount by the Contractor to Inmarsat shall discharge the Contractor’s obligations under this Article in respect of such repayment to ESA

4.	In the event that the parties cannot agree a fair and reasonable value for the Work as envisaged in Paragraph A.3a of this Article within a thirty (30) day period then either party may invoke Article 35 hereof entitled Dispute Resolution. At the time that Article 35 is invoked Inmarsat shall immediately place the full disputed amount in an interest-bearing escrow account at Royal Bank of Scotland, London, England and the Contractor shall forthwith release to Inmarsat all Work subject to the dispute. Upon presentation of a certificate duly signed by the authorised representatives of both parties, or by the chairman of the arbitrators if one party unreasonably refuses to sign the certificate, confirming that the dispute has been settled, the bank shall distribute the funds in accordance with the terms of the settlement, and the interest earned shall be divided in direct proportion to such terms.

5.	If Inmarsat treats the Contract as discharged with respect to the Work, the remedies in Paragraph A.3 of this Article shall be Inmarsat’s exclusive remedies with respect to the Work. If Inmarsat treats the Contract as discharged in part, the parties shall in good faith renegotiate the applicability of other Articles of this Contract to the part of the Work that is not treated as discharged.

6.	If, after notice of discharge, it is determined that the Contractor was not in breach, the rights and obligations of the parties shall be the same as if the notice had been given pursuant to Article 26 hereof, entitled Termination for Convenience, UNLESS the parties mutually agree to reinstate the Contract.

7.	Any waiver by Inmarsat of its rights to invoke the remedies under Paragraph A of this Article shall be without prejudice to Inmarsat’s other remedies, including, but without limitation to, those in Paragraph B of this Article.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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B.	Discharge for Actual Late Delivery

If the Contract has not been discharged for anticipatory breach, and the Spacecraft remains undelivered **** after the due date for delivery referred to in Paragraph A of this Article, or at any time thereafter, the provisions in Paragraphs A.1 through A.5 of this Article shall apply, mutatis mutandis, EXCEPT that Inmarsat shall also be entitled to liquidated damages pursuant to Paragraph D of Article 9 hereof, entitled Remedies for Late Delivery, for the period from the due date for delivery until the date of discharge. Alternatively, Inmarsat may elect to continue the same daily rate of liquidated damages established in Article 19 hereof, entitled Remedies for Late Delivery, for delivery of the Spacecraft for a further maximum period of ****, in substitution for its rights to terminate during such further maximum period. Any such election shall be made in writing at least five (5) days before the commencement of any such period.

C.	Remedies for Failure to Take Corrective Actions

UNLESS a waiver or deviation is approved pursuant to Article 31 hereof, entitled Changes, Inmarsat may, in its discretion, choose from among the following remedies in any case where the Contractor fails to promptly rectify Spacecraft deficiencies notified by Inmarsat under this Contract, including, but without limitation to, Paragraph D of Article 8 hereof, entitled Access to Work in Progress, Paragraph D of Article 9 hereof, entitled Final Acceptance, Paragraph C of Article 11 hereof, entitled Warranty, and Article 33 hereof, entitled Option to Store Spacecraft:

1.	To have any or all of the deficiencies rectified by other means, in which case the Contractor shall reimburse Inmarsat for all costs reasonably incurred by Inmarsat, up to a maximum aggregate amount for all deficiencies ****

2.	To forego having any of the deficiencies rectified, in which case the parties shall in good faith negotiate the following:

a.	An equitable reduction in the prices specified in Article 5 hereof, entitled Prices. To the extent that Inmarsat has already made payments in excess of the reduced prices, the Contractor shall refund the excess; and

b.	An appropriate limitation on the operation of Article 21 hereof, entitled Spacecraft Performance Incentives, to exclude the unrectified deficiencies from affecting such Performance Incentives, PROVIDED that, if Inmarsat is compelled to forego rectifying the deficiencies in order to avoid postponement of the Launch, the Contractor shall not be entitled to any limitation in the operation of Article 21.

3.	The foregoing remedies are without prejudice to the provisions of Paragraphs A and B of this Article.

D.	Other Remedies

Subject to Article 44 hereof, entitled Limitations of Liability, with respect to any breach by the Contractor for which no specific remedy is provided elsewhere in this Contract, Inmarsat shall be entitled to any remedy available at law or equity, PROVIDED that Inmarsat first gives the Contractor notice and a thirty (30) day opportunity to cure the breach in any case where it would not materially prejudice Inmarsat’s position to do so.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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E.	Termination After Final Acceptance

For the avoidance of doubt, Inmarsat may not terminate this Contract in respect of the Spacecraft after Final Acceptance of the Spacecraft.

Article 25 Contractor’s Remedies for Breach

A.	Breach of Payment Obligations

1.	EXCEPT as otherwise provided in Paragraph A.2 of this Article, the Contractor’s exclusive remedies for late payment by Inmarsat shall be interest in accordance with Paragraph D of Article 7 hereof, entitled Payment Terms, and, if necessary, action to compel payment.

2.	If Inmarsat repudiates or fails to fulfil its payment obligations under this Contract, or is unable to make such payments, the Contractor shall have the following additional remedies:

a.	The Contractor may, if any amount in excess of **** after it is due and payable, give Inmarsat notice of suspension of the Work, the Contractor may immediately suspend Work under the Contract for as long as such amount remains unpaid and the parties shall enter into good faith consultations. The Contractor shall obtain an equitable increase in the Contract Price and a day for day increase in the delivery schedule hereunder in respect of any such period of suspension.

b.	After a further period of one hundred and fifty (150) days from the date of such notice of suspension, or such longer period as the Contractor in its discretion may allow, if the amount due and payable by Inmarsat under this Contract is not made, the Contractor may notify Inmarsat that the Contractor is treating the Contract as discharged, and in that event the Contractor may or terminate all Work and render a termination account to Inmarsat, in accordance with the principles in Article 26 hereof, entitled Termination for Convenience.]

B.	Other Breaches

Subject to Article 44 hereof, entitled Limitation of Liability, with respect to any breach by Inmarsat for which no specific remedy is provided elsewhere in this Contract, the Contractor shall be entitled to any remedy available at law or equity, PROVIDED that the Contractor first gives Inmarsat notice and a thirty (30) day opportunity to cure the breach in any case where it would not materially prejudice the Contractor’s position to do so EXCEPT that the Contractor’s exclusive remedy for any failure by Inmarsat to deliver documents in accordance with Annex A hereto, entitled Statement of Work, shall be a consequential extension of the Contractor’s due dates for delivery of any items in Annex A affected by Inmarsat’s delay, subject to Paragraph D of Article 30 hereof, entitled Examination of Technical Annexes.

Article 26 Termination for Convenience

A.	Inmarsat may terminate this Contract, in whole or in part, for Inmarsat’s convenience, at any time except in relation to the Spacecraft in respect of which Final Acceptance has already occurred.

B.	In the event of such termination by Inmarsat, the termination charges shall be determined in accordance with the following principles:

1.	The total termination charges shall not exceed the sum of:

a.	Direct and indirect costs (excluding any profit element) reasonably incurred by the Contractor in connection with the performance of the Work prior to termination other than those costs referred to in Paragraph B.1.c of this Article. Such costs shall be determined in accordance with the Contractor’s standard accounting practices and, if requested by Inmarsat, shall be verified by the Contractor’s independent auditors at Inmarsat’s expense provided always that should the audit show a discrepancy of **** then the cost of the audit shall be borne by the Contractor. Inmarsat may also elect to have such costs verified by Inmarsat’s independent auditors at Inmarsat’s expense.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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b.	A profit element representing **** of the costs in Paragraph B.1.a of this Article.

c.	Reasonable costs necessarily incurred by the Contractor (i) to make safe, document and protect the Work, (ii) in settlement with Subcontractors and suppliers as a result of Inmarsat’s termination, and (iii) in preparing, submitting and negotiating the termination charges. With respect to any proposed settlement with Key Subcontractors referred to in Article 28 hereof, entitled Key Subcontractors, the Contractor shall advise Inmarsat, and shall not enter into any binding settlement until Inmarsat has approved the proposal, or until thirty (30) days have elapsed from the date when such advice was furnished to Inmarsat, whichever is sooner.

C.	In no event shall the termination charges exceed the amounts given in Annex F to this Contract, entitled Termination Profile, plus the termination charges for the Contractor’s committed forward exchange contracts provided that the termination charges shall be reduced by any profit made under the said committed forward exchange contracts. For the purposes of this Article the Contractor’s committed forward exchange contracts shall be treated as a Key Subcontractor under Paragraph B.1.c. of this Article.

D.	UNLESS otherwise agreed, Inmarsat shall on payment in accordance herewith be entitled to take possession of all Work completed or in progress prior to termination under this Article (excluding Alphabus), except for Work associated with any portion of the Contract that is not terminated.

E.	The termination charges determined pursuant to Paragraph B of this Article shall be reduced by the following:

1.	Any progress payments already made by Inmarsat to the Contractor pursuant to Annex D hereto, entitled Payment Plan, with respect to the performance of the Work prior to termination. To the extent such amounts previously paid by Inmarsat exceed the termination charges due, the Contractor shall refund the difference to Inmarsat,

2.	Amounts representing the resale, reuse, or salvage value to the Contractor, or to its Subcontractors and suppliers, of items that Inmarsat has not taken possession of pursuant to Paragraph C of this Article, after deduction for the Contractor’s reasonable costs of disposal.

Article 27 Key Personnel

A.	The individuals identified in Annex H hereto, entitled Key Personnel, are essential for the successful completion of the Work.

B.	Such Key Personnel shall not be removed from the performance of the Work UNLESS replaced with personnel of substantially equal qualifications and ability. Inmarsat shall have the right to review the qualifications of any proposed replacements. If for good and sufficient reasons Inmarsat deems the proposed replacements to be unsuitable, Inmarsat may require the Contractor to offer alternative candidates.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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C.	Notwithstanding its role in reviewing Key Personnel and their replacements, Inmarsat shall have no supervisory control over their performance, and nothing in this Article shall relieve the Contractor of any of its obligations under this Contract, or of its responsibility for any acts or omissions of its personnel.

Article 28 Key Subcontractors

A.	The Subcontractors identified in Annex I hereto, entitled Key Subcontractors, are essential for the successful completion of the Work. Such Key Subcontractors shall not be changed or any Subcontract with a Key Subcontractor terminated without Inmarsat’s prior approval.

B.	The Contractor shall pass through to all Key Subcontractors the provisions of Article 16 hereof, entitled Disclaimer of Liability at Launch Site and Paragraphs A and C of Article 37 hereof, entitled Confidentiality. Where practical such provisions shall be passed through in the same form but the Contractor may vary the wording of the same provided that Inmarsat’s rights are fully secured thereby.

C.	Nothing in this Article shall relieve the Contractor of its responsibility for performance of the Work.

Article 29 Selection of Subcontractors and Suppliers

To the greatest extent practicable, the Contractor shall ensure that all Subcontracts, for the Alphasat payload are awarded to Subcontractors offering the best combination of quality, price, and the most favourable delivery time. These principles shall also apply to selection of suppliers for such payload.

Article 30 Examination of Technical Annexes

A.	This Article shall apply to the technical Annexes to this Contract.

B.	The Contractor is responsible for ensuring that such documents are sufficient for the performance of the Work, and that they contain no manifest errors or anomalies. This Article shall not apply to any errors or omissions in the documents that would not be reasonably discoverable by the Contractor exercising due care.

C.	With respect to the technical Annexes to this Contract, if the Contractor concludes, at any time during the performance of the Work, that there are inaccuracies or inconsistencies, or that such Annexes are not complete or sufficient to enable the Contractor to perform the Work, the Contractor shall immediately refer the matter to Inmarsat for resolution before proceeding with any Work affected by such deficiencies. If such deficiencies exist and are not such as should be discoverable in accordance with Paragraph B above, and if such procedure results in an increase in cost or schedule for the Contractor, it shall be the subject of a Change Notice pursuant to Article 31, entitled Changes.

D.	If the Contractor proceeds with any Work in contravention of Paragraph C of this Article, the Contractor shall be neither relieved of its obligation to perform the Work as intended nor entitled to any increase in price or extension of the delivery schedule by reason thereof.

E.	Inmarsat shall not be liable, in any event, for indirect, or consequential damages arising from the use of Inmarsat-furnished documentation by the Contractor.

F.	Title to and all intellectual property and other rights in all Inmarsat-furnished documentation and their contents shall remain with Inmarsat and the Contractor is only authorised to use the same solely for the purposes of the Contract.

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Article 31 Changes

A.	At any time up to the Launch of the Spacecraft during the period of this Contract, Inmarsat may request changes in the Work, so long as such changes are within the general scope of the Contract. The Contractor may also propose changes for consideration by Inmarsat.

B.	A change request from Inmarsat must be identified as such, must be made or confirmed in writing, and must be signed by the responsible officer identified in Paragraph A of Article 40 hereof, entitled Responsible Officers. If any other conduct by the responsible officer or any other representative of Inmarsat is construed by the Contractor as possibly constituting a change request or an interpretation of the Contract requirements inconsistent with the Contractor’s understanding of those requirements, the Contractor shall promptly notify Inmarsat and request clarification.

C.	All changes to the Contract requirements shall be subject to change control, defined as the instrument for the preparation, evaluation, approval and implementation of alterations to the Contract requirements. The Contractor shall establish and maintain a system for managing changes internally and with Subcontractors and suppliers, which shall be described in the Change Management Plan, to be included in the Programme Management Plan as specified in Section 8.1 of Annex A hereto, entitled Statement of Work.

D.	The Contractor undertakes to ensure that no Class B change to the Alphabus protoflight model under the Alphabus Contract (including changes resulting from a request made to ESA by either of the Alphabus co-contractors) shall be made unless and until any such change has been approved by Inmarsat. The financial and other consequences of a Class B change request approved by Inmarsat shall be dealt with by the change control procedure described in this Article 31.

E.	Preliminary Change Assessment: Prior to a formal request for change, the Contractor may provide at its own initiative, or shall provide to Inmarsat, if so requested in writing, a preliminary change assessment which includes:

1.	a brief description of the change and possible consequences on other subsystems, or at system level;

2.	for changes initiated by the Contractor, the justification for the change, including the explanation of the benefits deriving from the change;

3.	a Rough Order of Magnitude (ROM) estimate of the cost impact of the change;

4.	the estimated schedule impact; and

5.	other special programmatic considerations.

If the preliminary change assessment has been requested by Inmarsat, the Contractor shall respond within ten (10) working days of Inmarsat’s request. Inmarsat will respond to a preliminary change assessment within ten (10) working days either by submitting a formal change request, or by notifying the Contractor that a change will not be requested. Submittal of the change request is not, and shall not be interpreted as, acceptance by Inmarsat of the Contractor’s preliminary change assessment.

F.	After receiving a change request from Inmarsat, within fifteen (15) days if such request does not involve input from a Subcontractor or up to thirty (30) days if such input is required, the Contractor shall submit to Inmarsat a Contract Change Notice (CCN) in accordance with the requirements of Paragraph D of this Article. On a case-by-case basis, the Contractor may request a longer period to prepare the CCN, but any request for such a longer period shall be made by the Contractor within seven (7) days after the Contractor receives the change request. Inmarsat shall not unreasonably withhold its consent to a request for such a longer period, taking into account the nature of the change request, but Inmarsat may also take into account the impact of such an extension on the performance schedule.

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G.	Whether submitted in response to a change request initiated by Inmarsat, or initiated by the Contractor, the CCN shall itemise, in a format specified in Appendix 1 hereto, entitled Contract Change Notice, any impact that the change would have on the technical requirements, price, performance schedule, or other terms and conditions of this Contract. Where appropriate, the CCN shall also suggest any revised language for the Contract, including any of its Annexes that would be necessary to implement the change. The period of validity of a CCN proposal shall be sixty (60) days from the date of submittal to Inmarsat, UNLESS agreed otherwise.

H.	Any claim by the Contractor for adjustment of the technical requirements, price, performance schedule, or other terms and conditions of this Contract, attributable to a change, shall be deemed waived UNLESS asserted in the CCN.

I.	If any materials or equipment are made obsolete as the result of the change, Inmarsat shall be entitled to a credit to the extent that such materials have resale, reuse, or salvage value to the Contractor or its Subcontractors or suppliers. If such materials have no such resale, reuse, or salvage value, Inmarsat shall have the right to prescribe their manner of disposition, subject to payment by Inmarsat of the reasonable cost of such disposition.

J.	After Inmarsat receives a detailed CCN, and after any negotiations with respect to the adjustments claimed by the Contractor, the following outcomes are possible:

1.	Inmarsat may decide not to proceed with implementation of the change and shall notify the Contractor accordingly within the period of validity of the CCN, and pay the reasonable costs of the Contractor in preparing such CCN requested by Inmarsat.

2.	Inmarsat may decide to implement the change, in which case:

a.	If the parties have reached agreement about the adjustments to be made in the Contract, the Contractor shall proceed with implementation as agreed upon formal notification from Inmarsat.

b.	If the parties are unable to reach such an agreement, the provisions of Article 35 hereof, entitled Dispute Resolution, shall apply.

3.	Pending any negotiations and/or arbitration, Inmarsat may direct the Contractor to proceed with implementation of the change, subject to any adjustments subsequently agreed or awarded.

K.	Inmarsat may also direct the Contractor to proceed with implementation of a change prior to preparation of a complete CCN, subject to any adjustments subsequently agreed or awarded. Inmarsat’s right to direct the Contractor to proceed with implementation of a change pursuant to Paragraph I.2. or Paragraph J of this Article shall be subject to the Contractor’s ability to do so, taking into account the resources, facilities, supplies, and services available to it, and shall also be subject to a stipulated financial limit where there is a cost associated with such change.

L.	If, during the execution of the Contract, the Contractor desires to depart from the requirements in the Contract for a specified item or a limited number of items, a Request for Waiver (RFW) or a Request for Deviation (RFD), whichever is applicable, shall be submitted for Inmarsat’s approval on the form in Appendix 2 hereto, entitled Request for Deviation/Waiver.

A Deviation is a written authorisation to accept an item of equipment which is found to depart from specified requirements but is nevertheless considered suitable for use “as is” or after rework by an appropriate method.

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A Waiver is a specified written authorisation, granted prior to the manufacture of an item of equipment, to depart from a particular performance or design requirement for a specified number of items or specified period of time.

The Contractor shall submit a RFD/RFW to Inmarsat for approval whenever a nonconformance to an Inmarsat-controlled requirement is recommended for acceptance without rectification. The Contractor shall promptly submit supporting documentation or other evidence. Inmarsat shall endeavour to formally notify the Contractor of its acceptance or rejection of the RFW/RFD within thirty (30) days of its receipt.

Inmarsat may require an offer of price reduction as consideration for approval of the RFW/RFD on a case by case basis. Approval of a RFW/RFD does not imply a change in the system performance requirements set forth in the Annexes to the Contract, which can only be modified through the contract change procedure.

Article 32 Options

A.	Deadline for Exercise of Options

Inmarsat may exercise the option to order up to four (4) Optional Spacecraft by notice in writing given no later than ****, or such later date as the Contractor may agree, as specified in Annex N hereto, entitled Optional Spacecraft.

Inmarsat may exercise the other options specified in Annex O, entitled Other Options.

B.	Number of Additional Spacecraft

Inmarsat shall be entitled to order up to four (4) more Spacecraft, UNLESS otherwise agreed.

C.	Modification of General Contract Terms and Conditions

1.	The contractual terms relevant to the order of any additional Spacecraft are those specified in Annex N hereto, entitled Optional Spacecraft.

2.	UNLESS otherwise indicated in this Article, all other relevant Articles and Annexes of this Contract shall apply to the order of any optional items, not including Optional Spacecraft, mutatis mutandis.

3.	The prices and payment plan for options other than Optional Spacecraft shall be as specified in Annex O hereto, entitled Other Options.

Article 33 Option to Store Spacecraft

A.	Deadline for Exercise of Option

Inmarsat may exercise this option in accordance with the provisions of Annex O hereto, entitled Other Options.

Article 34 Applicable Law

This Contract shall be governed by and interpreted according to the laws of England.

The parties to this Contract do not intend that any term of this Contract shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person that is not a party to it except that ESA may enforce the provisions of Paragraphs G and H of Article 12, ESA Access and IPR Rights and Delivery of TDPs by ESA, hereof.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Article 35 Dispute Resolution

A.	Amicable Resolution

1.	In the event of any dispute, controversy, or claim arising out of or in connection with this Contract, including but not limited to any failure to reach agreement on schedule or performance, any claim for breach of contract or any question regarding its existence, validity, interpretation or termination (a “Dispute”) either party shall give written notice to the other party of its position and reasons therefore and may recommend corrective action. This notice shall be referred by either party firstly to the first level contacts stated below:

Inmarsat:	Contractor:

****

or other representative as nominated in advance by either party.

2.	If the Dispute cannot be resolved by the representatives identified above within maximum period of fourteen (14) days or such longer period as the parties may agree after it has been referred under Paragraph 1, it shall be referred to the second level contacts stated below, for resolution:

Inmarsat:	Contractor:

****

or other representative as nominated in advance by either party.

3.	If the Dispute cannot be resolved by the second level representatives identified above within a maximum period of fourteen (14) days or such longer period as the parties may agree after it has been referred under Paragraph 2, any party may refer the Dispute to arbitration in accordance with Paragraph B of this Article, save where the parties agree to refer the Dispute to an expert for determination in accordance with Paragraph C.

4.	In the event that a Dispute involves a claim arising in connection with the ESA Contract or the Alphabus Contract, the party, or parties, affected shall ensure that, within ninety (90) working days from the date of written notice referred to in Paragraph A.1 above, any amicable dispute escalation procedure in the relevant contract with ESA is exhausted prior to reference of such Dispute to the ICC Arbitration Rules pursuant to Paragraph B.

B. Arbitration

1.	Subject to Paragraph C, any Dispute between the Contractor and Inmarsat that has not been amicably resolved pursuant to Paragraph A shall be referred to and finally resolved under the International Chamber of Commerce (“ICC”) Arbitration Rules, which rules are deemed to be incorporated by reference into this Contract. The arbitration tribunal shall sit in London and the language of the arbitration shall be English.

2.	The arbitration tribunal shall consist of three (3) persons, one to be appointed by the Contractor, one by Inmarsat and the third, who shall be chairman, by the two (2) arbitrators so appointed.

3.	The awards of the arbitration tribunal shall be final and binding on the parties. The enforcement of the award shall be governed by the rules of procedure in force in London.

4.	The parties recognise that the subject matter of this Contract is unique, and that damages may not be adequate under some circumstances. For these reasons, the parties agree that the arbitral tribunal shall be empowered to grant specific performance.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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C.	Expert Determination

1.	If the Dispute is in respect of a specific technical or financial issue the parties may agree to refer it to an independent expert qualified in the subject matter in dispute through a trade association (the “Expert”) to rule on the Dispute for a binding determination.

2.	The parties may within twenty one (21) days of the Expert’s appointment make written submissions to the Expert and/or provide the Expert with documentation.

3.	The Expert may, but is not obliged to do so, send copies of one party’s submission to the other for comment.

4.	The parties shall if requested make available to the Expert any documentation which the Expert, in his or her discretion, considers helpful in reaching a decision on the Dispute.

5.	The Expert shall determine all issues referred to him or her as an expert and not as an arbitrator.

6.	The decision of the Expert shall be made within thirty (30) days of receiving the representations of the parties and shall be final and binding on the parties.

7.	The Expert shall have power by his decision to fix the reasonable amount of his or her fees in connection therewith and they shall be borne in equal shares between the parties.

Article 36 Assignment

A.	The Contractor shall not assign or delegate, either in whole or in part, this Contract or any of the Contractor’s rights, duties, or obligations hereunder to any person or entity without the prior express approval of Inmarsat, which shall be at Inmarsat’s sole discretion, provided that the Contractor may subcontract Work in the ordinary course of performance and in accordance with the terms of this Contract without such prior express approval.

B.	Notwithstanding any conditions under which Inmarsat may grant such approval, the Contractor shall remain a guarantor to Inmarsat of the performance of the assigned or delegated duties and obligations in accordance with this Contract and all applicable laws.

C.	Except where it would violate any laws or governmental authorisations including those related to export or transfer of technology or require any additional export licences or permits, Inmarsat shall have the right to assign, novate or transfer this Contract or any of its rights and obligations hereunder to a third party PROVIDED that Inmarsat can demonstrate to the reasonable satisfaction of the Contractor that there is not a material adverse effect on the payment obligations to the Contractor hereunder and subject to any applicable governmental authorisations. If there is a material adverse effect on the payment obligations then Inmarsat shall still have the right to assign, novate or transfer, as aforesaid, if it provides the Contractor with adequate security in respect thereof to the reasonable satisfaction of the Contractor.

Article 37 Confidentiality

A.	The Contractor shall have the following obligations with respect to the information contained in this Contract, including all of its Annexes; any reports provided by the Contractor pursuant to Paragraph B of Article 8 hereof, entitled Access to Work in Progress; and any information supplied to the Contractor by or on behalf of Inmarsat in connection with this Contract that is identified as confidential at the time it is so supplied.

1.	The Contractor shall take all reasonable measures to protect the confidentiality of such information.

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2.	The Contractor agrees that it shall use such information solely in connection with this Contract, UNLESS alternative uses are explicitly authorised by Inmarsat with respect to specifically designated information.

3.	The Contractor shall not disclose such information to third parties in writing, or have it disclosed, in any manner or form, so long as it remains confidential, without the explicit written authorisation of Inmarsat, except that it may disclose such information to its affiliates Astrium Limited and Astrium GmbH for the purposes of performing the Work.

4.	Notwithstanding Paragraph A.3 of this Article, disclosures to Subcontractors, shall be permitted without explicit authorisation from Inmarsat, but only to the extent necessary to enable such Subcontractors to perform their Work within the scope of this Contract and provided always that such Subcontractors have accepted provisions no less onerous than the provisions of this Article.

B.	Inmarsat shall have obligations reciprocal to those in Paragraphs A.1 through A.3 of this Article, subject to the provision of Paragraph C, with respect to any information that is supplied to Inmarsat by or on behalf of the Contractor within the scope of this Contract that is identified as confidential at the time it is so supplied, save that Article 13 hereof, entitled Inmarsat’s Rights in Intellectual Property, shall take precedence over the provisions of this Article to the extent that there is any inconsistency.

C.	Notwithstanding Paragraph B, the Contractor agrees and consents to Inmarsat disclosing Information contained in this Contract in the event that Inmarsat is required by law, regulation or rule, including laws or regulations or rules associated with it seeking funding or financing or pursuant to a regulatory requirement to a Governmental or regulatory body (including but not limited to a judicial body) or any public authority of the United Kingdom, including such financial, brokerage, stock exchange, securities regulatory body or underwriting institutions as Inmarsat may reasonably deem necessary. Inmarsat shall notify the Contractor in advance of the disclosure of information in accordance with this Paragraph C. Inmarsat will obtain from its advisers associated with such disclosure, confidentiality undertakings substantially similar to those under this Article in respect of information which is not so disclosed.

D.	This Article shall continue to apply, irrespective of any expiration or termination of this Contract, for a period of fifteen (15) years from EDC or UNLESS and until such time as such information comes into the receiving party’s lawful possession without restriction independent of disclosure in connection with this Contract, or otherwise lawfully comes into the public domain.

Article 38 Public Release of Information

The Contractor shall obtain the approval of Inmarsat concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches, and other public information releases to be made by the Contractor or any of its Subcontractors concerning this Contract or the Work performed or to be performed hereunder. Inmarsat shall as soon as practicable review the proposed text prior to the date scheduled for its release.

Article 39 Communications

A.	All notices, reports, invoices and other correspondence to be provided to Inmarsat or the Contractor pursuant to this Contract shall be sent for the attention of the responsible officers referred to in Paragraph A of Article 40 hereof, entitled Responsible Officers, at the following addresses:

Inmarsat Global Limited	Astrium SAS
99 City Road	31, avenue des Cosmonautes
London EC1Y 1AX	31402 Toulouse Cedex 4
England	France

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B.	All communications pertinent to this Contract shall be made or confirmed in writing, including letter, or facsimile.

C.	All documentation and communications required under this Contract shall be in the English language.

Article 40 Responsible Officers

A.	The responsible officers of the parties may be changed from time to time by notice to the other party. Until further notice, the responsible officers for Inmarsat shall be **** for contractual matters and **** for technical matters, and for the Contractor shall be **** for contractual matters and **** for technical matters.

B.	For the purpose of administration of this Contract, any communications between Inmarsat and the Contractor shall be enforceable and binding upon the parties only if signed by the appropriate responsible officers.

Article 41 Time Limits

UNLESS otherwise indicated, any time limits to which this Contract binds the Contractor or Inmarsat shall be counted in calendar days from the day following that of the event marking the start of the time limit, and shall end on the last day of the period laid down. When the last day of a time limit is a Saturday or Sunday, or a legal holiday in the country in which the particular contractual performance is required, such time limit shall be extended to the first working day following.

Article 42 Order of Precedence

Subject to Paragraph C of Article 30 hereof, entitled Examination of Technical Annexes, should there be any ambiguity, discrepancy, or inconsistency between the Contract and any of its Annexes, resolution shall be in accordance with the following order of precedence:

1.	The Contract Articles, all of the financial and other non-technical Annexes referred to herein, and Annex E hereto, entitled Performance Algorithm;

2.	Annex A hereto, entitled Statement of Work, including its appendices;

3.	Annex B hereto, entitled Technical Specifications and Operational Requirements; and

4.	All other technical Annexes.

Article 43 Entire Agreement

This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the parties, whether oral or written. The parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. Each Party acknowledges that it has not relied on any statement, promise, representation, warranty, or understanding made or given by or on behalf of the other party which is not set out in this Contract. Nothing in this Contract shall exclude or limit either party’s liability for fraudulent misrepresentation or wilful misconduct.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Article 44 Limitation of Liability

A.	The parties to the Contract expressly recognise that commercial space ventures involve substantial risks and recognise the commercial need to define, apportion and limit contractually all of the risks associated with this commercial space venture. The payments and other remedies expressly set forth in this Contract fully reflect the parties’ negotiations, and intentions with respect to the allocation of the risks associated with commercial space ventures.

B.	Unless specifically stated to the contrary in this Contract, all rights and remedies set forth in the Contract shall be exclusive and in substitution for all remedies arising under law or equity.

C.	Except as otherwise provided in this Contract, in no event shall a party or a party’s affiliates and its and their Subcontractors and its and their officers, employees and agents, be liable to the other party, in contract, in tort, or otherwise for any indirect or consequential damages arising at any time or from any cause whatsoever or any other damages that the parties did not know would arise or that the parties could not have reasonably expected would arise at the date of signature of this Contract, In no event shall a party be liable for loss of profits, loss of revenue, loss of business or anticipated business, loss of anticipated savings, personal injury so far as not caused by that party’s negligence, depletion of goodwill, damages costs or expenses incurred or payable to any third party which are indirect or consequential damages for the other party, or the cost of borrowing funds or capital to remedy that party’s breach.

D.	The total liability of either party to the other with respect to all claims of any kind, including without limitation, liquidated damages, whether as a result of breach of contract, Performance Incentives, excess mass, intellectual property infringement, warranty, strict liability or otherwise, and whether arising before or after delivery of any deliverable item, for any loss from the Contract, or from the performance or breach thereof, ****.

E.	Both parties agree that when making any claim against the other under or in connection with this Contract they will both use all reasonable efforts to mitigate any losses arising from the same.

F.	Nothing in this Contract limits or excludes the liability of either party for death or personal injury resulting from such party’s negligence or for any damage or liability incurred by a party as a result of fraud or fraudulent misrepresentation.

Article 45 Launch Vehicle Compatibility

If, at any time prior to Launch in respect of the Spacecraft, the interface and support requirements and technical data (the “Launch Agency Requirements”) issued by the selected Launch Vehicle agency(s) as specified in Annex A hereto, entitled Statement of Work, differ from the Launch Agency Requirements current at PDR then the Contractor shall promptly at its own expense evaluate the consequences using its reasonable efforts in good faith to avoid any hardware modification, additional testing and/or schedule impact. These efforts shall include inter alia interaction (supported by Inmarsat) with the Launch Vehicle agency. If this evaluation shows that the Spacecraft is compatible with the updated Launch Agency Requirements without hardware modification or additional testing the updated Launch Agency Requirements will replace those current at PDR. If it does not, the Contractor shall provide a report to Inmarsat demonstrating the incompatibility and recommending the least cost, minimal-impact-to-schedule hardware modifications and/or additional testing which may be required. Provided Inmarsat accepts the findings of the Contractor, the parties will treat the matter as a change in accordance with Article 31 hereof, entitled Changes.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

7 November 2007	Inmarsat / Astrium Proprietary & Confidential Information	Page: 40

Contract No:07-4471

Article 46 Survival

Termination or expiration of this Contract for any reason shall not release either party from any liabilities or obligations set forth herein which:

a.	the parties have expressly agreed shall survive any such termination or expiration; or

b.	remain to be performed or by their nature would be intended to be applicable following any such termination or expiration (including without limitation any obligation to make a payment which is stated to be payable following termination).

Article 47 Waiver

A waiver of any breach of a provision of this Contract shall not be binding upon either party unless the waiver is in writing. The failure of either party at any time to insist upon strict observance of any of the provisions of this Contract, or to exercise any rights in respect of this Contract shall not be construed as a waiver of such provision or right or in any way affect the validity of this Contract. The exercise by either party of any of its rights under this Contract shall not preclude such party from exercising any other right it may have under this contract, unless this Contract expressly provides otherwise.

The granting by either party of specific waivers or deviations shall not be construed as acceptance by such party of further waivers or deviations relating to subsequent breaches or non observances of the requirements of this Contract. Any waiver or deviation granted by a party shall relate only to the particular breach or non-observance in respect of which it was made and shall not affect such party’s ability to exercise its other rights under this Contract.

Article 48 Geographic Distribution

As soon as possible though no later than PDR the Contractor shall provide to Inmarsat, the price breakdown and payment plans for all sub-contractors together with the associated geographic distribution.

Article 49 Nature of Relationship

This Contract shall not constitute, give effect to, nor otherwise imply a joint venture, partnership, agency or formal business organisation of any kind and the rights, duties and obligations of each party shall be as expressly set forth herein.

Article 50 Counterparts

This Contract may be executed in a number of counterparts, each of which when executed and delivered shall constitute an original of this Contract, but all the counterparts shall together constitute the same agreement. No counterpart shall be effective until each party has executed at least one counterpart.

7 November 2007	Inmarsat / Astrium Proprietary & Confidential Information	Page: 41

Contract No:07-4471

IN WITNESS WHEREOF, the parties hereto have signed this Contract in duplicate.

Astrium SAS		Inmarsat Global Limited

By:		By:
****
Typed name:		Typed name:
Title:	President & Chief Executive Officer	Title:	President & Chief Operating Officer

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

7 November 2007	Inmarsat / Astrium Proprietary & Confidential Information	Page: 42

C O N T R A C T C H A N G E N O T I C E

Appendix 1

Contract Change Notice

CONTRACT CHANGE NOTICE

PROJECT [Project Name]	CCN NO.	DATE
CONTRACT [Contract Number]	xxx	DD-MM-YY
(1) TITLE OF CHANGE [Title]
(2) DESCRIPTION OF CHANGE [Description]	(3) RECOMMENDED INTRODUCTION POINT DD-MM-YY
(4) DRAWINGS AND SPECS. AFFECTED
	NUMBER	ISSUE

(7) REASON FOR CHANGE [Reasons]
(8) RELATED FACTORS

FACTOR	Y	N	FACTOR	Y	N	FACTOR	Y	N
Performance			Testing			Other factors
Reliability			Materials and processes
Interface			Spare parts
Weight			Agency furnished equipment
Dimensions			Packaging
Electrical parameters			Publications

(9) ESTIMATED INFLUENCES ON CONTRACT PROVISIONS
1. TOTAL PRICE INFLUENCE

TOTAL HOURS	LABOUR COSTS	MATERIALS	TAXES	OTHER COSTS	TOTAL COSTS
0	0	0	0	0	0

2. SCHEDULE INFLUENCE
ON FINAL DELIVERY		ON PERT-NETWORK
INFLUENCE ON OTHER PROVISIONS
CONTRACTOR’S SIGNATURES		INITIATOR [INMARSAT] DATE: DD

PROJECT MANAGER
[Name]	DATE: DD-MM-YY
CONTRACT MANAGER
[Name]	DATE: DD-MM-YY

DATE OF REJECTION	DATE OF APPROVAL	INTRODUCTION POINT
CUSTOMER’S SIGNATURES
PROGRAMME MANAGER	DATE:
CONTRACTS MANAGER	DATE:

CONTRACT CHANGE NOTICE

PRICE BREAKDOWN FORM
Subject: [CCN ??]					Currency:
Tender/Subcontractor: [Name]					Date: DD-MM-YY

1) LABOUR COST Category	Total Manpower Manhrs	Basic Hourly Labour Rate	Labour Overhead	Gross Hourly Labour Rate	TOTAL COST
			% Rate
				0.00	0.00

	0		Total Labour Cost		0.00

2) MATERIAL COST Category	Direct Cost		Material Overheads
			%	Amount
[Item]		0	0	0.00	0.00
			Total Material Cost		0.00

3) INT. SPECIAL FACILITIES			Hours of Use	Hourly Rate
			0	0	0
			Total Cost of Internal Special Facilities		0

4) GENERAL & ADMINISTRATIVE OVERHEAD & GENERAL RESEARCH & DEVELOPMENT CONTRIBUTION (if applicable)%				Total Amount of 1 &/or 2 &/or 3
General Administrative Overhead			0	0	0
General Research & Development Contribution			0	0	0
			Total G&A Overhd. & R&D Cont.		0

5) PRIME COST (1+2+3+4)					0.00

CONTRACT CHANGE NOTICE

5) PRIME COST (1+2+3+4) (carried forward)					0.00

6) OTHER DIRECT COST Category		Direct Cost	Overheads (if appl.)
			%	Amount
External Major Products		0	0	0.00	0.00
External Special Equipment		0	0	0.00	0.00
External Services
Travel and Subsistence
Packing and Shipping
etc
* Notes			TOTAL OTHER		0.00

7) SUBTOTAL (5+6)					0.00

8) LICENCE FEES ETC
Description	Licensor	Basis of calculat.	Rate of %

9) NOMINAL PROFIT			Amount 5)	Rate %
			0.00	0	0.00

10) ADDITIONAL PROFIT			Amount 5)	Rate %
			0.00	0	0.00

11) TAXES

12) TOTAL PRICE (7+8+9+10)					0.00

13) PRESENT WORTH OF
Spare parts to be used over 8-year contract					0
Labour: Annual Operation over 8-year contract					0

14) GRAND TOTAL (11+12)					0.00

W A I V E R D E V I A T I O N

Appendix 2

Request for Deviation/Waiver

WAIVER DEVIATION

SUBMITTING COMPANY:			REQUEST NUMBER:

			PROJECT:	SHEET OF SHEETS:

Deviation	Waiver	MODEL:	SUBSYSTEM:

EQUIPMENT / PART NAME:	DRAWING / PART NUMBER	QUANTITY:

SERIAL NUMBERS:	MANUFACTURER / SUPPLIES	CONTRACT / ORDER NUMBER:

OTHER DEVIATIONS / WAIVERS ON PART:		REJECT NOTE NUMBER:

SPECIFIED REQUIREMENTS:

DESCRIPTION:

DETAILS OF DEVIATION / WAIVER AND REASON FOR APPLICATION:

SUBMITTED BY:	QUALITY SIGNATURE:	DATE:

PROPOSED RECOVERY ACTION / COMMENTS:				RECOVERY ACTION CLEARED. Inspector’s Stamp

DATE:
☐ HAS NO ADVERSE AFFECT ☐ INTERCHANGEABILITY ☐ CUSTOMER INTERFACE ☐ MISSION OBJECTIVE	☐ MAINTAINABILITY ☐ DOCUMENTATION ☐ RELIABILITY ☐ FUNCTION	☐ SAFETY ☐ MASS ☐ LIFE ☐ FORM	☐ FIT ☐ OTHERS	MRB REFERENCE No. (s)

AUTHORITY	DESIGN	STRESS	PRODUCT ASSURANCE	PROJECT MANAGER
SUPPLIER	Agreed / Not Agreed Date:	Agreed / Not Agreed Date:	Agreed / Not Agreed Date:	Signature: Date:
SUBCONTRACTOR	Acceptable Yes / No Date:	Acceptable Yes / No Date:	Acceptable Yes / No Date:	Signature: Date:
PRIME CONTRACTOR	Acceptable Yes / No Date:	Acceptable Yes / No Date:	Acceptable Yes / No Date:	Signature: Date:
CUSTOMER	PRODUCT ASSURANCE AUTHORITY DECISION		DESIGN AUTHORITY DECISION

	Signature:	Date:	Signature:	Date:
OTHER COMMENTS

Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX A: STATEMENT OF WORK

Version 3.0

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DOCUMENT ISSUE RECORD

Issue	Update	Date	Modified Pages
1	0	23/01/2007	All - initial issue for RFP
2	0		New issue for contract negotiations
2	1 to 6		Various updates through negotiations
2	7	31/10/2007	New section 5.2.5 Updated 8.4.2
3	0	06/11/2007	Update to 5.2.5. and 6.1.3. Issue at EDC

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TABLE OF CONTENTS
1.		INTRODUCTION	A-1

2.		DOCUMENTS	A-2

2.1		APPLICABLE DOCUMENTS	A-2
2.2		REFERENCE DOCUMENTS	A-2

3.		DEFINITIONS	A-2

3.1		ACRONYM LIST	A-4

4.		SCOPE OF THE WORK	A-5

4.1		IMPLEMENTATION OF THE SPACECRAFT	A-5
4.2		PROVISION OF A GROUND SEGMENT	A-6
4.3		LAUNCH SERVICES PROCUREMENT	A-6
4.4		LAUNCH AND IN-ORBIT OPERATIONS	A-7

5.		PROGRAMME IMPLEMENTATION	A-8

5.1		PROGRAMME PHASING	A-8
5.2		PROJECT REVIEWS	A-8
	5.2.1	Spacecraft Reviews	A-8
	5.2.2	Alphabus Reviews	A-9
	5.2.3	TDP Reviews	A-9
	5.2.4	Equipment Qualification Status Reviews	A-9
	5.2.5	Alphasat Mass Review
	5.2.6	Other Formal Reviews	A-10
5.3		PLANNING	A-10
5.4		KEY DELIVERY DATES	A-12

6.		TASK DESCRIPTIONS	A-13

6.1		MISSION DEFINITION & SYSTEM CONSOLIDATION	A-13
	6.1.1	Mission Consolidation and System Definition	A-13
	6.1.2	System Verification and Validation	A-13
	6.1.3	Frequency Coordination	A-14
6.2		DEVELOPMENT OF THE SPACECRAFT	A-14
	6.2.1	Use of the Protoflight Alphabus	A-14
	6.2.2	Payload Definition and Development	A-15
	6.2.3	Accommodation of Technology Demonstration Payloads (TDPs)	A-15
6.3		GROUND SEGMENT AND ASSOCIATED OPERATIONS	A-15
6.4		SUPPORT TO LAUNCH SERVICES PROCUREMENT	A-16
6.5		IN-ORBIT OPERATIONS	A-17
6.6		ENGINEERING	A-18
6.7		ASSEMBLY, INTEGRATION, TEST AND VERIFICATION TASKS	A-19
	6.7.1	General Tasks	A-19
	6.7.2	Test Facilities	A-19
6.8		DOCUMENTATION	A-20

7.		PRODUCT ASSURANCE AND SAFETY (PA&S)	A-21

7.1		PARTS AND EQUIPMENT PROCUREMENT	A-21

8.		MANAGEMENT AND REPORTING	A-22

8.1		GENERAL	A-22
8.2		CONTRACTOR TO INMARSAT AND ESA REPORTING	A-22

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8.3		PROGRAMME IMPLEMENTATION PLAN (PIP)	A-23
8.4		INMARSAT RESIDENT TEAM	A-23
	8.4.1	Role of the Inmarsat Resident Team	A-23
	8.4.2	Inmarsat Resident Accommodation	A-24
	8.4.3	Interaction with the Customer Resident Team	A-24

9.		RISK MANAGEMENT	A-25

10.		APPLICATION OF ECSS STANDARDS	A-26

11.		DELIVERABLE ITEMS	A-26

APPENDIX 1 - WITHHELD			A-27

APPENDIX 2 - ALPHASAT DELIVERABLE ITEMS AND SERVICES			A-28

APPENDIX 3 - WITHHELD			A-35

APPENDIX 4 - DOCUMENT REQUIREMENTS LIST (DRL)			A-36

APPENDIX 5 WITHHELD			A-53

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Contract No:07-4471

1. INTRODUCTION

This Statement of Work (SOW) defines in a non-exhaustive manner the work to be carried out by the Alphasat Contractor and his selected Industrial Team in the frame of the Alphasat Programme. It has to be read in conjunction with the ESA SOW ASA.ESA.SW.SY.049.

It should also be noted that the ESA SOW shall be subject to negotiation between ESA and Inmarsat and may change as a consequence. Such changes shall be reflected in the SOW to the Contractor.

Central to this work is the availability and use of the Protoflight Alphabus Service Module currently being developed by a joint industrial team of Astrium and Alcatel Alenia Space, under contract from ESA and CNES.

The Alphasat activities include all necessary tasks from Mission definition and commercial payload procurement to Alphasat satellite integration, verification, launch and in-orbit operations.

Included in the overall Alphasat Payload are Technology Demonstration Payloads (TDPs) to be provided by ESA as ‘Customer Furnished Items’, and accommodated by the Contractor.

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2. DOCUMENTS

2.1 APPLICABLE DOCUMENTS

Ref	Document Name	Document Number
AD01	Deleted
AD02	Project Implementation Plan	ASA-ESA-PL-SY-052
AD03	Customer Furnished Items List	ASA-ESA-LI-SY-054
AD04	Technology Demonstration Payloads	Annex M to this Contract
AD05	Alphabus Protoflight Service Module User Requirements Document	ABU-JPT-SPC-13620
AD06	Alphabus Protoflight Service Module Acceptance Test Matrix	ABU-JPT-PLT-13621
AD07	Alphabus Protoflight Service Module Deliverable Items List	ABU-RL-0-942-GPAB

Latest issue of the Applicable Documentation is defined in the Configuration Baseline Document List (ASA-ESA-LI-SY-142)

2.2 REFERENCE DOCUMENTS

Ref	Document Name	Document Number	Issue	Date
RD01	deleted
RD02	Alphabus Document Requirement List	ABU-RL-0-927-GPAP	2/0	25/05/05
RD03	Alphabus Product Assurance Requirements	ABU-SG-0-858-GPAP	2/1	10/02/05
RD04	Alphasat TDP General Design and Interface Requirements Document	ASA-ESA-ICD-CFI-127	1	01/10/07

3. DEFINITIONS

Throughout this document reference is made to the main parties involved in the realisation of the Alphasat mission. The respective roles and contractual relationships are as follows:

•	ESA (also referred to as ‘the Agency’) will place a contract with Inmarsat to define and implement the selected Alphasat mission, including launch, in-orbit commissioning and operations.

ESA will also provide the Alphabus Proto-Flight Model Platform developed within the ESA Alphabus programme (as an in kind contribution) and several Technology Demonstration Payloads (as ‘Customer Furnished Items’ (CFIs)).

ESA will provide funding for the Alphasat programme, and will make payments to Inmarsat, the Industrial Contractor and Payload Contractor(s) in line with the agreed Milestone Payment Plan and following successful completion of the specified milestones.

No direct contractual link will exist between ESA and the Industrial Contractor in the frame of the Alphasat Contract.

•

Inmarsat is responsible for the overall Alphasat mission definition and implementation, under the contract from ESA. Inmarsat will place a contract (or contract(s)) with the selected industrial Contractor to design, manufacture and test the Alphasat satellite.

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Inmarsat is also responsible within the scope of the Alphasat Programme to define and procure the necessary launcher services, and the implementation of the ground segment to facilitate in orbit commissioning and operation of Alphasat (and associated payloads including TDP’s).

Inmarsat will provide agreed funding to the Alphasat programme and make payments to the Industrial Contractor, Launch Services provider and Ground Segment contractors in line with the agreed contractual frame.

•

The industrial Contractor is under contract from Inmarsat and shall design, implement and test the Alphasat satellite, including procurement and/or development of the specified commercial payload and any necessary ground support equipment.

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3.1 ACRONYM LIST

ADCS	Attitude Determination and Control Subsystem
AIT	Assembly Integration and Test
AIV	Assembly Integration and Verification
ATB	Avionics Test Bench
CDR	Critical Design Review
CFI	Customer Furnished Items
CFS	Central Flight Software
DIL	Deliverable Items List
DRL	Documentation Requirements List
DSSS	Dynamic Spacecraft Software Simulator
ECSS	European Cooperation for Space Standardisation
EQSR	Equipment Qualification Status Review
ETB	Electrical Test Bench
GSE	Ground Support Equipments
IOAR	In-Orbit Acceptance Review
IOT	In Orbit Testing
IPSS	Integrated Processor Software Simulator
ITAR	International Traffic in Arms Regulations
KO	Kick-Off (Contract)
LEOP	Launch & Early Operations Phase
LRR	Launch Readiness Review
MMST	Mechanical Mock-up Static Test (model)
NCTS	Non Conformance Tracking System
ORR	Operations Readiness Review
PDR	Preliminary Design Review
PFM	Protoflight Model
PIP	Programme Implementation Plan
PSR	Pre-Shipment Review
RF	Radio Frequency
RFS	RF Sensing
RFSS	RF Sensing System
SCC	Satellite Control Centre
SOW	Statement of Work
STB	Software Test Bench
TDP	Technology Demonstration Payload
TM/TC	Telemetry/Telecommand
TOM	Thruster Orientation Mechanism
TDMA	Time Division Multiple Access

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4. SCOPE OF THE WORK

The overall scope of the Alphasat Programme is to achieve:

•	Timely in orbit validation of the Alphabus Platform

•	Development and commercial exploitation of innovative communication payloads, developed with the support of ESA funding

•	In-orbit validation and operation of Technology Demonstration Payloads

•	Support the introduction, through the utilisation of the innovative payloads, of new telecommunication services in Europe.

In order to achieve the above, the work required to be performed by the Contractor in the frame of the Alphasat Programme includes the definition of the spacecraft system specification, implementation and validation of the spacecraft and support to the launch services procurement and to the subsequent launch campaign and satellite operations.

To realise this mission the Contractor shall initiate the necessary industrial contracts required to implement all programme elements and establish the appropriate monitoring and management of these activities.

4.1 IMPLEMENTATION OF THE SPACECRAFT

The spacecraft system responsibilities include all activities necessary to manufacture, integrate and fully verify the Alphasat satellite. This development shall use the Protoflight model of the Alphabus platform, provided by ESA at the conclusion of the ongoing Alphabus development contract, following the successful PFM Acceptance Review.

In addition to the platform, the associated GSE generated in the frame of this programme shall also be made available by ESA to the Contractor for Alphasat activities, as necessary.

The scope and limitations of the Alphabus PFM deliverables are defined in AD05, 06 and 07.

To realise the Alphasat mission, the Contractor shall define and procure the selected communications payload elements, and accommodate these onto the Alphabus platform.

Furthermore, the Contractor shall also undertake the accommodation and on-board validation of Technology Demonstration Payloads (TDPs) to be provided by ESA, as defined in Annex M of this contract.

All necessary support equipment, GSE, tooling, simulators and facilities required to complete the satellite integration, validation and operations preparation, which are not specifically included in the Alphabus provisions, shall also be developed in support of this contract, either as a specific contract deliverable or directly by the industrial Contractor in preparation for the future product line activities.

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In the event of late delivery of equipment procured as part of the Alphasat contract which would impact on the spacecraft delivery date, the Contractor shall propose work around solutions minimising overall programme delays.

Furthermore, all activities required to prepare for the Alphasat Operations shall be undertaken by the Contractor, including the provision of the fully representative satellite simulator and the definition and validation of the telemetry and telecommand database and flight operation plans and procedures.

The conclusion of the Space Segment preparation activities shall be a fully ground validated Alphasat satellite, plus the associated operations preparatory activities necessary to safely launch, commission and operate the Alphasat satellite in orbit.

4.2 PROVISION OF A GROUND SEGMENT

Inmarsat will establish and fully verify the necessary Ground Segment for the routine and contingency operations of the Alphasat both with respect to satellite command and control (inclusive health monitoring) and associated payload support functions. The Contractor shall support Inmarsat in performing these activities.

The Contractor shall define and maintain the Ground to Space Interface Document (GSID),

In addition, Contractor shall support Inmarsat in defining and implementing the necessary infrastructure to undertake the Launch and Early Operations, and subsequent commissioning of the Alphasat spacecraft, including TDPs.

The Contractor shall support Inmarsat in defining the requirements which will allow Inmarsat to procure from a third party the “Beamweight Engine” software required to generate new beamweight coefficients etc in order to adapt the L-band antenna pattern as may be necessary throughout the life of the spacecraft.

4.3 LAUNCH SERVICES PROCUREMENT

The procurement of the Alphasat launch services is also included in the frame of this contract. Inmarsat will select a launch vehicle consistent with the Alphasat mission requirements and compatible with the interfaces and qualification envelope of the Alphabus/Alphasat platform.

Inmarsat will inform the Contractor at least 10 months before the Pre-Shipment Review about the selected launcher.

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The Contractor shall perform the necessary interface consolidation activities for the specific Alphasat configuration, support to launcher analysis and test, the implementation of the launch campaign and the launch.

4.4 LAUNCH AND IN-ORBIT OPERATIONS

On completion of all ground preparations the Contractor shall undertake the necessary launch campaign, and support Inmarsat in the launch and early orbit phase (LEOP) operations of the Alphasat mission.

Following completion of the LEOP activities, the satellite shall undergo commissioning in preparation for a nominal operating life of 15 years. Inmarsat will include, in the frame of this commissioning, those activities required for an early validation of the generic Alphabus, which may lie beyond the specific Alphasat needs. An outline of the Alphabus commissioning requirements is provided in Appendix 1. The Contractor shall support Inmarsat in the definition and execution of these commissioning activities.

Throughout the in-orbit operational life of Alphasat the Contractor shall support Inmarsat’s operations team by providing expert assistance for nominal and contingency operations and troubleshooting. During the first three years of operational life the Contractor shall also support the TDP operations to the extent defined in Annex M of this contract.

On completion of the first three years of in-orbit operation the Contractor shall support Inmarsat at the Alphabus Certification Review, at which ESA and CNES will formally assess the performance of the Alphabus platform over the mission to date.

The scope of this operational support shall be defined in an Operational Support Plan to be agreed long term by all parties.

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5. PROGRAMME IMPLEMENTATION

5.1 PROGRAMME PHASING

The Contractor shall establish a development logic with appropriate phasing and timing of Project Reviews.

This approach shall be applied to all major activities proposed by the Contractor for the design, manufacture and test of the Alphasat spacecraft.

The approach shall be consistent with the level of maturity of the main elements foreseen for the Alphasat mission, and shall be coherent with the baseline development plan and associated programmatics established for the on-going Alphabus contract.

5.2 PROJECT REVIEWS

The Contractor shall propose a sequence of formal Reviews throughout the life of the Alphasat programme.

The scope and timing of the reviews shall be consistent shall be coherent with the Alphabus development plan.

The Agency participation and role in these reviews shall be as defined in the Project Implementation Plan (AD02). All RID’s will be screened by Inmarsat prior to submission to the Contractor.

For all reviews, Inmarsat and ESA personnel shall be provided full access to all associated technical and programmatic data.

Where specific inputs are required from the on-going Alphabus development to support these reviews, these shall be clearly identified.

5.2.1 Spacecraft Reviews

The following formal reviews are anticipated in the frame of the Alphasat spacecraft activities:

•	System Preliminary Design Review (PDR) at ****

•	System Critical Design Review (CDR) at ****

•	System Final Design Review (FDR) at ****

•	Pre-Shipment Review (PSR) at ****

•	Launch Readiness Review (LRR) at ****

•	Operations Readiness Review (ORR) at ****

•	In-Orbit Acceptance Review (IOAR) at ****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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These system level reviews shall cover all aspects of the spacecraft design, including the platform and TDP accommodation.

For the Alphasat Payload, the Contractor shall perform the following formal reviews to which Inmarsat and ESA shall be invited (formal participation per AD02):

•	Payload Preliminary Design Review at ****

•	Payload Critical Design Review at ****

•	Payload Shipment Review at ****

The Final Design Review for the Payload will be performed as part of the System FDR.

In addition to these formal reviews, the Contractor shall establish a comprehensive monitoring and review process for the lower level elements, including subsystem, equipment, support equipment, simulators, etc.

Inmarsat and ESA shall be duly informed about and explicitly invited to all lower level reviews, with full access to all associated supporting data.

5.2.2 Alphabus Reviews

The Contractor shall participate in the following Alphabus reviews:

•	Critical Design Review

•	Integration Readiness Review

•	Qualification Review

•	PFM Acceptance Review (as co-chair)

In addition, the Contractor shall participate in all functional chain and equipment reviews, as a review panel member.

5.2.3 TDP Reviews

The Contractor shall participate in TDP reviews to the extent defined in Annex M of this contract.

5.2.4 Equipment Qualification Status Reviews

Immediately following EDC, the Contractor shall hold Equipment Qualification Status Reviews (EQSR) for each equipment to be embarked on the Alphasat spacecraft where qualification is claimed in whole or in part through tests on another programme:

•

For equipment units of the Alphabus platform where the EQSR process has already been completed with ESA, the Contractor will present the EQSR outcomes to Inmarsat. For units under qualification, the Contractor will invite Inmarsat to the remaining design, test and qualification reviews.

•

For other units the purpose of these reviews shall be to establish and agree with Inmarsat and ESA the current qualification status of each proposed flight item and, where necessary, to agree the development and test programme required to complete the qualification process.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

5.2.5 Other Formal Reviews

In addition to the Space segment reviews defined above, the Contractor shall support Inmarsat in establishing a review process for the definition and validation of the Ground Segment, including flight operations preparation, to which ESA will be invited to participate.

5.3 PLANNING

The Contractor shall establish and maintain a consistent and exhaustive development plan for all elements required for the implementation of the Alphasat mission. The associated schedule shall clearly identify all major activities, milestones and reviews planned throughout the programme. The baseline schedule is shown in Figure 5-1.

The critical path (and sub critical elements) for the Alphasat development shall be clearly identified and monitored.

The Contractor’s plans shall take full account of the baseline planning for the Alphabus development, and coherence shall be demonstrated with respect to the needs of both programmes, including:

•	freezing of specifications/interface data

•	availability of design/performance data

•	test plans, procedures and reports

•	software definition and availability (inclusive database deliverables)-

•	hardware availability, inclusive development, flight and GSE

•	needs and availabilities between these two parallel programmes.

If adaptation to the baseline Alphabus planning is deemed necessary, this shall be clearly identified for agreement between the parties.

All key dates associated with TDP consolidation and implementation, including the latest date at which the selected TDPs and associated support equipments shall be delivered by ESA to the Alphasat Contractor for integration, are defined in Annex M of this contract.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

Figure 5-1 Baseline Schedule

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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5.4 KEY DELIVERY DATES

Deliverable Item	Date	Delivery Location
Alphabus Platform	****	Astrium Toulouse
Alphasat Payload	****	Astrium Toulouse
Alphasat Spacecraft	****	Selected Launch Site

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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6. TASK DESCRIPTIONS

The Contractor shall perform all the tasks necessary for the implementation of the Alphasat satellite and fulfilment of the proposed mission in a timely and cost-effective manner. Tasks identified below are neither exclusive nor exhaustive.

The Contractor shall make maximum use of the activities performed in the frame of the Alphabus development, including adoption of supporting specifications, use of system and engineering analyses (and associated models) and exploitation of unit, subsystem and system test results and facilities (including ATB, ETB, STB, MMST, and PFM) as appropriate.

6.1 MISSION DEFINITION & SYSTEM CONSOLIDATION

After consolidation of the detailed mission requirements, the Contractor shall establish the requirements for the Spacecraft, the Payload and associated interfaces with the Ground Segment.

6.1.1 Mission Consolidation and System Definition

With due consideration to the findings of the Phase A activities, the Contractor shall consolidate the overall Alphasat mission, and associated system apportionments:

•	consolidating the reference spacecraft system architecture;

•	specifying the spacecraft subsystem architectures and functionalities;

•	establishing all interface specifications;

•	consolidating the performance specifications, and establishing the associated system budgets;

•	identifying and assessing any potential technical/development risk.

Throughout this process all the necessary evaluations shall be undertaken, to confirm the compatibility of the PFM Alphabus design, interfaces and performance with the requirements of the Alphasat mission.

Wherever feasible the spacecraft requirements shall be aligned to the nominal capabilities of the Alphabus, and the need for mission specific adaptations shall be minimised.

6.1.2 System Verification and Validation

The Contractor shall establish, and document, an overall Alphasat System Verification and Validation Plan, including both the satellite and its interfaces with the ground segment. Consistent with this the Contractor shall also define design, development, verification and validation plans for all the main elements of the Alphasat mission including the Payload and TDP accommodation.

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For the satellite, these plans shall clearly identify where the validation approach relies on activities performed in the frame of the Alphabus level development.

6.1.3 Frequency Coordination

Inmarsat will be responsible for all the frequency coordination activities related to Alphasat mission (including TDP’s); resolution of potential problems related to TDP selected frequencies are specifically excluded from Inmarsat’s responsibilities.

Inmarsat will undertake frequency filing and coordination duties both at international (ITU) and European/National level tackling all the issues related to the resolution of any Alphasat frequency coordination need. The Contractor shall support Inmarsat as necessary in performing these activities.

6.2 DEVELOPMENT OF THE SPACECRAFT

With due consideration to the baseline definition of the Alphabus PFM Platform and associated interfaces and generic performance envelopes, the Contractor shall establish an overall design for the Alphasat spacecraft inclusive payload accommodation.

The Contractor shall be responsible for the overall design, performance and implementation of the Alphasat spacecraft.

6.2.1 Use of the Protoflight Alphabus

The Contractor shall ensure coherence of the on-going Alphabus development with the Alphasat requirements.

The baseline Alphabus design requirements, hardware configurations and associated acceptance testing are defined in AD05, 06 & 07. This includes all specific adaptations foreseen to ensure Alphasat compatibility.

Any additional modifications required to this baseline Alphabus Service Module shall be subject to formal agreement by the Agency.

The Contractor may use tooling, GSE and Test Equipment developed for Alphabus (as defined in AD07), wherever appropriate. Should there be potential conflicts in availability for this equipment (due, for example, to a need on other projects proceeding in parallel with Alphasat) these shall be resolved between the Alphasat and Alphabus Contractors, with no liability for Inmarsat or ESA.

The Contractor shall participate in Alphabus Project Meetings and Reviews, to maintain visibility and ensure the continued compatibility within the Alphasat development.

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The Contractor shall jointly Chair the Acceptance Review for the PFM Alphabus Platform and shall formally accept the Platform into the Alphasat implementation contract.

6.2.2 Payload Definition and Development

The Contractor shall be responsible for the definition, development, manufacturing, testing and accommodation of the payload elements required to fulfil the baseline Inmarsat I-XL mission.

Payload accommodation includes the implementation of the Alphasat accommodation hardware, including Repeater Module, plus associated payload specific avionics adaptations.

Where the selected payload development requires non-recurring effort, for which ESA funding has been agreed, the Contractor shall ensure full visibility is provided to Inmarsat and ESA representatives throughout the detailed definition, development and implementation activities.

Inmarsat and ESA shall co-chair the formal reviews held during these development activities (per AD02).

For ‘recurrent’ payload procurements, a reduced monitoring and review process shall be established, to which Inmarsat and ESA shall be invited to participate.

The Contractor shall be responsible for establishing the detailed payload accommodation and ensuring mutual compatibility of all payload elements including TDPs.

6.2.3 Accommodation of Technology Demonstration Payloads (TDPs)

Tasks associated with the accommodation of the Technology Demonstration Payloads (TDPs) on the Alphasat spacecraft are defined in Annex M of this contract.

6.3 GROUND SEGMENT AND ASSOCIATED OPERATIONS

Inmarsat will define, develop and fully verify the necessary Ground Segment elements for the routine and contingency operations of the Alphasat spacecraft, both with respect to satellite command and control (inclusive health monitoring) and all associated payload support functions (including TDPs).

The Contractor shall be responsible for completing and maintaining the Ground-to-Spacecraft Interface Document (GSID) for the Alphasat mission.

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Inmarsat will establish and provision the extended infrastructure necessary to undertake the Launch and Early Orbit Phase operations and subsequent commissioning of the Alphasat spacecraft including the payload and the TDPs.

The Contractor shall support compatibility tests between the Inmarsat Satellite Control Centre and the Alphasat spacecraft.

Inmarsat will provide suitable archiving and data retrieval facilities for all satellite, payload and TDP TM/TC history throughout the mission life.

Inmarsat will provide suitable interfaces with ESA, the Alphabus Contractor and TDP providers for access to TM/TC data throughout the mission life. During the switch-on and commissioning phase this data will be available on a near real time basis.

The Contractor shall define and implement all necessary provisions for on-board software maintenance, throughout the mission life.

The Contractor shall train the Inmarsat operations team for all nominal and contingency operations required for the duration of the Alphasat mission.

On completion of the first 3 years of in-orbit operation the Contractor shall support the Alphabus Certification Review at which ESA and CNES will formally assess the performance of the Alphabus platform over the mission to date. This support is based on in orbit TM results assessments with respect to expected behaviour and participation to the presentation with associated handout.

6.4 SUPPORT TO LAUNCH SERVICES PROCUREMENT

Following selection of the launch service provider by Inmarsat, the Contractor shall be fully responsible for:

•	all the necessary design and interface activities with the launcher for the specific Alphasat configuration;

•	all required analyses and tests;

•	the implementation of the launch campaign.

For further details of the support required, see paragraph A2.3.

Throughout these activities, the Contractor shall maintain a design and verification programme compatible with all launch vehicles specified in the Satellite System Requirements Document, Annex B to this contract. For example, during mechanical testing, the levels shall envelope the requirements of all the specified launchers; representatives of the .

The Contractor shall also ensure that all the necessary safety documentation is provided to the selected Launch Services Provider, and formal safety certification achieved.

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In the case that the selected launcher is not Ariane 5, the implications of adopting Ariane 5 including technical, programmatic and financial aspects, shall be clearly established.

The final selection of the Alphasat launch services shall be endorsed by ESA.

6.5 IN-ORBIT OPERATIONS

Inmarsat will be responsible for the operation of the Alphasat satellite from launch vehicle separation until satellite decommissioning, including satellite LEOP, commissioning and routine operations. The Contractor shall support Inmarsat in these activities as required. More detailed operational requirements are defined in Appendix 2.

The Alphabus platform has a design life of 15 years. After the initial 3 years in-orbit the Agency shall convene an Alphabus Certification Review to assess the platform performances over this initial period; the Contractor shall support and participate in this review.

In addition to the normal operational tasks relating to the commercial mission, the Contractor shall support Inmarsat in performing the following activities, during the first 3 years of the mission:

•	Implementation of specific operation activities in support to TDPs, monitoring and control (inclusive switch on and commissioning activities);

•	Convening regular reviews and meetings, to include ESA, Alphabus and TDP representatives, to assess satellite status, review trends and anomalies, and reassess operation strategies.

•	Reporting of necessary software maintenance activities, which may warrant an adaptation of the generic platform flight software design

During the Alphasat commissioning definition and implementation, the Contractor shall support the specific commissioning needs of the Alphabus platform, which are required in addition to the nominal Alphasat needs. A preliminary assessment of the Alphabus commissioning needs is provided in Appendix 1.

To support the Alphabus platform validation and long term performance evaluations, Inmarsat will make available all requested Alphasat telemetries throughout the ESA Mission Life (modalities and interfaces for data transfer to be agreed).

To support the TDP monitoring and exploitation, Inmarsat will make available all requested telemetry data, throughout the ESA Mission Life, with an option to extend this service. (modalities and interfaces for data transfer to be agreed).

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6.6 ENGINEERING

The Contractor shall ensure that the necessary design evaluations, analyses and simulations are performed to confirm all elements of the Alphasat spacecraft shall achieve their required performance.

Maximum reuse of analyses and simulations performed in the frame of the Alphabus definition and development shall be assured. Where necessary analyses shall extend those performed in the frame of the Alphabus activities.

The Contractor shall ensure the coherence of all system, subsystem and equipment specifications to be applied for satellite and payload developments.

The Contractor shall ensure a rigorous approach is adopted for the compilation and maintenance of system and performance budgets.

A margin philosophy shall be applied throughout the design and implementation phases consistent with the level of maturity, and potential uncertainty, of the parameters being addressed.

The Contractor shall establish a comprehensive set of Spacecraft and System Support Specifications to ensure a coherent approach is applied throughout the Alphasat spacecraft development. In many cases these can draw on equivalent documentation generated in the frame of the Alphabus development.

The Contractor shall ensure a rigorous approach to Alphasat verification and validation is defined and implemented. Full traceability to requirement verification shall be assured.

Throughout the design, development and validation process the Contractor shall ensure comprehensive documentation and justification of the Alphasat design and performance.

All documentation shall be made available to Inmarsat and ESA, in a timely manner.

The satellite design and associated fuel budget allocations shall take into account the need to place the satellite into a graveyard orbit at the end of operational life with a minimum altitude above the geosynchronous orbit as defined in the applicable ISO and IADC standards.

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6.7 ASSEMBLY, INTEGRATION, TEST AND VERIFICATION TASKS

6.7.1 General Tasks

The Contractor and the Industrial team shall conduct a rigorous AIV programme with due consideration to the specific requirements coming from all payload elements, inclusive TDPs; the requirements for TDP’s are defined in Annex M.

At system level the Alphasat testing shall complete the required qualification process for both the platform and the payload elements by adopting a proto-flight approach to testing.

Environmental testing shall include:

•	Mechanical Testing; sine, acoustic, shock (launcher and appendage release)

•	Thermal Vacuum

•	Radiated and Conducted EMC (including RF auto-compatibility)

In support of the generic platform characterisation, the Contractor shall include system mechanical dynamic testing with both full and empty main propulsion tanks; the test levels in the empty tank configuration shall envelope the requirements of all the launch vehicles defined in the Satellite System Requirements Document, Annex B of this contract.

All major testing phases shall be preceded by a formal Test Readiness Review and concluded with a Test Review Board to which Inmarsat and ESA shall be invited.

Participation of TDP suppliers in all phases of the spacecraft testing shall be as defined in Annex M to this contract.

Inmarsat and ESA shall be invited to witness all phases of the Alphasat testing.

6.7.2 Test Facilities

The Contractor shall be responsible for the selection and contracting of test facilities.

If significant facility adaptation/modifications are required to accommodate the Alphasat activities these shall be clearly identified.

In selecting the Test facilities, the Contractor shall give priority to European facilities.

For all Alphasat environmental testing the Contractor shall provision all necessary instrumentation and monitoring equipments for the Alphabus and TDP elements (e.g. thermocouples and accelerometers).

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6.8 DOCUMENTATION

The Contractor shall establish a comprehensive documentation plan to be applied to the Alphasat implementation, coherent with the established Alphabus documentation plan.

The documentation plan shall ensure that the design, development and verification process for the Alphasat spacecraft is fully supported and documented by the appropriate plans, justification files and verification documentation. A rigorous traceability of requirements and associated verification shall be assured.

A consistent documentation approach shall be applied to all levels of the Alphasat activities.

Top level specifications, plans and other support documentation which have direct impact on customer provisions (Alphabus platform and TDPs) shall be subject to approval by Inmarsat and ESA.

A full list of documentation to be delivered to Inmarsat and ESA throughout the Project is defined in the Appendix 4, Document Requirement List.

The Contractor, Inmarsat and ESA shall establish a top level coordinated schedule, identifying all key interactions between the Alphasat activities and the Alphabus/TDP developments and major Alphasat milestones and Reviews. This shall be regularly reviewed and updated to ensure continued coherence between programme elements.

Any adaptation or modification to the approval documentation shall be subject to formal agreement by Inmarsat and ESA.

All technical and programmatic documentation generated in the frame of the Alphasat contract shall be provided to Inmarsat and ESA in a timely manner.

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7. PRODUCT ASSURANCE AND SAFETY (PA&S)

The Contractor shall be responsible for defining, implementing and maintaining the Product Assurance and Safety Provisions to be applied to all elements of the Alphasat Contract, including the bus.

The Contractor shall establish a Product Assurance and Safety Plan, for approval by Inmarsat and ESA.

The Product Assurance and Safety plan, as a minimum, shall be consistent with those provisions applicable to the Alphabus development (ref RD03).

This product assurance plan shall foresee the potential implementation of technical/quality audits on the industrial Contractor or its suppliers.

The Contractor shall be responsible for reviewing and assessing the anomalies and NCRs arising in the course of the Alphasat development, test and operations activities.

Closure of all major NCRs, including those concerning the bus, shall require Inmarsat agreement.

Where these NCRs impact the operation or performances of the Alphabus platform or the interfaces/functionality/performance of the TDPs, a formal disposition and agreement from ESA shall also be obtained before closure.

Similarly, for those elements of the payload which have been subject to ESA funding, all major NCRs will require ESA agreement which will be obtained through Inmarsat.

Further NCRs which may impact the nominal implementation and/or schedule of the Alphasat activities shall be formally notified to Inmarsat for agreement.

A list of all other NCRs, with associated dispositions, shall be provided to Inmarsat for information on a regular basis.

7.1 PARTS AND EQUIPMENT PROCUREMENT

In the frame of the Alphabus development a clear preference for parts and equipment originating from European or Canadian sources has been applied. Wherever practicable (technical and financial) the use of items which are, or could become, subject to ITAR export restrictions, has been minimised. For the Alphasat payload developments a similar policy is preferred.

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8. MANAGEMENT AND REPORTING

8.1 GENERAL

The Contractor shall establish the Management and Reporting Plan, to be applied to his sub-contractors. This Plan shall address, as a minimum:

•	General Management of the Programme elements

•	Project Organisation and responsibilities

•	Organization and Conduct of formal reviews

•	Configuration Management

•	Information and Documentation Management

•	Costs and Schedule Management

•	Risks Management

•	Contract and Change Management

•	Customer Rights of access, confidentiality and non-disclosure.

•	Proposed test facilities for the tests anticipated, and eventual back-up facilities. (The Contractor shall be responsible for the selection of test facilities.)

The Contractor (top level) Management Plan shall address the relationship and information flow between the Contractor, Inmarsat and ESA. This shall be subject to approval by Inmarsat and ESA.

Inmarsat and ESA shall be afforded full rights of access to all parties involved in the Alphasat development.

8.2 CONTRACTOR TO INMARSAT AND ESA REPORTING

Regular reporting shall be established and maintained between the Contractor, Inmarsat and ESA (per AD02).

As a minimum the following interactions between Project Management is envisaged:

•	Weekly status and coordination meeting

•	Quarterly formal Progress Meetings, inclusive Progress report, to include technical, programmatic and contractual aspects

•	Six monthly Senior Management Peer Reviews (with Alphasat Steering Board)

Inmarsat and ESA shall also be invited to all Progress Meetings to be held with the Alphasat payload equipment suppliers.

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The Contractor shall maintain a meetings plan for all technical interactions with the Alphasat consortium. Inmarsat and ESA participation to upcoming technical meetings shall be requested/agreed at the weekly coordination meetings.

Similarly, for Alphabus and TDP activities the Contractor participation to Progress Meetings and ad-hoc technical meetings shall be agreed.

8.3 PROGRAMME IMPLEMENTATION PLAN (PIP)

Recognising the cooperative nature of this contract, Inmarsat, ESA and the Contractor shall define and agree a formal Programme Implementation Plan (PIP) which shall specify the methodology for day to day Project activities and interactions within the frame of Alphasat.

The PIP shall include the following:

•	Tasks and responsibilities of the Parties

•	Definition of Project Teams (inclusive formal points of contact)

•	Role and composition ‘higher level’ bodies (Alphasat Steering Board)

•	Communications

•	Approach to Reporting (formal & informal) including participation, frequency and organisation of meetings

•	Formal Reviews (Alphabus, Alphasat and TDPs) including participation and roles

•	Coordinated Baseline (top level documents against which project performances and achievements shall be tracked)

•	Change Control

•	Documentation Control and Exchange

•	Financial issues (including invoice ratification and processing and payment notification.

The PIP shall be co-signed by the parties. A draft issue is provided as AD02.

8.4 INMARSAT RESIDENT TEAM

8.4.1 Role of the Inmarsat Resident Team

Timely implementation of the schedule is considered to be critical to the success of the programme. In order to facilitate this, Inmarsat plans to have an on-site resident team to monitor the day to day running of the programme and ensure that Inmarsat management are informed of issues and can therefore support timely decision making. This resident team shall be co-located with the Contractor’s programme office and integrated with the Contractor’s team. The interface between the Contractor and this team should be highly interactive and largely informal.

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Inmarsat residents shall be afforded access to all areas of the Contractor’s and major Subcontractors’ facilities where work is in progress on the Alphasat programme, at any time in accordance with the normal procedures for access.

8.4.2 Inmarsat Resident Accommodation

The Contractor shall provide furnished office accommodation for Inmarsat Residents, co-located with the Project teams in Toulouse and Portsmouth. In Toulouse this shall include accommodation for a total of 12 residents, including offices for 3 senior managers, a conference room and a room for dedicated terminals to display real time telemetry from the Inmarsat Satellite Control Centre in London. In Portsmouth, accommodation shall be provided for a total of 5 residents, including 2 offices for senior managers; space shall also be foreseen for a terminal to display real time telemetry from the Inmarsat Satellite Control Centre in London.

The Contractor shall assist Inmarsat in establishing dedicated Local Area Networks in Toulouse and Portsmouth with broadband internet access for use by the resident team. The resident team shall be provided with unrestricted access to international telephone and other telecommunications links (voice and data). Inmarsat will reimburse the costs associated with the use of these services by the Inmarsat Resident team.

The Inmarsat resident team shall be allowed restricted access to the Contractor’s PC LAN system in order to facilitate on-line access to Platform test results. Access to an FTP site shall be provided for the transmission of Payload test results to Inmarsat.

An office for two people shall be also provided at each of the Contractor’s sites at Stevenage and Cannes, with international telephone lines and broadband internet access. Inmarsat will reimburse the costs associated with the use of these services by the Inmarsat Resident team. Similar facilities may be requested by Inmarsat at the premises of any major Subcontractors used to supply hardware or services for the programme.

8.4.3 Interaction with the Customer Resident Team

The Inmarsat resident team shall be invited to all progress and technical meetings on the project including MRB’s, integration and test meetings, interface meetings, design changes and other ad-hoc programme meetings. These meetings should follow the Contractor’s normal format, but allow for Inmarsat’s participation. In addition, it is anticipated that the resident team would have frequent interaction with the project management, the systems team and other engineering staff as the need arises.

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9. RISK MANAGEMENT

The Alphasat programme relies upon the development of numerous critical items. Each of these development programmes carries a risk that the item will not meet its schedule or performance requirements and so will not be available to support the Alphasat programme requirements.

To mitigate this risk, for some of these development items an alternative or back up unit has been identified which can be substituted into the spacecraft in a timely manner to mitigate the risk that the development doesn’t meet all its requirements.

Appendix 5 of this document summarises those development items which have an identified back-up and furthermore it specifies the triggering criteria and date for the decision to substitute or not the back up into the spacecraft baseline design.

Inmarsat requires to be informed and actively involved in the decisions regarding the triggering of each of these identified back up items.

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10. APPLICATION OF ECSS STANDARDS

The Alphabus Platform development is being undertaken according to ECSS standards with specific tailoring (agreed by ESA) applied to ensure consistency with the normal practices applicable to the development of commercial communications satellite.

Whilst not strictly applicable to the Alphasat activities the Contractor shall propose a rigorous approach to the Alphasat engineering, verification and validation, management and product assurance which is consistent with the principles and methodologies defined in the ECSS.

Where the Contractor chooses to apply specific company standards these shall be submitted to Inmarsat and ESA for agreement.

11. DELIVERABLE ITEMS

All anticipated deliverable items from the Contractor to Inmarsat and ESA are defined in the Deliverable Items List (DIL) provided as Appendix 2.

All deliverables from ESA to the Contractor are defined in the Customer Furnished Items List (AD03).

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APPENDIX 1 –

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APPENDIX 2 - ALPHASAT DELIVERABLE ITEMS AND SERVICES

This Appendix summarises the Deliverable Items and Services which shall be provided by the Contractor under the terms of the Alphasat contract.

A2.1. Protoflight Spacecraft

The Contractor shall deliver to Inmarsat at the chosen launch site a complete spacecraft, including propellants, fulfilling all the requirements specified in this Contract.

A2.2. Documentation

The Contractor shall deliver documentation in accordance with the Document Requirements List included as Appendix 4 to this SOW.

A2.3. Launch Vehicle Interfaces and Launch Support Activities

The Contractor shall perform all the launch vehicle technical design and interface activities required by the selected launch service providers. Upon selection of a launch vehicle, the Contractor will perform the fit check,, pyrotechnic release tests and other activities required to ensure complete compatibility with the selected launch vehicle.

The Contractor shall be responsible for the submission of any integration documentation required by these launch vehicle agencies, and for obtaining the information necessary to demonstrate compliance with their requirements.

The Contractor shall be responsible for pre-launch operation tasks at the launch site as described below:

•	transportation of the spacecraft to the launch site;

•	handling and operation of the spacecraft and spacecraft test equipment during the launch operations;

•	assembly and checkout activities, such as those related to batteries, solar arrays, pyrotechnic devices, propulsion subsystem propellant filling and pressurisation, and spacecraft checkout;

•	supply of propellants and pressurants as required for the mission;

•	transportation of the satellite at the launch site where not provided by the launch vehicle agency;

•	participation in launch operation rehearsals;

•	provision of a compatibility test with the SCC for the satellite;

•	recovery operations after an aborted launch and performing all operations necessary to prepare the spacecraft for launch again;

•	recovery of spacecraft hazardous equipment if recoverable after a launch failure;

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•	disposal of hazardous waste from spacecraft launch preparation, such as surplus fuel;

•	support to Inmarsat during the launch campaign in meetings to review progress, to identify and resolve interface or facility issues and also in the Acceptance and Launch Readiness Reviews;

•	to demonstrate compliance with the safety requirements of the launch vehicle agencies;

•	to provide voice and data communications links from the launch site to the SCC in London, in order to monitor satellite telemetry up to the moment of launch;

•	mass properties;

•	alignment;

•	integration with adapter and launch vehicle.

The satellite design shall facilitate the possibility to switch from one launch vehicle to another at a late stage in the manufacturing process in order to accommodate late changes in availability for a particular vehicle. This possibility will be maintained up to ****.

A2.4. Mission Operations and Support

The Contractor shall provide the following Operations Support to Inmarsat during pre-launch preparations for the operations of the satellite, during the initial in-orbit operations and throughout the in-orbit lifetime of each satellite; this support shall be detailed in an Operations Support Plan (OSP) to be mutually agreed between all parties:

•	Preparation of the pre-launch operational documentation including the Ground-to-Spacecraft Interface Document (GSID), the Mission Manual, and the Spacecraft User Manuals (SUM).

•

Support at specific operations meetings and reviews conducted by Inmarsat including SUM and Flight Operations Procedures reviews (at the Contractor’s premises), Critical Operations Review and Mission Readiness Review at Inmarsat.

•	Preparation and maintenance of a single central spacecraft telemetry and telecommand database which shall be transferred to Inmarsat via a computer readable medium compatible with ORACLE.

•

Provision of equipment and communications links associated with the transfer of real-time telemetry collected during spacecraft integration and test, and also during the spacecraft/ground segment compatibility testing which shall take place both at the Contractor’s facilities and at the launch site.

•	Review and approval of Compatibility Test Procedures, Flight Operations Procedures (LEOP and on-station, both nominal and contingencies), and In-Orbit Test Procedures prepared by Inmarsat.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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•

Preparation and provision of two 15 day training courses on the spacecraft for Inmarsat spacecraft control operations personnel. The training programme shall include classroom and structured on the job training at the Contractor’s facility and also at Inmarsat.

•

Participation in operations rehearsals at the Inmarsat Satellite Control Centre (SCC) prior to the launches of the satellite by all members of the Contractor’s staff who shall support LEOP activities. The first rehearsal shall have a duration of 5 working days and shall cover nominal operations. The second rehearsal shall have a duration of 5 working days and shall cover contingencies and recovery operations associated with all phases of the mission. The timing of these rehearsals shall be agreed and included in the Operations Support Plan. The third rehearsal shall be held immediately prior to launch for a duration of 5 working days.

•

Support of orbital operations at the Inmarsat SCC from launch until the completion of in-orbit testing, with Contractor representatives covering each subsystem and including Flight Dynamics support for LEOP.

•	Support to operation of the TDP’s during in-orbit tests.

•	Support to Inmarsat for spacecraft anomalies, as required, from launch to end of life of the satellite, via an appropriate ‘Emergency Support’ agreement.

•	Support to Inmarsat at mission rehearsals and LEOP operations for replacement and/or optional spacecraft, if required.

A2.5. Definition of “Beamweight Engine” Software

The Contractor shall support Inmarsat in defining the requirements necessary to allow Inmarsat to procure from a third party the “beamweight engine” software required to generate new beamweight coefficients etc. in order to adapt the L-band antenna pattern as may be necessary throughout the life of the spacecraft.

The purpose of these requirements it to provide Inmarsat with the capability to fully utilise the reconfigurable characteristics of the payload. It shall be capable of the following:

1.	Generation of cell sets or coverage polygons as required.

2.	Generation of secondary element beams using the measured feed pattern data as input.

3.	Synthesis of new beamweights; limited only by the antenna geometry and payload architecture to optimise the performance over the coverage defined in 1. above.

4.	The synthesis shall have the option to use as a constraint the limitation of SSPA ripple within an MPA.

5.	Generation of coverage and beam sets (per 1, 2 and 3 above) sufficient to provide optimum performance for use with a satellite in an inclined orbit of up to 5°.

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Contract No:07-4471

6.	Determination of performance of any beamweight set (AEIRP, EIRP, G/T, Beam Gain, Isolation and Axial Ratio). This will require provision by the payload design authority of data defined in annex A. An interference scenario will be defined by Inmarsat for the purpose of assessing forward and return Isolation.

7.	Assessment of the impact of first failures of L-Band payload equipments (specifically SSPAs, LNAs and feed elements) and the re-sythesis of the relevant beam weights in order to maximise performance recovery.

8.	Assessment of the impact of statistical amplitude and phase errors.

9.	Variable Truncation level of beam weights shall be included.

10.	“New BFN” incorporation (this prevents gain steps between epochs)

11.	RF Sensing beam synthesis as per INM4 but with the additional capabilities to optimise the tracking slope quality and its position relative to the ground beacon. Outputs to be compatible with RF Sensing Unit ICD and Satsoft.

12.	IOT sequences TBD to be provided (expected to be very similar to INM4).

The use of ATC software (GRAM) for the analysis of antenna performance is considered obligatory as it has proven heritage. Similarly the close relationship with ATC is highly valued by Inmarsat and as such the use of ATC software modules is mandatory for the antenna design and analysis modules. Some, payload performance analysis modules, and data manipulation modules (such as weight scaling), will be written by Astrium, as was the case for Inmarsat-4.

The Contractor shall provide Inmarsat with the following information:

1.	PCS File format

2.	MPA Architecture.

3.	Antenna Geometry and physical characteristics including reflector surface and pointing range.

4.	Feed element radiation patterns.

5.	Magnitude of Payload Amplitude and Phase uncertainties.

6.	Payload limitations e.g. SSPA ripple and maximum drive level.

7.	Software model to provide power into each forward beam (to enable the calculation of the EIRP for each beam).

8.	Software model to provide the contribution of payload noise to each beam (to enable the calculation of G/T for each beam).

A2.6. Dynamic Spacecraft Software Simulator (DSSS)

The Contractor shall deliver a Dynamic Spacecraft Software Simulator, capable of providing dynamic simulation of the Alphasat spacecraft, for installation at the Spacecraft Control Centre (SCC). The DSSS shall be used for operator training, ground computer testing and flight procedure validation (nominal and contingencies).

The simulator shall interface with the satellite ground control computer system via the same IP based protocol as used between the SCC and the TT&C Stations. The

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Contract No:07-4471

Contractor shall identify the necessary hardware and any supporting software to run the software simulator. The source code for the software simulator shall be delivered to Inmarsat and the Contractor shall obtain the necessary export licenses; the source code shall be stored in an “escrow account”.

The simulator shall accurately model the satellite dynamics and characteristics for all subsystems.

It is not required to model the flow of traffic through the Communications subsystem; however, the DSSS shall model the gross effects of varying input RF power levels on power consumption and temperature.

The DSSS shall have the capability of working in clear or encrypted telecommand mode. This mode shall be selected at the initialisation phase. This capability shall be implemented via an off-the-shelf “Caribou” box provided by Inmarsat and controlled via software in the DSSS. DSSS telemetry shall reflect the telecommand mode, VCC and key selection. Development and testing of the encryption facility shall be performed using a Centurion box belonging to the Contractor.

The simulator shall model telecommands to, and telemetry from, the IP to the extent of mode changes (such as boot, configuration and nominal), on/off statuses of hardware components and telemetry format changes.

Any flight software used on the satellite shall be incorporated in the simulator.

The Contractor shall plan and execute the following four major milestones:

•	Requirements review

•	Design review

•	In-plant Acceptance Test (IPAT)

•	On-site Acceptance Test (OSAT).

Following the first OSAT the Contractor shall provide training for Inmarsat nominated personnel.

The Contractor shall provide comprehensive documentation for the operational use, programming and maintenance of the simulator.

A2.7. Integrated Processor (IP) Software Simulator

The Contractor shall supply to Inmarsat an Integrated Processor (IP) Software Simulator. The simulator shall provide full dynamic modelling of the IP functionality, for use during ground systems integration testing, operator training and flight procedure validation (nominal and contingencies) in conjunction with the Payload Control System (PCS). By the means of a simple user interface, it shall be possible for an operator to

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Contract No:07-4471

enter and modify scenarios, including fault conditions of subsystems and/or units. The simulator shall support a LAN interface to a PCS modem configured in ‘satellite mode’, thus together providing a 70 MHz High Speed Link (HSL) interface to an operational PCS.

The IP Software Simulator delivery shall include a User Manual, source code, on-site acceptance and a one-day training session; the source code shall be stored in an “escrow account”.

A2.8. RF Sensing Support

If required to meet the spacecraft antenna pointing specification, the Contractor shall design an RF Sensing system to be integrated into the Inmarsat ground segment.

Maximum commonality with the existing Inmarsat-4 RF Sensing system shall be sought. New software shall be specified by the Contractor for coding by Inmarsat.

Hardware shall be specified by the Contractor based on COTS equipment. Inmarsat will procure the hardware and integrate the system. The Contractor shall support the end-to-end validation.

A2.9. Spacecraft Storage

Inmarsat shall have the option to require the Contractor to store the spacecraft beyond the contractual delivery date. Storage shall be provided by the Contractor free of charge for an initial six months. For storage durations beyond the initial free 6-month period, refer to Annex N of this contract.

A2.10. Satellite Flight Software

The Contractor shall deliver a copy of the final version of the central flight software (CFS) and associated flight database.

If it is necessary to update the CFS during the mission life, a copy of the associated patch, and revised CFS software image shall be delivered, within two weeks of the patch being applied.

The method for providing this data shall be agreed between the parties.

Source code will be stored in an escrow account.

A2.11. Mathematical Models

The Contractor shall deliver, prior to the Alphasat CDR, the following engineering models, with associated support documentation:

•	Satellite Structural Mathematical Model (from equipment to system level)

•	Satellite Thermal Mathematical Model (from equipment to system level)

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Contract No:07-4471

A2.12. Other Deliverables

In support of the need for Alphabus/Alphasat publicity material the Contractor shall provide:

•	Set of photographs following the implementation and testing of Alphasat

•	Two satellite models (1:20 scale), deployed configuration (for CDR)

•	Two satellite models (1:20 scale), stowed configuration (for CDR)

•	Brochures and publicity material as agreed.

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Contract No:07-4471

Appendix 3— ****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

APPENDIX 4 - DOCUMENT REQUIREMENTS LIST (DRL)

The Contractor shall deliver documentation in accordance with the requirements of this present Document Requirements List (DRL).

The tables indicate the number of copies of each document to be delivered by the Contractor to Inmarsat; the media for delivery of these documents (paper / CD-ROM / DVD / electronic transfer) and the delivery locations (London / Toulouse / Portsmouth) shall be agreed on a case-by-case basis.

In addition, copies of all documents shall be sent to ESA.

•	For system level design reviews, ESA require 5 paper copies and 20 CD’s to be delivered to ESTEC Noordwijk.

•	For all other documents, a single copy is required which may be sent by electronic transfer (e.g. as an attachment to an e-mail or FTP) in searchable PDF format.

A certain number of documents require “Approval” by Inmarsat and / or ESA; documents specifically requiring ESA approval are highlighted in blue. Approval means that the document cannot be changed unilaterally, without Inmarsat’s and/or ESA’s approval. Inmarsat and ESA will not require to sign the cover sheet, but must see the original and all up-issues of any document marked for “Approval” in this list, and formally confirm their agreement to the document.

Please note that this DRL also includes a number of documents (highlighted in green) which will be produced by Inmarsat, with support from the Contractor, for delivery to ESA.

Finally, a number of documents (highlighted in yellow) relating to Payload design are considered to be “technically sensitive” and shall not be distributed outside the Inmarsat or ESA Alphasat Project Teams without prior approval of the Contractor.

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Contract No:07-4471

PART A: MANAGEMENT DOCUMENTS

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
M1.	Programme Management Plan (PMP)	****	****	10	YES	Includes: Organisational Charts, Review Management Plan

M2.	Change Management Plan	****	****	10	YES	Part of PMP

M3.	Configuration and Data Management Plan	****	****	10	YES	Part of PMP

M4.	Spares Plan	****	****	10	No	Part of the Hardware Matrix

M5.	Shipping, Transportation and Storage Plan	****	****	10	No	Storage is included in Test Plan

M6.	Weekly Progress Bulletin	****	****	10	No

M7.	Quarterly Progress Report	****	****	10	No

Includes:

•   Action Item Status List

•   Summary Programme Schedule

•   Critical Equipment Schedule Analysis

•   Milestone and Invoice Payment Status

•   Milestone Payment Forecast

•   Summary of key system level budgets

•   PA Status Report

•   Mission/Operation status

M8.	Contract Change Notice (CCN)	****	****	2	YES	ESA approval required where ESA contract is affected

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
M9.	Hardware Matrix	****	****	10	No	It is recognised first issue at EDC may contain items where final choice of supplier is not yet finalised.

M10.	Operations Support Plan	****	****	10	No

M11.	Training Plan	****	****	10	No

M12.	Detailed Programme Schedules	****	****	10	No

M13.	Spacecraft Design, Development and Validation (DDV) Plan	****	****	10	YES	ESA require at least a summary flow chart and a list of key milestones at EDC

M14.	System Review Organisation Notes	****	****	10	YES

M15.	Contract Closeout Datapack	****	****	—	YES	to be provided by Inmarsat

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART B: ENGINEERING DOCUMENTS

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
E1.	Statement of Compliance to Inmarsat’s “Spacecraft Specification”	****	****	10	YES	At EDC, a simple Statement of Compliance is acceptable. Full compliance matrix required at PDR and subsequent reviews

E2.	System Support Specifications: • Mechanical • Thermal • Electrical • EMC/RFC/ESD • Environmental	****	****	10	YES

E3.	System Description	****	****	10	No

E4.	Design Verification Matrix	****	****	10	YES

E5.	Ground-Spacecraft Interface Document	****	****	5	No

E6.	Platform Subsystems Specifications	****	****	10	No

E7.	Structural Design Requirements	****	****	10	No

E8.	Mechanisms Design Requirements and Analysis Strategy	****	****	10	No

E9.	Equipment Specifications	****	****	10	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
E10.	Design Review Data Packages	****	****	10	No	This includes all design review datapacks published under the Alphabus contract

E11.	Stress, Fracture and Dynamic Analysis	****	****	10	No

E12.	Antenna Pointing Error Analysis	****	****	10	No	Including Pointing Error Budget

E13.	Propellant Budget Analysis	****	****	10	No	Included in Quarterly Progress Report

E14.	Mass budget	****	****	10	No	Included in Quarterly Progress Report

E15.	Mass Properties Analysis	****	****	10	No

E16.	DC Power Budget Analysis	****	****	10	No	Included in Quarterly Progress Report

E17.	Mission Analysis	****	****	10	No

E18.	Electromagnetic Compatibility (EMC) Analysis	****	****	10	No

E19.	Radiation Effects Analysis	****	****	10	No	including Single Event Effects

E20.	Spacecraft Charging Analysis	****	****	10	No	including Deep Charging analysis

E21.	Spacecraft Contamination Analysis	****	****	10	No

E22.	Spacecraft Venting Analysis	****	****	10	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval? Restricted distribution	Comments
E23	Communications Subsystem Analyses	****	****	10	No	Restricted distribution Includes: • Detailed budgets for all specification parameters • PIM and Multipaction analysis

E24.	PIM Development and Test Plan	****	****	10	No

E25.	Subsystem Analyses	****	****	10	No

E26.	Thermal Analysis	****	****	10	No

E27.	Mechanisms Analysis	****	****	10	No

E28	Worst Case Analysis	****	****	10	No	Restricted distribution

E29.	Fracture Control Plan	****	****	5	No

E30	Detailed Unit Level Design Description	****	****	10	No	Restricted distribution for payload documents

E31	Electrical Circuit Schematic Diagrams	****	****	1	No	Restricted distribution; as a minimum to be made available for review at contractor’s premises

E32.	Mechanical Drawings	****	****	1	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
E33.	Satellite Data Book	****	****	5	No

Spacecraft specific calibration data, e.g. mass properties, alignment data etc. shall be provided; representative examples 6 months prior to Spacecraft Launch, final data before Launch.

Deliver in electronic form, as spreadsheet or similar to enable software processing of content

E34.	Satellite Telemetry and Telecommand Lists	****	****	10	No	Deliver as an electronic database in a format to be agreed that will enable software processing of content

E35	EGSE/MGSE Design Descriptions	****	****	5	No	Restricted distribution for payload documents

E36	Flight Software Requirements Document	****	****	10	No	Restricted distribution for payload documents

E37	Flight Software Architectural Design Document	****	****	10	No	Restricted distribution for payload documents

E38	Flight Software Detailed Design Document	****	****	10	No	Restricted distribution for payload documents

E39.	Lessons Learned Report from ground activities	****	****	2	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART C: SPACECRAFT TEST DOCUMENTS

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
T1.	Overall Test Plan	****	****	10	No

T2.	Detailed Test Requirements Specifications	****	****	3	No

T3.	Equipment and Subsystem Test Plans and Procedures	****	****	3	No

T4.	Equipment and Subsystem Test Reports	****	****	3	No	As-run data shall be presented at the TRB. Test report to be included in the EIDP.

T5.	Spacecraft Test Procedures	****	****	10	No	To be included in the EIDP

T6.	Spacecraft Test Reports	****	****	5	No	As-run data shall be presented at the TRB. Test report to be included in the EIDP.

T7.	Launch Operation and Deployment Report	****	****	5	No

T8.	Flight Software Test Plan	****	****	10	No

T9.	Flight Software Test Procedures	****	****	3	No

T10.	Flight Software Test Report	****	****	3	No

T11.	Facilities Plan	****	****	1	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART D: PRODUCT ASSURANCE DOCUMENTS

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
P1.	Product Assurance Plan	****	****	5	YES

P2.	Contamination Control Plan	****	****	5	No

P3.	Configured Item Data List (CIDL)	****	****	5	No

P4.	Qualification Status Report	****	****	5	No

P5.	Critical Items List	****	****	5	No

P6.	ITAR Status Listing	****	****	2	YES

P7.	Reliability Analysis	****	****	5	No

P8.	Parts Derating and Stress Analysis	****	****	3	No

P9.	Parts Derating Exceptions	****	****	3	No	Summary Listing required for system design reviews

P10.	Failure Mode, Effects and Criticality Analysis (FMECA)	****	****	5	No	Also includes Failure Effects Summary

P11.	Single Point Failure List	****	****	5	No	Single Point Failures are included in the Critical Items List and FMECA. Preliminary copy provided for information at EDC.

P12.	Failure Notification	****	****	1	No	By Fax or Email

P13.	Test Discrepancy Reports	****	****	2	No

P14.	Failure Analysis Reports	****	****	2	No

P15.	Authorised Materials and Processes List	****	****	5	No

P16.	Non-Conformance / Failure Status Report	****	****		No	To be included in Monthly Progress Reports

P17.	Audit Results	****	****	1	No	Also includes Sub-contractor audits

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
P18.	MIP Plan	****	****	5	No

P19.	End Item Data Package	****	****	1	No	To be provided for all items delivered at equipment and spacecraft levels.

P20.	Non-Conformance Report	****	****	2	No

P21.	Approved Parts List	****	****	5	No

P22.	Declared Parts List	****	****	5	No

P23.	Declared Materials and Processes List	****	****	5	No

P24.	Subcontractor PA Plans	****	****	1	No

P25.	Software Quality Plan	****	****	5	No

P26.	Requests for Waiver (RFW) / Requests for Deviation (RFD)	****	****	2	No	“Approval” applies where contractual requirements are affected

P27.	RFW/RFD Summary List	****	****	2	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART E: DYNAMIC SPACECRAFT SOFTWARE SIMULATOR

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
D1.	DSSS Software Requirements Specification	****	****	3*	No

D2.	DSSS Detailed Design Document	****	****	3*	No

D3.	DSSS Test Report	****	****	3*	No

D4.	DSSS Users Manual	****	****	3*	No

D5.	Software simulator source code and supporting documentation	****	****	3*	No	Source code to be delivered to an “escrow account”

*2 hardcopies, 1 CD

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART F: PAYLOAD CONTROL SYSTEM (PCS) DOCUMENTATION (if OPTION exercised)

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
F1	PCS Requirements Specification including Draft ICD and hardware interface freeze.	****	****	3*	No

F2	PCS Preliminary Design Document (including software Architectural Design Document l)	****	****	3*	No

F3	PCS Detailed Design Document (including Software Detailed Design Document	****	****	3*	No

F4	PCS Test Plans	****	****	3*	No

F5	PCS Test Procedures	****	****	3*	No

F6	PCS Test Report	****	****	3*	No

F7	PCS Operations and Maintenance Procedures	****	****	3*	No

F8	PCS User’s Handbook (including schematics and source code)	****	****	3*	No	Source code to be delivered to an “escrow account”

F9	Final Interface Control Document	****	****	3*	No

*2 hardcopies, 1 CD

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART G: LEOP AND STATION-KEEPING FLIGHT CONTROL SOFTWARE DOCUMENTATION

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
G1.	Flight Control Software Requirements Specification	****	****	3*	No

G2.	Detailed Design Document	****	****	3*	No

G3.	Test Plans	****	****	3*	No

G4.	Test Procedures	****	****	3*	No

G5.	Test Report	****	****	3*	No

G6.	Flight Control Software source code and supporting documentation	****	****	3*	No	Source code to be delivered to an “escrow account”

*2 hardcopies, 1 CD

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART H: LAUNCH SUPPORT DOCUMENTATION

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
L1.	Satellite to Launch Vehicle ICD	****	****	3	YES

L2.	Compliance Matrix to LV ICD	****	****	3	No

L3.	Launcher Safety Submissions	****	****	3	No

L4.	Launch Campaign Operations Plans	****	****	3	No

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART I: MISSION OPERATIONS SUPPORT DOCUMENTATION

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
O1.	Satellite In-orbit Commissioning Plan	****	****	-	YES	To be written by Inmarsat with inputs and support from Astrium

O2.	Satellite In-Orbit Commissioning Report	****	****	-	YES	To be written by Inmarsat with inputs and support from Astrium

O3.	Mission Manual	****	****	10	No

O4.	Operations Requirement Handbooks	****	****	10	No	In electronic searchable PDF format

O5.	Operations training course material	****	****	10	No

O6.	Flight Operations Procedures	****	****	5	No	Deliver in searchable PDF and PIL format (or similar)

O7.	TDP Flight Operations Procedures	****	****	5	No	Based on inputs from TDP suppliers. Deliver in searchable PDF and PIL format (or similar)

O8.	Satellite Performance Report	****	****	-	YES	To be written by Inmarsat with inputs from Astrium as required.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART J: INTEGRATED PROCESSOR SOFTWARE SIMULATOR (IPSS)

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
I1.	IPSS Detailed Design Document	****	****	3*	No

I2.	IPSS Users Manual	****	****	3*	No

I3.	Software simulator source code and supporting documentation	****	****	3*	No	Source code to be delivered to an “escrow account”

*2 hardcopies, 1 CD

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART K – BEAMWEIGHT ENGINE DOCUMENTATION (if OPTION exercised)

Item No.	Description	Submission Requirement	Inmarsat Submission Criteria	No. of Inmarsat copies	ESA Approval?	Comments
B1.	Payload Control Software Requirements Specification	****	****	3*	No

B2.	Detailed Design Document	****	****	3*	No	To include details of the general processes used for file and data handling and descriptions of the functions performed by each module.

B3.	Test Plan	****	****	3*	No

B4.	Test Procedure	****	****	3*	No

B5.	Software User Manual	****	****	3*	No

B6.	Test Report	****	****	3*	No

B7.	Payload Control Software source code and supporting documentation	****	****	3*	No	Source code to be delivered to an “escrow account”

2 hardcopies, 1 CD

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

APPENDIX 5

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

END OF DOCUMENT

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Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX E: PERFORMANCE ALGORITHM

Version 6.0

06/11/2007	Page E-1

Contract No:07-4471

SPACECRAFT PERFORMANCE INCENTIVE ALGORITHM

The Spacecraft Performance Incentive Factor used for the calculation of payment of in-orbit incentives is ****, which are calculated as follows:

1.	L-Band Performance Incentive Factor

Parameter	Scale	L-Band Performance Factor
		****	****	****

1. L-Band EIRP	dBW	****	****	****

2. L-Band Rx Isolation	dB	****	****	****

3. L-Band G/T	dB/K	****	****	****

4. L-Band Tx Isolation	dB	****	****	****

5. Number of Channels	Numeric	****	****	****

Where N is ****:

The L-Band Performance Factor is ****.

L-Band Performance Incentive Factor = ****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

2.	C-Band Performance Incentive Factor

Parameter	Scale	C-Band Performance Factor
		****	****	****

1. C-Band EIRP	dBW	****	****	****

2. C-Band G/T	dB/K	****	****	****

3. Number of Channels	Numeric	****	****	****

Where N is ****.

The C-Band Performance Factor is ****

C-Band Performance Incentive Factor = ****

The Spacecraft Performance Incentive Factor used for the calculation of payment of in-orbit incentives is ****.

The Spacecraft Performance Incentive Factor determines the percentage of performance incentives earned in any quarter, based on the lowest value for the Spacecraft Performance Incentive Factor in that quarter.

The Spacecraft Performance Incentive Factor shall be determined on a quarterly basis, using measurements and analysis supplied by Inmarsat to the Contractor. The Contractor shall be given the opportunity to review and independently validate such data on test measurements, tolerances and setup characteristics and to recommend alterations to operational procedures.

Should Inmarsat elect not to make measurements or perform the associated analysis, the Spacecraft Performance Incentive Factor in respect of any parameter shall be deemed to be 100%.

In determining Satisfactory Performance, no account shall be taken of any period of unavailability that is:

a)	attributable to Satellite operator error, payload reconfiguration for business purposes or station change maneuvers; or

b)	less than two one-hundredth percent (0.02%) outage per quarter; or

c)	attributable to communications link fading due to external causes; or

d)	extraneous events outside of the control of the Contractor; or

e)	attributable to earth station sun blinding.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX G: GOVERNMENTAL AUTHORISATIONS

Version 2.0

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Contract No:07-4471

Part A

ALPHASAT ITEMS REQUIRING TAA’s

Equipment	US content	US supplier	TAA Status	Application	TAA Target Date
L Band Reflector	All	Northrop Grumann	TAA is in place to cover the proposal phase - will have to be amended	****	****

Batteries	Bypass	NEA	TAA for Eurostar 3000. Amendment to be issued for Alphasat	****	****

Pressure regulator	All	Stanford (µ- Space)	TAA for Eurostar 3000. Amendment to be issued for Alphasat	****	****

Xenon Pressure regulator		Standford (µ- Space)	TAA signed for SB4000 - will need amendment for Alphasat	****	****

Caribou	Asic Mikrotonix	L3Com	TAA to be issued for Alphasat	****	****

Satellite	Interface with Alternative Launch Vehicle	ILS	TAA signed for Alphabus with Inmarsat sub-licensed Amendment to be issued to add Inmarsat Global Limited as a party	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

Part B

ALPHASAT ITEMS REQUIRING EXPORT LICENSES

1. Payload items

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
Integrated Processor (IP)	FPGA	Actel	Application to be made	****	****

L Band Reflector	All	Northrop Grumann	Application to be made	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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2. Propulsion items

Chemical Propulsion System

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
Pressure regulators	All	Stanford µ- Space	Export licence if new order or General Correspondence if part is in Contractor’s stock	****	****

Xenon Propulsion System

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
Thruster Orientation Mechanism	Pyro Initiator	Hi-shear	Export licence to be issued	****	****

Xenon Pressure Regulator	US Equipment	Stanford µ Space	Export licence from previous Spacebus programme. General Correspondence to be issued	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

3. Service Module Electronics Astrium Equipment or Subcontract

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
PSR, PDU	Fuses	AEM	Export licence if new order or General Correspondence if part is in Contractor’s stock	****	****

Batteries	All	NEA	Export licence if new order or General Correspondence if part in Contractor’s stock	****	****

PPU, PFDIU	Fuses	AEM	General Correspondence to be issued for Alphasat	****	****

PPU, PFDIU	Mosfet	IR	General Correspondence to be issued for Alphasat	****	****

Caribou	ASIC	Mikrotonix	Application to be made Comsec plan to be issued with National Security Agency	****	****

Centurion	ASIC	Mikrotonix	Application to be made	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

4. Power items

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
SADM	SMG	Aeroflex	Export licence for Eurostar 3000 programme. General Correspondence to be issued for Alphasat	****	****

5. ADCS Sensors

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
RWA	Mosfet	IR	To be issued for Alphasat	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

PART C

In case back-up options are granted:

ITEMS REQUIRING TAA’s

Equipment	US content	US supplier	TAA Status	Application	TAA Target Date
RCT	FCV	Moog	These thrusters are used in case of back-up. TAA for Eurostar 3000. Amendment to be issued for Alphasat.	****	****

Xenon Tank Back-Up		General Dynamics Armament and Technical Products (Lincoln)	TAA issued for Alphabus, in progress - will need amendment for Alphasat	****	****

T being the back up decision date

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

ITEMS REQUIRING EXPORT LICENSES

Equipment	US contents	US Supplier	Export License Status	First Item Delivery Date	Export License Target
RCT valves	All	Moog	Export licence if new order or General Correspondence if the part in Astrium stock	****	****

Xenon Tank Back-Up	US Equipment	General Dynamics Armament and Special Products	General Correspondence To be issued	****	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX H: KEY PERSONNEL

Version 1.0

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Contract No:07-4471

KEY PERSONNEL

This section provides the resumes of the key personnel assigned to form the Program Management Office (PMO).

The list of the PMO members is as follows:

PROGRAMME MANAGER	:	****

CONTRACT OFFICER	:	****

SYSTEM ENGINEERING MANAGER	:	****

PAYLOAD MANAGER	:	****

PAYLOAD ENGINEERING MANAGER	:	****

SPACECRAFT PROCESS MANAGER	:	**** PRODUCT ASSURANCE

MANAGER	:	****

AIT MANAGER	:	****

ALPHABUS PROJECT MANAGER	:	****

****

ALPHABUS PROCESS MANAGER	:	****

PROJECT CONTROL	:	****

PAYLOAD PROCUREMENT MANAGER	:	****

RESPONSIBLE OFFICERS, KEY PRODUCTS (Astrium)

-SSPAs	:	****

-Integrated Processor	:	****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX I: KEY SUBCONTRACTORS

Version 3.0

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Contract No:07-4471

	Equipment	Subcontractor
1	Deployable Reflector	NG ASTRO

2	L Band Feed Assembly	MDA

3	Integrated Processor	Astrium

4	L band SSPA’s	Astrium

5	C band HPA’s / MPM	TESAT* / MELCO*

6	C band LNA’s**	MELCO* / TAS-I*

7	L band LNA’s	NTSpace* / MIER*

8	Solar Arrays	Astrium

9	Structure	Thales

10	Propellant Tanks	MT-Aerospace

11	Pressurant Tank Back-up	Thales Alenia Space – Italy Astrium ST 90L

12	LAE Back up	Astrium ST EAM Astrium ST S400-15

*	not yet down selected
**	For C-LNA’s, MELCO is baseline, and TAS-I is an alternative supplier. For final down selection, in case of change of baseline, Astrium will involve Inmarsat in the process

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Contract No:07-4471

	Equipment	Subcontractor
13	10N Thrusters Back up	Astrium ST 10-26 product Astrium ST 10-18 product

14	Xenon Tank Back-up	Thales Alenia Space – Italy Lincoln 68L tank

15	GYRO Back-up	Safran (Sagem) Honeywell MIMU

16	Star Tracker Back-up	Galileo Avionica Sodern

17	Battery modules	SAFT

On platform, back-up are identified on critical development in Alphabus platform. Trigger dates for decision are identified in the statement of work (annex A to the present contract)

For payload suppliers, down selection process will be completed at ****.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contract No:07-4471

ALPHASAT

CONTRACT No: INM-CO/07-4471

ANNEX M: TECHNOLOGY DEMONSTRATION PAYLOADS

Version 5.2

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This page intentionally blank

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Contract No:07-4471

DOCUMENT ISSUE RECORD

Issue	Update	Date	Modified Pages
4.0		23/10/07	Added in blue all ESA SOW TDP statements from 6.2.3

		24/10/07	Put into Inmarsat format, deleted redundant ESA SOW statements

4.1		25/10/07	Added tables of non compliances to Appendix 1

4.2		26/10/07	3 minor corrections RD01 now issue 2 Para.4.2 operator now reads Contractor Para 4.9 Contractor attends TDP CDR

4.3		26/10/07	Include P Blythe’s comments with precision on para 5 interface freeze at EDC + 4 months

4.4		1/11/07	Updated following discussion with Astrium & ESA

5.0	Formal Issue	2/11/07	As version 4.4 with all changes accepted.

5.1		4/11/07	Clarification on TDP mass exceed provisions +delay provisions

5.2		6/11/07	Amendments to Clause 3.2 & Clause 3.3

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Contract No:07-4471

Table of contents

1.	INTRODUCTION	1

2.	DOCUMENTS	2

	2.1. APPLICABLE DOCUMENTS	2
	2.2. REFERENCE DOCUMENTS	2

3.	SCOPE OF WORK, RESPONSIBILITIES, DEADLINES AND DURATIONS	2

	3.1. CUSTOMER FURNISHED ITEMS – SUPPLY OF TDPS & RELATED ITEMS	3
	3.2. SPACECRAFT DESIGN IMPLEMENTATION OF TDP’S	4
	3.3. ICD COMPLETION	5
	3.4. TDP SUPPORT TO AVIONICS TEST BENCH VERIFICATION	6
	3.5. TDP FIT CHECKS ON THE SPACECRAFT	6
	3.6. TDP ASSEMBLY INTEGRATION & TEST (AIT)	6
	3.7. ANOMALIES IN SPACECRAFT LEVEL TESTING	7
	3.8. TDP DESIGN & DEVELOPMENT	8
	3.9. SUPPORT OF TDP REVIEWS	8
	3.10. ESA/TDP SUPPLIER PARTICIPATION TO ALPHASAT REVIEWS	9
	3.11. TDP DOCUMENTATION	9
	3.12. TDP IN – ORBIT TEST	10
	3.13. TDP OPERATIONS PROCEDURES	10
	3.14. TDP IN ORBIT OPERATIONS	10

APPENDIX 1. TDP ICD NON COMPLIANCES		11

	TDP 1 - LASER COMMUNICATION TERMINAL
	Non compliances with respect to the GEO-LCT ICD (AD02)
	Non compliances with respect to the RF payload ICD of TDP1 (AD 03)
	TDP5 – Q/V BAND PAYLOAD (AD 04)
	TDP6 – STAR TRACKER (AD05)

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1. INTRODUCTION

ESA has proposed to fly three Technology Demonstration Payloads (TDP) on the first Alphasat spacecraft. This document summarises the work to be carried out by ESA, ESAs selected TDP suppliers (for whom ESA shall be responsible for), Astrium and Inmarsat in all aspects of the TDPs including TDP supply, accommodation design, integration, ground testing, launch and in orbit operations of these TDPs on the Alphasat spacecraft.

This document is intended for use in both the contracts between Inmarsat and Contractor (for the purchase of Alphasat Spacecraft – the Contract) and Inmarsat and ESA (for ALPHASAT PHASE B/C/D/E1) in order to describe the overall responsibilities and activities of all parties. ESA, Contractor and Inmarsat confirm that references to Contract in this document refer only to the contract between Inmarsat and Contractor for purchase of Alphasat spacecraft.

The overall scope of TDP responsibilities/activities is derived from the ESA Alphasat Statement of Work, which is applicable to Inmarsat.

The activities are broken down chronologically defining what has to be done, by whom and by when.

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2. DOCUMENTS

2.1. APPLICABLE DOCUMENTS

Ref	Document name	Document number	issue	date
AD01	Technology Demonstrator Payload CFI list	ASA-ESA-LI-CFI-054	2 Rev 1	26-10-07
AD02	TDP1 ICD LCT	ASA-ESA-ICD-CFI-055	2	10-10-07
AD03	TDP1 ICD RF	ASA-ESA-ICD-CFI-060	2	10-10-07
AD04	TDP5 ICD	ASA-ESA-ICD-CFI-057	2	04-10-07
AD05	TDP6 ICD	ASA-ESA-ICD-CFI-058	2	10-10-07

Table 1 – Applicable Documents

In the event of conflict between the applicable documents and this document, the content of the applicable documents takes precedence. It is recognised that at Effective Date of Contract (EDC – as defined in the Contract) some non-compliances/open issues will exist with respect to the TDP ICDs/accommodation which shall be resolved within 4 months of EDC. The major non compliances are summarised in Appendix 1 of this document.

2.2. REFERENCE DOCUMENTS

Ref	Document name	Document number	issue	date
RD01	Alphasat TDP General	ASA-ESA-ICD-CFI-127	2	03/10/07
	Design and Interface
	Requirements Document

Table 2 – Reference Documents

3. SCOPE OF WORK, RESPONSIBILITIES, DEADLINES AND DURATIONS

TDP responsibilities and activities have been derived from the ESA Alphasat Statement of Work. This document contains obligations on Inmarsat, ESA and the Contractor. The scope of TDP responsibilities and activities includes;

•	Design of TDP accommodation in the Alphasat spacecraft

•	TDP integration in to the Alphasat spacecraft system, including spacecraft tolerance to TDP failures

•	Agreement of the TDP ICDs (Interface Control Documents)

•	Maintenance and formal change control of the ICDs

•	TDP spacecraft level ground test verification

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•	TDP implementation and support, including troubleshooting anomalies

•	TDP in orbit operations preparation

•	TDP Launch, in orbit test and in orbit operation for the first 3 years from launch.

3.1. CUSTOMER FURNISHED ITEMS – SUPPLY OF TDPS & RELATED ITEMS

ESA will provide either, three TDPs for integration onto the Alphasat as auxiliary Payload elements (as defined in AD01), or three mass dummies. ESA is ultimately responsible for delivery to the Contractor by the dates defined in AD01 of all Customer Furnished Items (CFI – as defined in AD01), including the fully qualified and acceptance tested TDP flight hardware, supporting equipment and related documentation. Each entire TDP shall be submitted to, and successfully pass, a full system functional TDP test prior to delivery.

The place of delivery shall be provided to Inmarsat and ESA by the Contractor in writing at least three months before delivery scheduled in AD01. The Delivery location shall be either the Portsmouth or Toulouse site of EADS Astrium.

If any of the TDPs are to be delivered in two steps, the TDPs shall have had a full integrated TDP system functional test prior to delivery. Inmarsat and Contractor shall not perform functional coupling of TDP elements for the first time on the Alphasat spacecraft. ESA shall ensure that neither Inmarsat nor Contractor are provided with TDPs which have not had fully integrated functional couplings performed on them prior to delivery.

The contract requires that ESA delivers TDPs to Inmarsat ,who in turn deliver them to the Contractor. However, ESA, Inmarsat and Contractor accept that ESA shall deliver the TDPs directly to the Contractor with notification of the contents and date of each delivery to Inmarsat.

ESA will keep Inmarsat and the Contractor informed of any potential evolution in TDP delivery dates.

TDP Replacement By Mass Dummies

The following describes the circumstances in which ESA shall be obliged to provide mass dummies for testing purposes in place of TDPs (and therefore Inmarsat to Contractor). Nothing in the following shall infer an obligation on Inmarsat to include a mass dummy on a launch vehicle flight (which shall be at Inmarsat’s absolute discretion).

In the event that a delay in the delivery of the TDP(s), or one or more TDP Dummies, beyond the date defined in the AD03 (CFI List) occurs or is anticipated, ESA shall consult with Inmarsat on the subsequent actions to be taken.

Where such a delay can be accommodated, with an acceptable impact on the programme, through suitable optimisation or adaptation to the nominal Assembly, Integration & Test AIT sequence, or due to the overall slippage in the Alphasat spacecraft programme, this shall be agreed between ESA and Inmarsat and any consequences directly resulting therefrom shall be treated in accordance with Article 5 paragraphs 2.1 (iii) and 3.1 of ESA reference contract for ALPHASAT PHASE B/C/D/E1.

Notwithstanding the above, in the event that accommodation of the late TDP(s) will result in substantive impacts to the programme that;

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(a) ****

(b) ****

then ESA and Inmarsat shall agree not to embark or to disembark ( as applicable) the offending TDP and if necessary replace it by an appropriate TDP Dummy provided by ESA. Further if the recovery actions required for offending TDP(s);

(a) cause a delay of the Alphasat spacecraft delivery date that will result in a significant risk of the loss of a pre-agreed launch period, launch slot or launch date (as appropriate), or

(b) are the sole cause of a cumulative extension of the AIT period and the associated spacecraft delivery date ****,

then Inmarsat may instruct ESA and Contractor not to embark or to disembark (as applicable) the offending TDP and if necessary replace it by an appropriate TDP Dummy provided by ESA.

The provisions described above between ESA and Inmarsat manifest themselves between Inmarsat and Contractor as follows:

Where such a delay can be accommodated, with an acceptable impact on the programme, through suitable optimisation or adaptation to the nominal Assembly, Integration & Test (AIT) sequence, or due to the overall slippage in the Alphasat spacecraft programme, this shall be agreed between Inmarsat and Contractor and any consequences directly relating to this delay will be the subject of the associated Change action (Change supported by ESA).

****

Inmarsat shall inform Contractor whether it has agreed with ESA to either embark or to disembark ( as applicable) the offending TDP and if it will replace it by an appropriate TDP Dummy provided by ESA. For information, this decision will be at Inmarsat’s discretion based on the following;

(c) whether such replacement will result in a delay in Alphasat spacecraft completion that will potentially result in a loss of a pre-agreed launch period, and hence a significant delay in the nominal launch date. circumstances where the sole cause of a cumulative extension of the AIT period by **** or more shall be regarded by Inmarsat and ESA as ones in which a delay in Alphasat spacecraft completion will result in a loss of a pre-agreed launch period

3.2. SPACECRAFT DESIGN IMPLEMENTATION OF TDP’S

The Contractor shall consult with the TDP suppliers, in conjunction with Inmarsat and ESA, to identify a mutually acceptable accommodation for the TDP elements on the Alphasat satellite.

The Contractor shall undertake to design the spacecraft accommodation of TDPs to be provided by ESAs TDP suppliers to ESA and through to Inmarsat and Contractor as described in section 3.1 of this document. In order to achieve this task the Contractor shall perform concurrent engineering with the TDP suppliers to ensure the spacecraft accommodation is compatible with the TDP requirements. ESA is responsible for ensuring that its designated TDP suppliers provide TDPs compatible with the Alphasat satellite. This activity will commence at EDC and conclude at launch of the Alphasat spacecraft. The Contractor shall carry out appropriate analysis to verify that the TDPs are electromagnetically and RF compatible with the Alphasat spacecraft and primary payload. Specifically analysis shall be performed in relationship to EMC, autocompatibility and PIM(Passive Intermodulation).

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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The Contractor shall ensure that the design of the Alphasat spacecraft /TDP interfaces are such that the Alphasat satellite is failure tolerant to all anticipated failure modes of the TDP(s), such that no failure propagation shall occur to other Alphasat spacecraft elements.

The following limits and restrictions apply to the TDPs accommodation:

•

The Contractor shall allocate a maximum cumulative mass for all TDPs of **** should this be exceeded, the change provisions in the Contract and ESA’s reference contract ALPHASAT PHASE B/C/D/E1 shall, as appropriate, apply. The mass of individual TDPs will be defined and tracked in their respective ICDs.

•	The Contractor shall allocate a maximum cumulative (average) power for all TDPs of ****. The power of individual TDPs will be defined and tracked in their respective ICDs.

•

ESA, Inmarsat and Contractor duly note and agree that the total electrical power delivered to the TDPs is only guaranteed within the first **** of routine operations (routine operation shall be deemed to have commenced upon successful completion of in-orbit commissioning)

•

ESA, Inmarsat and Contractor duly note and agree that the total telemetry data rate allocated to the TDPs is limited to ****. This data rate has to be shared between the TDPs. The data rates required by the TDPs are defined in the ICDs (AD02, AD03, AD04 & AD05)

•	ESA, Inmarsat and Contractor duly note and agree that the thermal constraints and implications associated with all TDPs, and potential limitations on TDP operation will be defined during ****.

3.3. ICD COMPLETION

The ICDs listed in the applicable documents AD02, AD03, AD04 & AD05 are, at EDC, incomplete definitions of the TDP interfaces.

The TDP interfaces shall have clearly defined interfaces including, but not limited to, mechanical, electrical, thermal and environmental spacecraft test requirements and operational requirements. A maximum of **** period following EDC shall be allowed for the purpose of completing, consolidating and ‘freezing’ all the TDP interfaces and the TDP ICDs. During this period, all reasonable evolution of the TDP interfaces which lie within the current allocations in the Alphasat platform shall be accepted by the Contractor at no penalty to Inmarsat or ESA. During this period, Contractor, shall support the detailed definition and consolidation of TDPs interfaces with ESA and the TDP suppliers.

•	Contractor obligations during the four (4) months post EDC for ICD definition;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Contractor, shall support the detailed definition and consolidation of TDPs interfaces with ESA and the TDP suppliers in order that, the TDP can be accommodated on this spacecraft while meeting all the system requirements including failure propagation.

Contractor shall co-sign a finalized Interface Control Document, and confirm compatibility with the Alphasat mission at the end of **** period from EDC.

•	ESA obligations during **** post EDC for ICD definition;

ESA are responsible for ensuring that their TDP suppliers complete all their ICDs (with the engineering support from the Contractor)

ESA shall co-sign a finalised Interface Control Document, and confirm compatibility with the Alphasat mission at the end **** period from EDC.

Prior to **** ESA shall maintain the TDP ICD documents.

At **** shall transfer all TDP ICDs to the Contractor who shall from that date take custody of the TDP ICDs, put the ICDs under formal configuration control and maintain them through the course of the programme until launch.

From ****, requested updates to these ICDs, from whichever source, shall be subject to formal change control.

General Design and Interface Requirements Document

The Contractor shall consolidate, and maintain, a General Design and Interface Requirements Document that is applicable to the TDPs, which contains all relevant applicable requirements from the Alphasat spacecraft support specifications to ensure compatibility of the TDPs with the Alphasat.

A draft of this document (RD01), has been issued by ESA, and has been checked by the Contractor against Alphasat spacecraft design & interface requirements prior to contract signature who confirm the correctness of the content. A final formal version shall produced and released by the Contractor ****. In the interim period the TDP development will be undertaken on the basis of the draft document.

3.4. TDP SUPPORT TO AVIONICS TEST BENCH VERIFICATION

ESA is responsible to provide the TDP hardware as defined in AD01 to support testing on the Avionics Test Bench (ATB).

A representative electrical model shall be provided by ESA for all TDPs connected to the MIL 1553 data bus. This model will allow the validation of electrical and data handling interface between each TDP and the satellite.

3.5. TDP FIT CHECKS ON THE SPACECRAFT

ESA is responsible to provide the TDP hardware as defined in AD01 to support fit checks on the Alphasat spacecraft.

3.6. TDP ASSEMBLY INTEGRATION & TEST

ESA is responsible to provide the TDP hardware as defined in AD01 to support the Alphasat spacecraft AIT flow.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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The Contractor shall consult with the TDP suppliers to define, optimize and consolidate the integration and test activities necessary at satellite level, and associated durations and constraints. TDP suppliers will provide via ESA, directly to the Contractor, with Inmarsat copied on all communications, all necessary inputs for the Contractor to perform this activity. This includes:

•	User manual (including any relevant recommendation on unit handling and operation), TM/TC database inputs, calibration data

•	Operating procedures for the preparation of satellite level operating procedures (in format to be mutually agreed, see paragraph 3.14 for further details of the agreement process).

The Contractor shall consult with the TDP suppliers to ensure the availability of the necessary provisions to support Satellite level testing of the TDPs, including interfacing of Ground Support Equipment (GSE) and special test equipments. Any GSE specific to the TDPs shall be provided with the TDPs with associated documentation. All TDP specific MGSE-EGSE required for the integration of the TDPs shall be supplied to the contractor as CFI. The scope of these deliverables and associated delivery dates are defined in AD01.

The integration and testing of the TDPs, at satellite level, shall be implemented by and be the responsibility of, the Contractor. ESA shall ensure that the TDP suppliers provide the Contractor with sufficient support to ensure successful implementation of the TDPs. The support expected to be given to Contractor by ESA’s TDP suppliers shall include, but not be limited to, the detailed definition of the tests required (to the level of specific TDP commands) and the evaluation of resulting TDP telemetry data and preliminary test result assessment in near real time.

For the initial implementation of TDP testing and during critical test phases (e.g. satellite environmental tests) ESA will ensure that the TDP suppliers provide appropriate support at the Alphasat test location. Where tests are considered more routine, such as repeat functional testing, these may be performed by Contractor without the attendance of the TDP suppliers, following prior written agreement from ESA.

The Contractor shall operate TDPs during test.

The Contractor shall incorporate the necessary TDP integration and test activities into the nominal Alphasat AIT planning.

AIT Tasks excluded:

The tests performed on the TDPs with the spacecraft in the anechoic chamber are limited to PIM, RF radiated autocompatibility and polarity tests. No near/far-field measurement will be performed on the TDPs antennas.

3.7. ANOMALIES IN SPACECRAFT LEVEL TESTING

In the case that a TDP test fails a test criteria or there is no agreement to start the next test phase due to an open point with respect to a TDP, for whatever cause, then ESA may provide direction to standby however any delay thus caused will, if demonstrated to be solely caused by the TDP, or associated elements under the responsibility of the TDP supplier/ESA, accumulate towards the five (5) weeks total allowance described in 3.1. (d).

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ESA shall ensure that its TDP suppliers provide technical expertise to support troubleshooting analyses as required by Inmarsat and Contractor.

The Contractor shall support first line investigation of TDP anomalies at no costs to Inmarsat or ESA. Where further investigation is required, and rectification actions necessary, the Contractor shall strive to minimise the impact on the overall Alphasat activities, and associated costs.

3.8. TDP DESIGN & DEVELOPMENT

ESA & TDP suppliers are responsible for the TDP design and performance.

The Contractor shall endorse the proposed Design, Development and Verification Plans for the TDPs, to ensure consistency with Alphasat spacecraft requirements.

3.9. SUPPORT OF TDP REVIEWS

Inmarsat and the Contractor shall participate in the formal review process for the TDPs, including final acceptance for delivery to the Alphasat spacecraft. These reviews are tabulated below with required participation of Inmarsat (I) and the Contractor (C) indicated.

Review	Panel member	Board member	Board Co-chair
TDP Preliminary
Design Review	I	I
C
TDP Interface
Consolidation			I
Review			C
TDP Critical Design
Review	I	I
C
TDP Qualification
Review	I	I
C
TDP Acceptance
Review	I		I
C see note 1

Note 1 - as co-chair for interface related matters defined under TDP ICD

Table 3 – TDP Review Participation by Inmarsat and Contractor

The role of Inmarsat, in these reviews is limited to TDP accommodation and satellite interface issues.

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Inmarsat and the Contractor shall have no direct, or implied, responsibility for TDP in-orbit performances.

In all these reviews, Contractor responsibilities with respect to TDPs means:

•	All TDPs interfaces have been defined and validated.

•	All TDPs needs, as defined in the approved ICD, are fulfilled by the Spacecraft.

3.10. ESA/TDP SUPPLIER PARTICIPATION TO ALPHASAT REVIEWS

ESA & the TDP suppliers shall participate in the Alphasat spacecraft design reviews, including those listed below, to provide TDP inputs to the Contractor to allow the Contractor to perform the required design and engineering analyses for the Alphasat spacecraft.

•	Alphasat Spacecraft Preliminary Design Review

•	Alphasat Spacecraft Critical Design Review

•	Alphasat Spacecraft Final Design Review

•	Alphasat Spacecraft Pre-Ship Review

•	Alphasat Spacecraft Launch Readiness Review

•	Operations Readiness Review

•	In-orbit Acceptance Review

3.11. TDP DOCUMENTATION

In addition to the technical documentation and TDP review package which will be made available to the Contractor by ESA for the various design reviews, specific deliveries of documentation must occur to the time scales given in Table 4 to allow the performance of the TDP accommodation tasks aligned with Alphasat satellite development phases;

Item	Title	Submission	Use	Comment
P1	Interface Control Document	****	Approval By Contractor	Initial will be used as input to initial design and collect the outcome of all TDP related meetings. Final will be the frozen ICD for the programme.

P2	Test Plan	****	Review	Used as input to finalise satellite test plan

P3	User Manual	****	Review	To prepare TDPs integration (mechanical electrical & functional)

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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P4	Operation Manual • TDP operating procedures • TM/TC database • TM calibration data	****	Review	As inputs to satellite operation manual – TDPs section

Table 4 – TDP Documentation Schedule

Acceptance of these documents shall be at Contractors discretion.

3.12. TDP IN – ORBIT TEST

The Contractor shall assist Inmarsat during TDPs IOT by providing expert assistance for switch on, reconfiguration, contingency operations and troubleshooting. The scope of this support shall be defined in an Operational Support Plan to be agreed long term by ESA, Inmarsat and Contractor[Inmarsat internal note – assume that this is the case by way written – not just Inmarsat / Astrium agreement].

3.13. TDP OPERATIONS PROCEDURES

The Contractor shall review the operational requirements and procedures defined for the TDP, by the TDP suppliers, and confirm compatibility with the Alphasat satellite. The Contractor shall incorporate these agreed requirements into the overall operations scenario and associated operations plans, manuals and Flight Operations Procedures.

The Contractor is expecting a reasonable (about 10) number of Flight Operation Procedures (FOPs) to be required for TDP1 (as defined in AD01). ESA will provide Inmarsat and the Contractor with FOP inputs in the format defined by the Contractor. The FOPs will be provided to Inmarsat by the Contractor in the same format as those associated to XL payload and spacecraft.

3.14. TDP IN ORBIT OPERATIONS

Inmarsat is responsible for the operation of the TDPs in accordance with the agreed TDP FOP during the first three years in orbit.

During the first three (3) years of operational life the Contractor shall also support the TDP operations by providing expert assistance for contingency operations and troubleshooting. The scope of this support shall be defined in an Operational Support Plan to be agreed long term by all parties.

The Contractor will prepare the TDP FOPs from the TDP operational inputs provided by ESA in the format to be agreed and recorded in the TDP ICDs in the TDP ICD consolidation exercise described in detail in section 3.3. As part of the satellite operators training, a dedicated session will be run by the Contractor to cover the Alphasat spacecraft operational aspects related to the TDPs. The Contractor has no responsibility on the operational performance of the TDPs as defined by their respective mission requirements.

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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APPENDIX 1. ****

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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